Exhibit 99.1

2025

Management Information Circular

T115
T106

ENBRIDGE
Natural Gas for Vehicles
ENBRIDGE
Natural Gas for Vehicles

ENBRIDGE

Safe.Reliable.Affordable.
All the Above

 Contents

At Enbridge, we safely connect millions of people to the energy they rely on every day, fueling quality of life through our North American natural gas, oil and renewable power networks and our growing European offshore wind portfolio. We’re investing in modern energy delivery infrastructure to sustain access to secure, affordable energy and building on more than a century of operating conventional energy infrastructure and two decades of experience in renewable power to advance new technologies, including hydrogen, renewable natural gas, and carbon capture and storage. Headquartered in Calgary, Alberta, Enbridge’s common shares trade under the symbol ENB on the Toronto (“TSX”) and New York (“NYSE”) stock exchanges. To learn more, visit us at enbridge.com.

Electronic delivery: We encourage you to sign up for electronic delivery of all future proxy materials. Registered shareholders may also sign up for electronic delivery of financial reports.

Registered shareholders can go to investorcentre.com/enbridge, select “Canada (English)” or “Canada (Français)” at the top right corner of the page (if that geographical selection does not auto-populate); then click on “Receive Documents Electronically”; choose “Enbridge Inc.” from the dropdown list; enter your Holder Account Number that appears on your form of proxy; enter your postal code (if you are a Canadian resident) or your Family or Company Name (if you are not a resident of Canada); and click “NEXT” at the bottom of the page; under “Communication Preferences”, enter your email address; and then make selections for the documents you wish to receive electronically.

Non-registered shareholders (beneficial owners) can go to investordelivery.com using the control number found on your voting instruction form or to proxyvote.com where you can click on “Delivery Settings” and follow the instructions.

2 Executive Summary
11 About the Meeting
36 Corporate Governance
67 Executive Compensation
111 Appendices

    Management Information Circular Date: March 4, 2025

    Annual meeting of shareholders to be held May 7, 2025

Letter to shareholders

Dear fellow shareholders,

2024 was a tremendous year for Enbridge, with strong operational performance and steady growth across all of our businesses, driving record financial results. With a strengthening share price, our total shareholder return of 37% reinforces our goal to be the first-choice energy delivery company for our stakeholders and the first choice for investors.

On the strength of last year, we begin 2025 resilient, focused and optimistic. Demand for energy continues to grow – data centers, artificial intelligence and the resurgence of North American manufacturing are adding to this demand. With growing energy demand comes recognition of the critical role of energy infrastructure in moving energy from where it’s produced to where it’s needed – and accelerating momentum to get infrastructure built, safely and responsibly.

While tariffs create some uncertainty and threats, our asset reach across the continent allows us to successfully manage any disruptions. We are providing advice to governments and customers on how to keep North America’s energy superiority and its powerful energy bridge between the United States, Canada and Mexico.

Sustaining North America’s energy and economic prosperity will require all forms of energy. When it comes to delivering “all of the above”, Enbridge is uniquely positioned to provide affordable and reliable energy to the millions of people who count on us every day.

Meeting the energy needs of tomorrow today

Again in 2024, Enbridge delivered projects to meet the growing need for oil, natural gas and renewable power, while also navigating permitting and regulatory approval challenges in both Canada and the U.S.

Here are some highlights from across our core businesses:

Liquids Pipelines: Our Mainline system remained full, delivering an average of over three million barrels per day (“bpd”). We saw opportunities with our Gulf Coast export strategy to deliver energy abroad through the Enbridge Ingleside Energy Center, including a single-day volume record of 2.6 million barrels and an average monthly record of 1.2 million bpd. We closed the acquisition of additional marine docks and land adjacent to Ingleside to allow for future growth opportunities and optimize existing dock capacity. We also sanctioned a 120,000 bpd expansion of the Gray Oak pipeline, which is connected to Ingleside and contributes nicely to building out our integrated export strategy in the Permian and Gulf Coast.

Gas Transmission and Midstream: We continued to connect new supply to key demand centers. This included entering a joint venture with WhiteWater/I Squared Capital and MPLX to develop, construct, own and operate pipelines and storage assets connecting the Permian with growing liquefied natural gas (“LNG”) and Gulf Coast demand. We acquired a 15% interest in the Delaware Basin Residue system, which extends our natural gas value chain deeper into the Permian and is a key supply source for the Whistler pipeline owned by the joint venture with WhiteWater/ I Squared Capital and MPLX. We also reached a final investment decision on the Tennessee Ridgeline Expansion project which will supply gas to the Tennessee Valley Authority’s new gas fired generation plant, replacing the existing coal-fired generation plant and underlining the criticality of natural gas in supporting a lower-carbon future. Finally, our Aspen Point expansion project in British Columbia received approval from the Canada Energy Regulator and we anticipate starting construction in the second quarter of 2025.

Gas Distribution and Storage: We successfully closed on our acquisition of three U.S. natural gas utilities from Dominion Energy, securing our position as the largest natural gas utility in North America with nearly seven million residential and business customers. The closings of Enbridge

Enbridge Inc. 2025 Management Information Circular

Gas Ohio, Enbridge Gas Utah, Wyoming and Idaho, and Enbridge Gas North Carolina were completed within 13 months following the acquisition announcement – a significant achievement that our Team impressively executed. Continued success with integration of the new utilities positions us for ongoing safe and efficient operations and paves the way for future value-focused growth.

Renewable Power Generation: Our Power business announced nearly two gigawatts (gross) of solar and wind projects in North America. This includes the 577-megawatt (“MW”) Fox Squirrel Solar project in Ohio going into operation, with Amazon contracting 100% of the energy produced, the 130-MW Orange Grove Solar project in Texas that is under construction, with AT&T contracting the power, and the 815-MW Sequoia Solar project also in Texas, with power purchased by AT&T and Toyota. In France, the 497-MW Fécamp offshore wind project and the 24-MW Provence Grand Large floating offshore wind project went into operation.

Our success is underscored by our financial discipline, which allows us to predictably grow our business every year. We exceeded the midpoint of our 2024 financial guidance on both earnings before interest, taxes, depreciation and amortization (“EBITDA”) and distributable cash flow (“DCF”) per share. We deployed over $1 billion of investment capacity towards tuck-in acquisitions and sanctioned another $8 billion of attractive, organic projects, increasing our secured portfolio to $26 billion.

Underscoring the resilience and predictability in our business, Enbridge announced 2025 guidance highlighted by a 3% dividend increase, our 30th consecutive annual boost. We also announced 2025 EBITDA guidance of

$19.4 billion to $20 billion, a 9% increase compared to the midpoint of 2024’s recast guidance.1

Optimism for the future

Looking ahead, we believe there is great optimism and opportunity in the energy industry.

As we like to say, you can’t run a full-time economy on part-time energy. All the energy we deliver—oil, natural gas and renewable power—will be critical to ensuring energy security, reliability and affordability.

It’s not just what we do, but how. Our values of Safety, Integrity, Respect, Inclusion and High Performance guide every decision made at Enbridge. Safety is, and always will be, our highest priority. Despite having good, in some cases record, results in many areas of safety and reliability, in 2024 we experienced incidents in our gas distribution business resulting in fatalities. These incidents have deepened our resolve to do everything possible to prevent events like this in the future.

Earning the trust of the communities where we live and work remains core to our approach. From our day-to-day operations, to development, design and construction of new projects, we are committed to meaningful engagement. We remain deeply committed to Indigenous economic reconciliation, continuing to work with communities to secure equity partnerships.

Enbridge’s long-term strategy centers on the need for a diversified business model that can succeed in all market cycles. Our integrated asset base means we have the scale, connectivity and business crossover to provide our customers with a suite of options that meet their needs for reliability while helping achieve emissions reductions targets. This crossover is particularly evident in Texas, Ohio and Ontario, where all four of our business units have strategic assets.

We are truly an “all of the above” energy company positioned to support the growing need for secure and affordable energy while navigating changing and dynamic macro conditions.

Oil: By leveraging our existing oil footprint, we can optimize existing pipelines and deliver incremental capacity for Canadian and U.S. producers in a phased and cost-effective manner, while also supporting international exports. This approach meets the needs of our customers while minimizing impacts to stakeholders, communities and the environment.

Natural gas: Our extensive natural gas network means we can provide first-choice service for customers in North America and export markets as well. With gas and power demand continuing to rise, Enbridge is ideally situated for new demand opportunities, as our gas footprint is within 80 kilometers/ 50 miles of approximately 45% of all gas-fired generation in North America today. Whether it be expansions of our system to connect domestic supply to the growing demand for LNG, storage optimizations, residential or industrial customer expansions or data center interconnections, we can deliver winning solutions through safe, reliable and efficient operations and development.

Renewables: Energy from renewable sources has been an integral part of Enbridge’s business mix for over two decades, and we’ve projected 3.1 gigawatts (net) of North American onshore opportunities through to 2030. With a disciplined investment approach, we source wind and solar projects with long-term contracts and seek investment-grade

[1]	EBITDA, DCF and DCF per share are non-GAAP measures; these measures are defined and reconciled in the Non-GAAP and other financial measures section of Appendix B.

Enbridge Inc. 2025 Management Information Circular

customers who want to work with us because of our size, scale, balance sheet and project deliverability.

Each of Enbridge’s businesses is working to bridge to a cleaner energy future through our investments in lower-carbon energies such as renewable natural gas, hydrogen and carbon capture and storage. We’re collaborating with partners to extend our capabilities and leveraging technology and our own assets to further our opportunity set.

As we grow the Company, we will continue to position Enbridge as your first-choice investment opportunity by providing solid shareholder returns with our disciplined capital allocation approach that maintains a strong, flexible balance sheet.

Governance

Our Company is guided by highly experienced business leaders on our Board of Directors whose diverse expertise and backgrounds provide valuable insights and perspectives to our management team.

In 2024, we announced the appointment of Douglas L. Foshee as a Director of Enbridge, effective January 1, 2025. With more than 40 years of energy experience and executive roles with El Paso Corporation, Halliburton Company and Nuevo Energy, Doug is an excellent addition to our group.

Thank you

Success in 2024 would not have been possible without the dedication of our Enbridge Team. Our over 16,000 employees and contractors are keenly focused on achieving our vision to provide energy in a planet-friendly way, everywhere people need it. From Toronto to Tampa, Calgary to Charlotte, Houston to Halifax and overseas, we thank our entire team.

We are also grateful to our loyal customers and will continue to work hard to be your first-choice energy partner. And of course, thank you to our shareholders for your continued trust in Enbridge. An investment in Enbridge is an investment in a positive future.

Sincerely,

Greg Ebel	Pamela Carter

President & Chief	Chair, Board of Directors
Executive Officer

Thank you, Pamela

This coming May, at our annual meeting of shareholders, Pamela Carter will retire from the Enbridge Board. Since 2017, Pamela has been a guiding force for the Company helping navigate many business challenges and opportunities, including serving as Chair as we completed a CEO succession and continued to advance and deliver on our growth strategies and aspirations.

She has been honored for her work, including receiving the Sandra Day O’Connor Board Excellence Award in 2018 for her commitment to board excellence and diversity, and being named by Savoy Magazine as one of the 2021 Most Influential Black Corporate Directors.

On behalf of the management team at Enbridge, thank you, Pamela, for your commitment and counsel over the past eight years and for all your service in the energy industry over the decades in executive management, public office and as a corporate board leader.

On March 10, 2025, the Board appointed Steven W. Williams as Chair of the Board, effective immediately following conclusion of the annual meeting of shareholders, subject to election to the Board by the shareholders. Steve brings incredible experience and insights to the Board Chair role given his past executive positions in the energy sector and his various past and present board roles with public companies.

Enbridge Inc. 2025 Management Information Circular

     Notice of 2025 annual meeting of shareholders

       Dear shareholder,

We invite you to Enbridge’s 2025 annual meeting of shareholders (the “Meeting”).

When May 7, 2025 1:30 p.m. (Mountain Time) (“MT”)

Where Virtual Meeting via live audio webcast online at https://meetings.lumiconnect.com/400-324-235-700, password “enbridge2025” (case sensitive), Meeting ID: 400-324-235-700

Materials

We will be mailing a notice of 2025 annual meeting and notice of availability of meeting materials to our shareholders on or about March 21, 2025. We are providing online access to our management information circular and annual report at this website: enbridge.com/ investment-center/notice-and-access.

Items of business
• To receive the audited consolidated financial statements and the report of the auditors thereon for the year ended December 31, 2024.

• Items to vote on:

1	Election of directors

Election of the 12 director nominees identified in the management information circular to serve as directors until the close of the next annual meeting of shareholders.

Refer to the management information circular, pages 17-33.

2	Appointment of auditors

Appointment of PricewaterhouseCoopers LLP as independent auditors of the Company and authorize the directors to fix their remuneration.

Refer to the management information circular, pages 33-34.

3	Advisory vote on executive compensation (say on pay)

Non-binding advisory vote to accept our approach to executive compensation as disclosed in the management information circular.

Refer to the management information circular, pages 34-35

•	To consider such other matters as may properly be brought before the Meeting or any adjournment or postponement thereof.

Your vote is important

If you are a shareholder of record of Enbridge Inc. common shares at the close of business on March 12, 2025, you are entitled to receive notice of, attend and vote your common shares at the Meeting.

This year, the Company is holding the Meeting virtually, via live audio webcast. Registered shareholders and duly appointed proxyholders will be able to attend the Meeting, ask questions and vote, all in real time, provided they are connected to the internet and comply with all requirements set out in the management information circular. Beneficial owners who have not duly appointed themselves as proxyholder will be able to attend the Meeting as guests but will not be able to ask questions or vote at the Meeting. Please refer to the management information circular for detailed instructions on how to attend, ask questions and vote at the Meeting.

A shareholder who wishes to appoint a person other than the management nominees (including a beneficial owner who wishes to appoint themselves) must carefully follow the instructions in the management information circular and on their form of proxy or voting instruction form, as applicable.

The Board of Directors has approved the contents of the management information circular and has authorized us to send it to you. Please read the management information circular to learn more about the Meeting, our director nominees and our executive compensation and governance practices.

By order of the Board of Directors,

/s/ David Taniguchi

David Taniguchi

Vice President, Legal & Corporate Secretary

Calgary, Alberta

March 4, 2025

About this Management Information Circular

This management information circular (the “Circular”), including all appendices hereto, is being furnished to shareholders and investors in connection with the solicitation of proxies by or on behalf of management of Enbridge Inc. (“Enbridge”) for use at the annual meeting of Enbridge shareholders (the “Meeting”), to be held on May 7, 2025 at 1:30 p.m. Mountain Time (“MT”), or at any adjournment(s) or postponement(s) thereof, for the purposes set out in the notice of Meeting. The representations contained in this Circular are intended exclusively for shareholders and investors for use at the Meeting and are not representations made to the public or consumers for the purposes of marketing and promotion.

The Meeting will be held virtually, conducted via live audio webcast. A summary of the information shareholders will need to attend the Meeting online is provided in the “About the Meeting” section of this Circular.

Enbridge is a “foreign private issuer” pursuant to applicable U.S. securities laws and is therefore exempt from the proxy rules under the U.S. Securities Exchange Act of 1934, as amended (“Exchange Act”). Accordingly, this Circular has been prepared in compliance with Canadian securities law and regulations. In addition, as a foreign private issuer, we are permitted to follow home country practice instead of certain governance requirements set out in the NYSE rules, provided we disclose any significant differences between our governance practices and those required by the NYSE. Further information regarding those differences is available on our website (enbridge.com).

In this Circular, unless indicated otherwise or the context otherwise requires:

•	“you” and “your” mean holders of common shares of Enbridge (“Enbridge shares” or “common shares”);

•	“we”, “us”, “our”, “the Company” and “Enbridge” mean Enbridge Inc.;

•	“Board of Directors” or “Board” means the Board of Directors of Enbridge Inc.;
•	all dollar amounts are in Canadian dollars (“C$” or “$”) unless stated otherwise; and

•	US$ means United States of America (“U.S.”) dollars.

Unless stated otherwise, information in this Circular is given as of March 4, 2025 (the date of the Circular).

Information contained on or otherwise accessible through Enbridge’s website or other websites, though referenced herein, does not form part of and is not incorporated by reference into this Circular.

This Circular includes information and data related to Enbridge’s sustainability goals and related activities, including statements about the environmental benefits of our business activities and effects of our business on climate change, which are informed by well-recognized (and continually evolving) methodologies, standards, frameworks and recommendations. Enbridge’s sustainability goals and related activities, commitments and plans, and associated information and data, involve forward-looking information and are based on a variety of assumptions, estimates, judgments, risks, and uncertainties. The achievement of our sustainability goals and related commitments will depend on the collective efforts and actions across a wide range of stakeholders, and the development of technologies, all of which are largely outside of our control, and there can be no assurance that they will be achieved. Our sustainability goals and pathways for reducing our operational emissions over time continue to evolve and may need to be restated, modified, or recalibrated as available data improves, as standards, methodologies, metrics and measurements mature, and as legislation, regulations, policies, and stakeholder sentiment evolve.

This Circular contains forward-looking information or forward-looking statements. Please see the forward looking information section of Appendix B.

Enbridge Inc. 2025 Management Information Circular	1

2 Executive Summary

3	Items of business

6	About us

7	Tomorrow is on

8	2024 performance highlights

9	2024 sustainability highlights

10	Awards and recognition

Executive Summary

Executive summary

ITEM 1	Election of directors	Board recommendation

Our Board strives to maintain an appropriate balance of tenure, characteristics, talents, skills and expertise to provide sound and prudent guidance with respect to the Company’s strategy, operations and interests.

FOR each nominee
See page 17 for more information

Our board composition at a glance

5 of 12
directors

42% members of visible minorities[1]

5 of 12
women
directors

42% women

Two committee chairs are women

65 years average age

2
4
6
<60
60 – 65
>65

3.93 years average tenure of current directors

50% U.S.
50% Canada
residency

5 of 5
committees
independent

Board composition reflects director nominees standing for election, as of the date of this Circular. For more information, see the director nominee profiles at pages 18 to 29.

[1] Defined in the *Employment Equity Act*, S.C. 1995, c. 44 as persons, other than Indigenous peoples, who are non-Caucasian in race or non-white in colour.

Board governance principles

Accountability

Strong Board and committee oversight and risk management practices

Independence

11 of 12 independent directors, including Board Chair; separate Chair and CEO

Inclusion

Variety of experience, perspectives and skills

Transparency

Robust financial and sustainability reporting aligned with SASB, GRI and TCFD

Corporate governance highlights

•	Statement on Business Conduct and Ethics and Compliance Program and policies

•	Robust risk oversight by Board and Board committees, including sustainability and cybersecurity

•	Share ownership guidelines for directors and executives

•	Board orientation/education program
•	Annual Board, committee and director evaluation process

•	Compensation risk management practices, including Insider Trading Guidelines (with prohibition on hedging) and clawback policies

•	No dual class share structure

•	Inclusion policies for directors and senior management

Enbridge Inc. 2025 Management Information Circular	3

Director nominees

>

Left to right: Douglas L. Foshee, Susan M. Cunningham, Gaurdie E. Banister Jr., Manjit Minhas, Stephen S. Poloz, Theresa B.Y. Jang, Gregory L. Ebel, Steven W. Williams, S. Jane Rowe, Jason B. Few, Teresa S. Madden, Mayank (Mike) M. Ashar

Name	Director since	Principal occupation	Independent	Committee service

Mayank (Mike) M. Ashar	2021	Corporate Director	Yes	GC, HRCC

Gaurdie E. Banister Jr.	2021	CEO and founder of Different Points of View	Yes	AFRC, SRC*

Susan M. Cunningham	2019	Corporate Director	Yes	SC*, HRCC

Gregory L. Ebel (President & CEO)	2017	President & CEO of Enbridge	No	–

Jason B. Few	2022	President & CEO, FuelCell Energy, Inc.	Yes	AFRC, SC

Douglas L. Foshee	2025	Owner and founder of Sallyport Investments	Yes	HRCC, SRC

Theresa B.Y. Jang	2024	Corporate Director	Yes	AFRC, SC

Teresa S. Madden	2019	Corporate Director	Yes	AFRC*, GC

Manjit Minhas	2023	CEO and co-founder of Minhas Brewery, Distillery and Winery	Yes	SC, SRC

Stephen S. Poloz	2020	Corporate Director	Yes	GC*, SRC

S. Jane Rowe	2021	Corporate Director	Yes	GC, HRCC

Steven W. Williams	2022	Corporate Director	Yes	HRCC*, SRC

*	Committee Chair	HRCC	Human Resources and Compensation Committee
AFRC	Audit, Finance and Risk Committee	SC	Sustainability Committee
GC	Governance Committee	SRC	Safety and Reliability Committee

4	Enbridge Inc. 2025 Management Information Circular

Executive Summary

ITEM 2	Appointment of our auditor	Board recommendation

The Board, on the recommendation of the Audit, Finance and Risk Committee, recommends that you vote for PricewaterhouseCoopers LLP (“PwC”) to be reappointed as auditor and that you authorize the directors to fix their remuneration. PwC is an independent auditor within the meaning of applicable Canadian and U.S. securities rules.

FOR this resolution
See page 33 for more information

ITEM 3	Advisory vote on executive compensation (say on pay)	Board recommendation

Enbridge provides shareholders with the opportunity to vote on a non-binding advisory resolution to accept our approach to executive compensation, as disclosed in this Circular, commonly known as “say on pay”. The Board believes that the Company’s approach to executive compensation is fair and balanced and creates incentives that are well-aligned with shareholder interests in the long term.

FOR this resolution
See page 34 for more information

Compensation philosophy

Enbridge’s approach to executive compensation is governed by the Human Resources and Compensation Committee (“HRC Committee”) and approved by the Board. A rigorous pay-for-performance philosophy is embedded in our compensation programs and designed to align with the interests of Enbridge shareholders and other stakeholders, through five main objectives:

Weighting the majority of the long-term incentive target mix with performance stock units aligns to our compensation philosophy and motivates leadership to focus on delivering strategic priorities over the long-term.

Our short-term incentive plan (“STIP”) awards are designed to drive collective outcomes across the business. In 2024, the HRC Committee approved the shift to one company scorecard shared by all employees, with certain variability of business unit financial performance. This approach simplifies and streamlines the process of goal setting and measurement and tracking of performance, while increasing alignment, teamwork and collaboration across the organization.

Performance is foundational to Enbridge’s executive compensation design and reflects our ongoing focus on driving sustainable growth and creating long-term value for our shareholders.

89% of the target compensation mix for the President & CEO was “at risk” in 2024 and payout is not guaranteed

Enbridge Inc. 2025 Management Information Circular	5

About us

Liquids pipelines	Natural gas pipelines	Natural gas utilities	Renewable power

• 29,104 km/18,085 mi. of pipe	• 113,542* km/70,552* mi. of pipe	• 178,002 km/110,606 mi. of pipe	• 37 renewable power facilities

• Moving ~5.8 million barrels/day	• Moving ~24.6 Bcf/day	• Delivering energy for more than 175 years	• 6,612 MW generating capacity

Transports ~30% of crude oil produced in North America	Delivers ~20% of the natural gas consumed in the U.S.	Delivering to 7 million customers in Canada and the U.S.	Committed more than US$8 billion (C$12 billion) since 2002

*	Includes DCP Midstream assets

Delivering on our strategic priorities

Safety and Operational Reliability	Extend Growth	Maintain Financial Strength and Flexibility	Disciplined Capital Allocation	Participate in Energy Transition Over Time

Each year, we follow a comprehensive approach to strategic planning, through analyzing energy fundamentals, competitor positioning and evolving customer needs. We look for opportunities to enhance and maximize value—and we regularly conduct scenario and resiliency analysis on both our assets and business strategy. Management regularly engages with the Board of Directors to ensure alignment and maintain active oversight.

We remain confident in our balanced growth strategy and expect to continue to invest in our diversified footprint of both conventional businesses and complementary lower-carbon platforms. This includes capitalizing on North American electrification trends, largely driven by the data center build-out, where we can provide integrated customer solutions.

To learn more, visit enbridge.com/strategy.

Growing global energy demand will require all forms of energy for decades. Enbridge’s diversified business mix is ideally positioned to continue to deliver the energy that fuels quality of life.

6	Enbridge Inc. 2025 Management Information Circular

Executive Summary

Tomorrow is on

Tomorrow is on at Enbridge as we pursue our vision To provide energy in a more planet-friendly way, everywhere people need it.	Driven by our mission To be a first-choice energy delivery company in North America and beyond—for our customers, communities, investors, regulators and policymakers, and employees.	Guided by our values

First choice for natural gas distribution in North America

•  Enbridge closed the acquisition of three premier U.S. natural gas utilities at historically attractive valuations:

•  East Ohio Gas Company on March 6, 2024

•  Questar Gas Company on May 31, 2024

•  Public Service Company of North Carolina on September 30, 2024

•  The assets we acquired are ‘must- have’ infrastructure for providing safe, reliable and affordable energy and are positioned to support the rising need for North American electric power demand from AI data centers, coal-to-gas switching and onshoring.

•  We now operate the largest natural gas utility in North America delivering approximately 9.3 billion cubic feet of natural gas per day to over 7 million customers.

•  The closing of all three transactions in approximately one year demonstrates Enbridge’s experience and expertise, and integration is well underway.

•  The acquisitions are expected to support both Enbridge’s growth profile and longevity of our growing dividend for years to come.

Enbridge Inc. 2025 Management Information Circular	7

2024 performance highlights

In 2024, we exceeded our financial guidance range for EBITDA and delivered another year of record financial results. This growth has been supported by the acquisition of three premier U.S. gas utilities, new natural gas transmission and renewable projects placed into service, and high utilization of our assets. Enbridge is committed to providing first-choice long-term shareholder returns through sustainable annual dividend increases and visible earnings and cash flow growth.

Strong financial results

EBITDA growth[1,2]	DCF/share growth[1,2]	Total shareholder return
(2022 - 2024)

Totalshareholder return for 2024 was 37%

[1]	Increase shown as compound annual growth rate.
[2]	EBITDA, DCF and DCF per share are non-GAAP measures; these measures are defined and reconciled in the Non-GAAP and other financial measures section of Appendix B.

Safety and Operational Reliability • Exceeded targets for Total Recordable Incident Frequency and process safety performance • Executed integrity and maintenance programs	Maintain Financial Strength and Flexibility • Target Debt-to-EBITDA range of 4.5x to 5.0x • Investment grade credit ratings

Extending Growth Through Disciplined Capital Allocation

•  Closed the $19 billion acquisition of three premier U.S. gas utilities adding high-quality earnings and cash flow and visible rate base growth for years

•  Extended growth by placing $5 billion of projects into service and adding $8 billion of secured growth to the backlog in 2024

•  Announced ~$1 billion of tuck-in acquisitions

Participate in Energy Transition Over Time

•  6.6GW of renewable generation capacity (operating and under construction)

•  Investing in carbon capture and storage infrastructure in Alberta and Louisiana and piloting hydrogen blending in Ontario

8	Enbridge Inc. 2025 Management Information Circular

Executive Summary

2024 sustainability highlights

environment	social	governance

•  Our acquisition of landfill gas-to- renewable natural gas (“RNG”) facilities marked a significant step for Enbridge into collecting gas produced by landfills that would otherwise be released into the atmosphere

•  Placed ~400 MW of renewable power into service in France and the U.S., delivering lower-emissions electricity

•  Proposed Seven Stars Energy Project in Saskatchewan, a 200-MW wind project to provide renewable electricity to the SaskPower grid

•  Completed 12 of 22 commitments in our Indigenous Reconciliation Action Plan

•  Invested $28 M in more than 4,377 organizations across North America

•  Held the first ever, enterprise-wide employee resource group (“ERG”) week, resulting in an increase in ERG membership of 45% and serving to expand the active engagement of our employee base in fostering our culture of inclusion

•  New Board Chair in 2025, following the retirement of Pamela L. Carter

•  Board composition reflects a variety of skills, experience, and perspectives, which positions the Board, as a group, to effectively oversee the Company’s strategic priorities

•  Established an Indigenous Advisory Group (“IAG”) to provide insights to the Board and Executive Management; the Board met with the IAG in 2024

•  Board engagement with employees through ERGs in 2024, including a fireside chat with Women@Enbridge and a conversation with EDGE

Our sustainability journey

Enbridge Inc. 2025 Management Information Circular	9

Awards and recognition

Canada's Top 100 Employers 2025 — Industry-leading employers that offer exceptional workplaces.

Alberta's Top 85 Employers 2025 — Recognizing industry leaders offering exceptional places to work.

2024 sustainability ratings and rankings

- Score of A- for Climate from CDP (as of 2024)
- Received a B rating on ISS ESG Corporate Rating; scored in the 1st decile in our industry (as of 2024)
- Received an MSCI ESG Rating of AA (as of 2024)
- Included in the Dow Jones Best-in-Class North America Index and in S&P Global's Sustainability Yearbook 2025, and received the Industry Mover distinction

CDP Discloser 2024

S&P Global
Enbridge Inc.
Oil & Gas Storage & Transportation
Sustainability Yearbook Member
Corporate Sustainability Assessment (CSA) 2024
62/100

S&P Global
Enbridge Inc.
Oil & Gas Storage & Transportation
Industry Mover
Corporate Sustainability Assessment (CSA) 2024
62/100

Corporate ESG Performance Prime — Rated by ISS ESG

MSCI ESG Ratings: AA

Disclaimer Statement: The use by Enbridge Inc. of any MSCI ESG Research LLC or its affiliates (“MSCI”) data, and the use of MSCI logos, trademarks, service marks or index names herein, do not constitute a sponsorship, endorsement, recommendation or promotion of Enbridge Inc. by MSCI. MSCI services and data are the property of MSCI or its information providers, and are provided “as is” and without warranty. MSCI names and logos are trademarks or service marks of MSCI.

10	Enbridge Inc. 2025 Management Information Circular

11 About the Meeting

12	Meeting information

13	Voting information

17	Business of the meeting

17	Item 1: Election of directors

17	Director nominee profiles

32	Mix of skills and experience

33	Item 2: Appointment of auditors

34	Item 3: Advisory vote on executive compensation

About the Meeting

Meeting information

Meeting date, time and location

May 7, 2025, at 1:30 p.m. MT

Virtual Meeting via live audio webcast online at

https://meetings.lumiconnect.com/400-324-235-700, password “enbridge2025” (case sensitive), Meeting ID: 400-324-235-700.

Quorum

We need a quorum to hold the Meeting and transact business, which is at least three persons holding, or representing by proxy, at least 25% of the total number of issued and outstanding Enbridge shares. If you submit a properly executed form of proxy or voting instruction form – or vote by telephone or the internet, you will be considered part of the quorum.

How do I attend and participate at the Meeting?

We are holding the Meeting virtually, conducted via live audio webcast.

Login instructions for the virtual Meeting

•	Log in online at https://meetings.lumiconnect.com/400-324-235-700 at least 15 minutes before the Meeting start time

•	click “Login” and then enter your control number located on your form of proxy or your Username (see below) and Password “enbridge2025” (case sensitive).

 OR

•	click “Guest” and then complete the online form.

Registered shareholders and duly appointed proxyholders will be able to attend the Meeting, ask questions and vote, all in real time, provided they are connected to the internet and comply with all requirements set out in this Circular.

You must remain connected to the internet at all times during the Meeting in order to vote at the appropriate time. You should allow ample time to check into the Meeting online and complete the related procedures. Please refer to our virtual meeting user guide for instructions for logging into and participating in the Meeting, including a list of compatible web browsers and contact information for technical support. This guide will be available on sedarplus.ca and on our website at enbridge.com/investment-center/notice-and-access.

Registered Shareholders: Registered shareholders can log into the Meeting online by entering the control number located on their form of proxy, and the password “enbridge2025” (case sensitive).

Beneficial Owners: Beneficial owners may appoint a proxyholder (including themselves), as outlined on page 15 under “Appointment of a third party as proxy”. Duly appointed proxyholders will receive a Username and can log into the Meeting online by entering this Username and the password “enbridge2025” (case sensitive). Beneficial owners who have not duly appointed themselves as proxyholder will be able to attend the Meeting as guests but will not be able to ask questions or vote at the Meeting.

Guidelines for the Meeting

•	This year, the meeting will take place virtually, which allows shareholders to participate in the Meeting regardless of their geographic location. Shareholders and guests will be able to participate online using their smartphone, tablet or computer.

•	Any registered shareholder or duly appointed proxyholder who logs in at the virtual Meeting will have the opportunity to ask questions and vote in real time when voting commences.

•	Shareholders are encouraged to vote by proxy prior to the Meeting by following the instructions on their form of proxy or voting instruction form. Shareholders who have voted in advance of the Meeting and do not wish to change their vote do not need to vote again during the Meeting.

•	Voting at the Meeting will be conducted by virtual ballot.

•	Questions or comments can be submitted throughout the Meeting using the “Messaging” tab of the online platform. Type your question in the box at the top of the screen and click the send arrow. To ask a question verbally, type in your phone number and subject and click the send arrow so you can be dialed in to the conference.

•	Questions that relate to a specific motion must indicate which motion they relate to at the start of the question (e.g., “Directors”) and must be submitted prior to voting on the motion so they can be addressed at the appropriate time during the Meeting.

12	Enbridge Inc. 2025 Management Information Circular

About the Meeting

•	If questions do not indicate which motion they relate to or are received after voting on the motion, they will be addressed during the general question and answer session, after the formal business of the meeting and the CEO’s remarks.

•	Shareholders may submit questions in advance of the Meeting by email to CorporateSecretary@enbridge.com, indicating in the subject line that the question is related to the Meeting.

•	Written questions or comments will be read or summarized by a representative of Enbridge, after which the Chair or CEO will respond or direct the question to the appropriate person to respond.

•	If several questions relate to the same or very similar topic, we may group the questions and state that we have received similar questions.

•	Questions received during the meeting, together with the Company’s response, will be posted on the “Investors” page of the our website (enbridge.com/investment-centre/dashboard) as soon as practical after the meeting.

•	An audio recording of the Meeting with real time captioning for the hearing impaired, will be made available on our website at enbridge.com/investment-center/events-and-presentations, under “2025 Annual Meeting of Shareholders”.

These guidelines may vary from time to time depending on logistics and with a view to following best practices in governance. A representative of Enbridge will provide an overview of these guidelines at the Meeting before the Meeting is called to order.

Delivery of meeting materials

As permitted by Canadian securities regulators, we are using notice-and-access to deliver the Circular and our annual report on Form 10-K for the fiscal year ended December 31, 2024 (the “2024 Annual Report”) to registered shareholders and beneficial owners.

This means that we will post the Circular and 2024 Annual Report online for our shareholders to access electronically. Notice-and-access is a more environmentally friendly and cost-effective way to distribute these materials, as it reduces printing, paper and postage.

You will receive a package in the mail with a Notice of 2025 Annual Meeting and Notice of Availability of Meeting Materials (“Notice”). The Notice will outline the matters to be addressed at the Meeting and explain how to access the Circular and 2024 Annual Report online, how to request a paper copy, and how to return your proxy or voting instructions. You will also receive a virtual meeting user guide and a form of proxy or voting instruction form, as applicable, so you can vote your shares.

We will also mail a paper copy of the Circular and/or 2024 Annual Report to beneficial owners who requested to receive one. All applicable meeting materials will be forwarded to beneficial shareholders at Enbridge’s expense.

Voting information

Please carefully read this section, as it contains important information regarding how to vote your Enbridge shares. Registered shareholders will receive a form of proxy and beneficial owners will receive a voting instruction form.

Who can attend the Meeting and vote?

The Board has fixed March 12, 2025 as the record date for the purpose of determining shareholders entitled to receive the notice of Meeting and to vote at the Meeting (or any adjournment or postponement thereof). Holders of common shares as of 5:00 p.m. (Eastern Time) on the record date are entitled to vote at the Meeting.

Our authorized share capital consists of an unlimited number of common shares and an unlimited number of preference shares, issuable in series. Each holder of common shares is entitled to one vote for each common share held. Preference shares do not have voting rights.

Who is soliciting my proxy?

Management of Enbridge is soliciting your proxy in connection with this Circular and the Meeting. The Company has retained Sodali & Co to assist in communications with shareholders, solicit proxies, and provide related advice and support. In connection with these services, Sodali & Co is expected to receive a fee from Enbridge not to exceed $45,000 plus reasonable out-of-pocket expenses. Proxies may be solicited by mail, in person, by telephone or electronically.

If you have any questions or require more information regarding the procedures for voting your shares, you can contact Sodali & Co by telephone at 1-888-999-2717 toll free in North America (1-289-695-3075 by collect call) or by email at assistance@investor.sodali.com.

Enbridge employees may also contact you by any of these methods to encourage you to vote. Enbridge will bear the entire cost of this solicitation, and our employees do not receive a commission or any other form of compensation for it.

Voting recommendations

The Board recommends that you vote:

•	FOR the election of each of the 12 director nominees

•	FOR the appointment of the auditors and authorize the directors to fix their remuneration

•	FOR the non-binding advisory resolution to accept our approach to executive compensation (say on pay)

Enbridge Inc. 2025 Management Information Circular	13

Voting by Enbridge proxyholders and exercise of discretion

If you appoint Gregory L. Ebel, our President and Chief Executive Officer (“President & CEO”), and Pamela L. Carter, our Board Chair (the “Enbridge proxyholders”) to act and vote on your behalf at the Meeting, as provided in the form of proxy or voting instruction form, but do not indicate how you want to vote your common shares, the Enbridge proxyholders will vote as the Board of Directors recommends (as set out on the previous page under “Voting recommendations”).

The form of proxy or voting instruction form also confers discretionary authority on the person(s) named to vote on any amendment or variation to the matters identified in the notice of Meeting and on any other matter properly coming before the Meeting. As of the date of this Circular, management is not aware of any such amendment, variation or other matter. If, however, any such amendment, variation or other matter properly comes before the Meeting, proxies will be voted at the discretion of the person(s) named on the form of proxy or voting instruction form. If you appoint a proxyholder other than the Enbridge proxyholders, please make them aware and ensure they attend the Meeting for your vote to count.

What is the difference between a registered shareholder and a beneficial owner?

You are a registered shareholder if your common shares are registered directly in your name with our transfer agent, Computershare Trust Company of Canada (“Computershare” or “Transfer Agent”). You may hold your common shares in the form of a physical share certificate or through the direct registration system (“DRS”) on the records of the Transfer Agent in electronic form.

You are a non-registered shareholder (or beneficial owner) if your bank, trust company, securities broker, trustee or other financial institution (your nominee) holds your common shares for you in a nominee account. This means you do not have a physical share certificate and do not hold through the DRS on the records of our Transfer Agent in electronic form. Instead, your common shares are recorded on the nominee’s electronic system.

What does it mean if I receive more than one Notice, form of proxy or voting instruction form?

If you receive more than one Notice, form of proxy or voting instruction form, it means that you hold shares in multiple accounts with the Transfer Agent, brokers or other nominees. The voting process is different for registered shareholders and beneficial owners. Please follow the instructions carefully and vote or provide voting instructions for all of the common shares you own.

How to vote

Enbridge shareholders may vote by proxy before the Meeting or vote at the Meeting, as described below.

1. Voting by proxy before the Meeting

You may vote before the Meeting by completing your form of proxy or voting instruction form in accordance with the instructions provided. Voting by proxy is the easiest way to vote. It means you are giving someone else (called your “proxyholder”) the authority to attend the Meeting and vote on your behalf. The vast majority of shareholders vote by proxy in advance of the Meeting, and we encourage you to do so.

Gregory L. Ebel, our President & CEO, and Pamela L. Carter, our Board Chair, have agreed to act as the Enbridge proxyholders. Proxyholders must vote your common shares according to your instructions, including on any ballot that may be called. If there are changes to the items of business or new items properly come before the Meeting, a proxyholder can vote at their discretion. You can appoint someone else to be your proxyholder. This person does not need to be a shareholder. See “Appointment of a third party as proxy” on page 15.

Registered Shareholders: Registered shareholders will receive a Notice containing instructions on how to access the Meeting materials and a form of proxy outlining the three ways for registered shareholders to vote by proxy before the Meeting:

You may vote on the internet by logging on to the website indicated on the form of proxy (investorvote.com) and following the website prompts. You may also scan the QR code on your form of proxy.

You may vote by calling the toll-free telephone number 1-866-732-8683. You will be prompted to provide your control number printed on the form of proxy. If you vote by telephone, you may not appoint a person as proxyholder other than the Enbridge proxyholders named in the form of proxy.

You may vote by completing, signing and returning the form of proxy in the postage-paid envelope provided.

Proxies, whether submitted through the internet or by telephone or mail as described above, must be received by the Transfer Agent by 1:30 p.m. MT on May 5, 2025. If the Meeting is postponed or adjourned, your instructions must be received not later than 48 hours (excluding Saturdays, Sundays and statutory holidays) before the time the Meeting is reconvened. The time limit for the deposit of proxies may be waived or extended by the chair of the Meeting at their discretion without notice.

14	Enbridge Inc. 2025 Management Information Circular

About the Meeting

For any voting questions, contact Computershare at 1-866-276-9479 (toll free in North America) or 1-514-982-8696 (outside North America).

Beneficial owners: Beneficial owners will receive a Notice and a voting instruction form through their broker or other intermediary. The Notice contains instructions on how to access the Meeting materials and return your voting instructions. You should carefully follow all voting instructions provided by your broker or intermediary to ensure your shares are voted. Brokers or other intermediaries may set deadlines for voting that are further in advance of the Meeting than those set out in this Circular.

Without specific instructions, Canadian brokers and their agents or nominees are prohibited from voting common shares for the broker’s client and U.S. brokers and their agents or nominees are prohibited from voting common shares for the broker’s client with respect to “non-routine” matters, including the election of directors and the non-binding advisory vote on our approach to executive compensation, but may vote such common shares with respect to “routine” matters, including the appointment of an auditor. When a broker is unable to vote on a proposal because it is non-routine and the owner of the common shares does not provide voting instructions, a “broker non-vote” occurs. Broker non-votes have no effect on the vote on such a proposal because they are not considered present and entitled to vote.

For any voting questions, contact your broker, intermediary or nominee.

2. Voting at the Meeting

Registered Shareholders: Registered shareholders may vote at the Meeting by completing a ballot online during the Meeting.

Beneficial owners: If you are a beneficial owner and wish to vote at the Meeting, you must appoint yourself as proxyholder by inserting your own name in the space provided on the voting instruction form sent to you (if permitted) and must follow all applicable instructions provided by your intermediary.

Beneficial owners who have not duly appointed themselves as proxyholder will not be able to vote at the Meeting. This is because the Company and our Transfer Agent do not have a record of the non-registered shareholders of the Company, and, as a result, will have no knowledge of your shareholdings or entitlement to vote unless you appoint yourself as proxyholder.

Appointment of a third party as proxy

The following applies to shareholders who wish to appoint someone other than the Enbridge proxyholders as their proxyholder to attend and participate at the Meeting and vote their shares. This includes beneficial owners who wish to appoint themselves as proxyholder. Failure to complete both Step 1 and Step 2 will result in the proxyholder not being able to ask questions and vote at the Meeting and being able to attend as a guest only.

Step 1

•	Submit your form of proxy or voting instruction form: To appoint someone other than the Enbridge proxyholders as proxyholder, insert that person’s name in the space provided in the form of proxy or voting instruction form (if permitted) and follow the instructions for submitting the form of proxy or voting instruction form. This must be completed before moving to step 2 (registering your proxyholder).

•	Beneficial owners: If you are a beneficial owner and wish to participate or vote at the Meeting, you must insert your own name in the space provided on the voting instruction form and follow all applicable instructions provided by your intermediary. You must also register yourself as your proxyholder, as described in Step 2. By doing so, you are instructing your intermediary to appoint you as proxyholder.

•	Beneficial owners located in the United States: In addition to the steps described on page 12 under “How do I attend and participate at the Meeting?”, you must obtain a valid legal proxy from your intermediary. Follow the instructions from your intermediary included with the legal proxy form and the voting information form sent to you. If you did not receive a legal proxy form, contact your intermediary to request one. After obtaining a valid legal proxy from your intermediary, you must then submit such legal proxy to Computershare via e-mail or by courier to: uslegalproxy@computershare.com or Computershare, Attention: Proxy Dept., 8th Floor, 100 University Avenue, Toronto, ON M5J 2Y1, Canada. In either case, your request must be labeled “Legal Proxy” and received no later than the voting deadline of 1:30 p.m. MT on May 5, 2025.

Step 2

•	Register your proxyholder: To register a third party proxyholder, shareholders must visit computershare.com/EnbridgeAGM by 1:30 p.m. MT on May 5, 2025 and provide Computershare with the required proxyholder contact information so that Computershare can provide the proxyholder with a Username via email. Without a Username, proxyholders will not be able to ask questions and vote at the Meeting and will only be able to attend as a guest.

Enbridge Inc. 2025 Management Information Circular	15

How can I change or revoke my vote?

Registered shareholders: You may change a vote you made by proxy by voting again, in advance of the deadline, using any of the available means described on page 14 under “Voting by proxy before the Meeting”. Your new instructions will revoke your earlier instructions.

If you have followed the process for attending and voting at the Meeting online, voting at the Meeting online will revoke your previous proxy.

If you are a registered shareholder and voted by proxy, you can also revoke your voting instructions by:

•	sending us a notice in writing (from you or a person authorized to sign on your behalf). We must receive it by 5 p.m. MT on May 6, 2025, or by 5:00 p.m. MT on the business day before the Meeting is reconvened if it was postponed or adjourned. Send your notice to the Corporate Secretary, Enbridge Inc., 200, 425-1st Street SW, Calgary, Alberta, T2P 3L8 or by email at CorporateSecretary@enbridge.com; or

•	any other manner permitted by law.

Beneficial owners: Contact your broker or nominee to find out how to change or revoke your voting instructions and the timing requirements for doing so. Intermediaries may set deadlines for the receipt of revocation notices that are further in advance of the Meeting than those set out in this Circular; accordingly, any revocation should be completed well in advance of the deadline outlined in the voting instruction form to ensure it is given effect at the Meeting.

What is the voting deadline?

If voting by proxy before the Meeting, your proxy must be received by 1:30 p.m. MT on May 5, 2025, regardless of the voting method you choose. If the Meeting is postponed or adjourned, your instructions must be received not later than 48 hours (excluding, Saturdays, Sundays and statutory holidays) before the time the Meeting is reconvened. The time limit for the deposit of proxies may be waived or extended by the chair of the Meeting at their discretion without notice.

The Company reminds shareholders that only the most recently dated voting instructions will be counted and any prior dated instructions will be disregarded.

Employee savings plan voting information

If you participate in any Enbridge employees savings plan and have Enbridge shares under such plan, you have the right to provide voting directions to the applicable third-party administrator for those Enbridge shares. Enbridge shares held by plan participants will be voted in accordance with the instructions received from the plan participant. If you elect not to provide voting directions to the applicable third-party administrator, the Enbridge shares that you beneficially own under the applicable plan will not be voted.

Please note – plan participants will have an earlier voting deadline so that the voting instructions from plan participants can be processed in time to allow the applicable third-party administrator to vote before the proxy cut-off of 1:30 p.m. MT on May 5, 2025. Please refer to your voting instruction form for details of the cut-off applicable to each plan.

How will votes be tabulated?

Proxies will be counted and tabulated by the Transfer Agent. Proxies will be submitted to management where they contain comments clearly intended for management or to meet legal requirements.

How do I contact the Transfer Agent?

Registered shareholders may contact Computershare, our Transfer Agent, at 1-866-276-9479 (toll free in North America) or 1-514-982-8696 (outside North America), with any voting questions.

16	Enbridge Inc. 2025 Management Information Circular

About the Meeting

Business of the Meeting

Financial statements

Our audited consolidated financial statements for the year ended December 31, 2024, and the report of the auditors thereon will be placed before the shareholders at the Meeting. You can view, download or request a copy of our 2024 Annual Report (which includes the financial statements) by following the instructions on the Notice. You can also view or download a copy from our website (enbridge.com), or you can request a copy from our Investor Relations department using the contact information on page 53. The 2024 Annual Report is also available at sedarplus.ca.

ITEM 1: Election of directors

Shareholders elect directors to the Board for a term of one year, expiring at the end of the next annual meeting. Shareholders will be asked to elect 12 directors at the Meeting. 12 of our 13 current directors are nominated for re-election. Pursuant to our director tenure policy, as set out in our Governance Principles and Guidelines (“Governance Guidelines”), Ms. Carter, our current Board Chair, will retire at the end of the Meeting and will not stand for re-election, as she will have reached the age of 75.

All of the directors standing for election are independent except for Gregory L. Ebel, our President & CEO.

You may vote for all 12 of the director nominees, vote for some and against others, or vote against all of them. Unless you instruct otherwise, the Enbridge proxyholders will vote “FOR” each of the director nominees.

As of the date of this Circular, the Company has received no notice of any other proposed director nominees. Any such nominations would need to be made in accordance with our Advance Notice By-Law as described on page 37 of this Circular.

Vote required for approval:

The director nominees receiving votes cast in their favour that represent a majority of the votes duly cast for and against them at the Meeting will be elected to the Board.

The Board recommends that shareholders vote “FOR” the election of each nominee set forth below, to hold office until the close of the next annual meeting of shareholders or until their respective successors have been elected.

Majority voting for directors

In accordance with and subject to the Canada Business Corporations Act (“CBCA”), directors stand for election each year at the annual meeting of shareholders, and a separate vote of shareholders is taken with respect to each candidate nominated for director. If there is only one candidate nominated for each position available on the Board (an uncontested election), each candidate is elected only if the number of votes cast in their favour represents a majority of the votes cast for and against them by the shareholders who are present in person or represented by proxy at the meeting. Unelected incumbent directors who fail to achieve a majority vote may continue in office until the earlier of: (a) the 90th day after the election; and (b) the day on which their successor is appointed or elected. Majority voting will not apply in the case of a contested election of directors, in which case the directors will be elected by a plurality of votes of the shares represented in person or by proxy at the meeting and voted on the election of directors.

Nominees for election to the Board

Director nominee profiles

The profiles that follow provide information about the director nominees, including their backgrounds, experience, current directorships, Enbridge shares and deferred share units held and the Board committees they sit on. Additional information about the skills and experience of our director nominees can be found on page 32. There is no familial relationship between any of the current or nominated directors or our executive officers.

Enbridge Inc. 2025 Management Information Circular	17

Q

Which Enbridge facility visit over the past year has enhanced your perspective of Enbridge, and how?

A

“This past year, I had the opportunity to visit the Enbridge Ingleside Energy Center – the largest crude oil export terminal by volume in North America. This visit highlighted the key strategic role that the Ingleside Terminal plays in connecting North American energy to international markets. I also had the opportunity to tour the Edmonton Terminal, the starting point of our Liquids Pipelines Mainline, and the Control Centre, which provided a first-hand opportunity to see the people and technologies it takes to operate our systems safely and reliably every day. These boots-on-the ground interactions enhance our understanding of Enbridge’s business and help the Board exercise its stewardship role.”

Mayank (Mike) M. Ashar
Age 69 Calgary, Alberta, Canada Independent		Director since July 29, 2021 Latest date of retirement: May 2030	2024 annual meeting votes for: 97.30%

Mr. Ashar has been Principal at Bison Refining and Trading LLC since 2018. He was previously an Advisor at Reliance Industries Limited from 2016 to 2018 and an Executive Director, Managing Director and Chief Executive Officer of Cairn Energy India Ltd. from 2014 to 2016. Prior to that, Mr. Ashar served as President of Irving Oil Ltd. from 2008 to 2013. He held various senior leadership positions at Suncor Energy Inc. from 1987 to 2008. Mr. Ashar holds a Master of Business Administration, Bachelor of Arts, Master of Engineering and a Bachelor of Science from the University of Toronto. Mr. Ashar is a member of the Institute of Corporate Directors.

Enbridge Board/Board committee memberships				Meeting attendance[1]
Board of Directors			5 out of 5	100%
Governance			4 out of 4	100%
Human Resources and Compensation			4 out of 4	100%
Total			13 out of 13	100%
Enbridge shares and DSUs held[2]
	Enbridge shares	DSUs[3]	Total market value of Enbridge shares & DSUs[4]	Minimum required[5]
	64,000	29,397	$5,616,896	$1,359,099
Other board/board committee memberships[6]
N/A
Former US-listed company directorships (last 5 years)
Teck Resources Ltd.

18	Enbridge Inc. 2025 Management Information Circular

About the Meeting

Q

What do you think is a key risk for the Company and how is the Board working with management to proactively manage that risk?

A

“One of the key risks for the Company is ensuring safety and reliability across our operations. The Board of Directors takes this risk very seriously and our Safety and Reliability Committee works closely with management to help the Board understand this risk at a deep level and ensure we have the appropriate management systems in place. By maintaining a strong safety culture and a disciplined approach to risk mitigation, the Board and management work together to ensure that safety and reliability remain foundational to our success and growth.”

Gaurdie E. Banister
Age 67 Houston, Texas, USA Independent		Director since November 4, 2021 Latest date of retirement: May 2033	2024 annual meeting votes for: 97.62%

Mr. Banister is the founder and CEO of Different Points of View, a private firm that provides advisory services in the areas of leadership and safety. He served as President & CEO of Aera Energy LLC, an oil and gas exploration and production company jointly owned by Shell Oil Company and ExxonMobil from 2007 until his retirement in 2015. Prior to that, Mr. Banister held various senior leadership positions at Shell from 1980 to 2007. Mr. Banister holds a Bachelor of Science in Metallurgical Engineering from the South Dakota School of Mines and Technology. In February 2023, Mr. Banister was recognized as one of the Top 25 Black Board Members in the U.S. by BoardProspects.

Enbridge Board/Board committee memberships				Meeting attendance[1]
Board of Directors			5 out of 5	100%
Audit, Finance and Risk			4 out of 4	100%
Safety and Reliability (Chair)			4 out of 4	100%
Total			13 out of 13	100%
Enbridge shares and DSUs held[2]
	Enbridge shares	DSUs[3]	Total market value of Enbridge shares & DSUs[4]	Minimum required[5]
	24,245	15,501	$2,390,324	$1,359,099
Other board/board committee memberships[6]
Public[6]
Dow, Inc. (public materials science company)			• Director • Member, compensation and leadership development committee and the health, safety, environment & technology committee
Private[6]
Russell Reynolds Associates (leadership advisory and search firm)			• Chair • Member, compensation committee
Former US-listed company directorships (last 5 years)
Tyson Foods

Enbridge Inc. 2025 Management Information Circular	19

Q

In what notable ways has the Board evolved over your tenure as a director?

A

“We’ve had significant Board refreshment over the past several years – we are now more diverse in gender, ethnicity, experience and age, which has really helped to bring new perspectives and energy to the Board. And as our strategy has evolved, so too has the skillset of the directors that serve on the Board, including incorporating expertise in areas such as energy transition, public policy and regulation, and cybersecurity. By continuously updating our skills and knowledge, we ensure that the Board remains well-equipped to provide effective oversight and strategic guidance for the Company.”

Susan M. Cunningham
Age 69 Houston, Texas, USA Independent		Director since February 13, 2019 Latest date of retirement: May 2031	2024 annual meeting votes for: 96.95%

Ms. Cunningham was an Advisor for Darcy Partners from 2017 until 2019. From 2014 to 2017, Ms. Cunningham was Executive Vice President, EHSR (Environment, Health, Safety, Regulatory) and New Frontiers (global exploration, new ventures, geoscience and business innovation) at Noble Energy, Inc. From 2001 to 2013, she held various senior management roles with Noble Energy, Inc. Prior thereto, Ms. Cunningham held positions with Texaco U.S.A., Statoil Energy, Inc. and Amoco Corporation. Ms. Cunningham holds a Bachelor of Arts in Geology and Geography from McMaster University, is a graduate of Rice University’s Executive Management Program, and is an executive coach. She was also Chair of the OTC (Offshore Technology Conference) from 2010 to 2011.

Enbridge Board/Board committee memberships				Meeting attendance[1]
Board of Directors			5 out of 5	100%
Sustainability (Chair)			4 out of 4	100%
Human Resources and Compensation			4 out of 4	100%
Total			13 out of 13	100%
Enbridge shares and DSUs held[2]
	Enbridge shares	DSUs[3]	Total market value of Enbridge shares & DSUs[4]	Minimum required[5]
	3,502	30,686	$2,056,066	$1,359,099
Other board/board committee memberships[6]
Public[6]
Chord Energy Corporation (formerly known as Whiting Petroleum Corporation) (oil and gas exploration and production)			• Chair
Former US-listed company directorships (last 5 years)
Oil Search Limited

20	Enbridge Inc. 2025 Management Information Circular

About the Meeting

Q

What action is the Company taking to increase shareholder value?

A

“We are committed to being a first-choice investment opportunity today and into the future. Enbridge’s business model is designed to succeed and deliver reliable cash flow in all market cycles. In 2024, we announced our 30th consecutive annual increase to the common share dividend – and consistent dividend growth remains an important component of our investor value proposition, underpinning our dividend aristocrat status. We’re positioned to grow our business well into the future – and our balance sheet strength helps to ensure we can optimize shareholder returns.”

Gregory L. Ebel
Age 60 Houston, Texas, USA Not Independent		Director since February 27, 2017 Latest date of retirement: May 2039	2024 annual meeting votes for: 96.09%

Mr. Ebel was appointed as President and Chief Executive Officer of Enbridge on Jan. 1, 2023, and continues to sit as a member of the Board of Directors. Mr. Ebel was Chair of the Board from 2017 to 2022. He served as Chairman, President and CEO of Spectra Energy from 2009 until 2017. Prior to that time, Mr. Ebel served as Spectra Energy’s Group Executive and Chief Financial Officer beginning in 2007. He served as President of Union Gas Limited from 2005 until 2007, and Vice President, Investor & Shareholder Relations of Duke Energy Corporation from 2002 until 2005. Mr. Ebel joined Duke Energy in 2002 as Managing Director of Mergers and Acquisitions in connection with Duke Energy’s acquisition of Westcoast Energy Inc. Mr. Ebel holds a Bachelor of Arts (Honours) from York University and is a graduate of the Advanced Management Program at the Harvard Business School. Mr. Ebel has earned the CERT Certificate in Cybersecurity Oversight. This certificate was developed by NACD, Ridge Global, and Carnegie Mellon University’s CERT division.

Enbridge Board/Board committee memberships[7]				Meeting attendance[1]
Board of Directors			5 out of 5	100%
Enbridge shares and DSUs held[2]
	Enbridge shares	DSUs[3]	Total market value of Enbridge shares (excluding stock options)[4]	Minimum required[8]
	672,484	58,778	$43,978,097	N/A
Other board/board committee memberships[6]
Public[6]
The Mosaic Company (public producer and marketer of concentrated phosphate and potash)			• Chair of the Board • Member, audit committee and corporate governance and nominating committee
Former US-listed company directorships (last 5 years)
Baker Hughes Company

Enbridge Inc. 2025 Management Information Circular	21

Q

What action is the Board taking to lead the Company through the energy transition?

A

“Enbridge has a long history of sustainability and innovation. To be resilient and thrive through the energy transition, Enbridge must continue to be adaptable – constantly evolving to meet the needs of our stakeholders. By engaging in year-round strategic planning and fundamentals, the Board is directly involved in driving sustainability practices and positioning the Company to support the energy transition.

Part of this is ensuring that our Board members possess the necessary expertise to navigate this complex landscape. For example, as President & CEO of a fuel cell company, I can bring those insights and perspectives to our Board.”

Jason B. Few
Age 58 Westport, Connecticut, USA Independent	Director since May 4, 2022 Latest date of retirement: May 2041	2024 annual meeting votes for: 97.55%

Mr. Few is President & CEO of FuelCell Energy, Inc., a global leader in manufacturing stationary fuel cell energy platforms for decarbonizing power and producing hydrogen. FuelCell Energy’s purpose is to enable a world empowered by clean energy. For more than 35 years, Mr. Few has been a business leader, entrepreneur, and technology leader across various industries. He is also the founder and senior managing partner of BJF Partners, LLC, a privately held strategic transformation consulting firm, where he has served since 2016. Mr. Few has worked at the intersection of transformation across technology and energy for Global Fortune 500, small/midcap, and privately held energy, technology, and telecommunication firms, including NRG/Reliant, Continuum Energy, Motorola, AT&T, and Sustayn Analytics L.L.C. Mr. Few holds a Master of Business Administration from Northwestern University’s J.L. Kellogg School of Management, and a Bachelor of Business Administration (Computer Systems in Business) from Ohio University School of Business.

Enbridge Board/Board committee memberships			Meeting attendance[1]
Board of Directors		5 out of 5	100%
Audit, Finance and Risk		4 out of 4	100%
Sustainability		4 out of 4	100%
Safety and Reliability[9]		2 out of 2	100%
Total		15 out of 15	100%
Enbridge shares and DSUs held[2]
Enbridge shares	DSUs[3]	Total market value of Enbridge shares & DSUs[4]	Minimum required[5]
–	11,404	$685,837	$1,359,099
Other board/board committee memberships[6]
Public[6]
FuelCell Energy, Inc. (molten carbonate fuel cell technology company)		• Director • Chair, executive committee
Private6
Atlantic Aviation (flight support and ground handling services company)		• Director • Member, ESG committee
Former US-listed company directorships (last 5 years)
Marathon Oil Corporation

22	Enbridge Inc. 2025 Management Information Circular

About the Meeting

Q

What interested you most about joining the Enbridge Board of Directors?

A

“What interested me most about joining the Board is Enbridge’s unwavering commitment to safety, integrity, respect, and inclusion. These values resonate deeply with my own professional principles and experiences. With over 40 years in the energy industry, I have always prioritized these principles in my work. Additionally, Enbridge’s strategic vision and leadership in the energy sector are impressive. The Company’s focus on sustainability, innovation, and growth in both traditional and renewable energy sources present exciting opportunities. I look forward to working with my fellow Board members and the management team to navigate the challenges and opportunities ahead, and to help drive Enbridge’s strategic priorities forward.”

Douglas L. Foshee
Age 65 Houston, Texas, USA Independent	Director since January 1, 2025 Latest date of retirement: May 2035

Mr. Foshee is the owner and founder of Sallyport Investments, a family office investing in private equity and venture capital. He has more than 40 years of energy industry experience, including as Chair, President and CEO of El Paso Corporation from 2003 to 2012, as Chief Financial Officer and then Chief Operations Officer of Halliburton Company from 2001 to 2003, and as Chair, President and CEO of Nuevo Energy from 1996-2001. Mr. Foshee holds a Master of Business Administration (Finance and Public Administration) from Rice University and a Bachelor of Business Administration from Texas State University.

Enbridge Board/Board committee memberships			Meeting attendance[1]
Board of Directors[10]			N/A
Human Resources and Compensation[10]
Safety and Reliability[10]
Enbridge shares and DSUs held[2]
Enbridge shares	DSUs[3]	Total market value of Enbridge shares & DSUs[4]	Minimum required[5]
5,000	–	300,700	$1,359,099
Other board/board committee memberships[6]
Private
Combined Arms (organization delivering innovative SaaS technology that optimizes connection to resources, improving the quality of life for veterans and military families)		• Chair
Former US-listed company directorships (last 5 years)
Marathon Oil Corporation

Enbridge Inc. 2025 Management Information Circular	23

Q

How did the new director orientation enhance your understanding of the Company?

A

“I joined the Enbridge Board in May of last year and was impressed with Enbridge’s director orientation program. I had the opportunity to meet with the Chair of the Board, the President & CEO, and various senior management members. These discussions provided valuable insights into the Company’s strategic priorities and operational challenges. Overall, the orientation program was comprehensive and tailored to my individual needs and areas of interest, allowing me to quickly get up to speed and contribute effectively to the Board’s oversight and strategic guidance.”

Theresa B.Y. Jang
Age 60 Calgary, Alberta, Canada Independent	Director since May 8, 2024 Latest date of retirement: May 2040	2024 annual meeting votes for: 99.56%

Ms. Jang served as Executive Vice President and Chief Financial Officer for Stantec Inc., a top-tier global engineering and design firm, from 2019 until her retirement in 2024. Prior thereto, Ms. Jang spent more than 25 years in the North American energy infrastructure sector, including serving as Senior Vice President and Chief Financial Officer for Veresen Inc. from 2014 to 2017. From 2006 to 2014, Ms. Jang held various financial leadership roles with Veresen. Prior thereto, Ms. Jang held positions with TransCanada Corporation (now TC Energy Corporation). Ms. Jang holds a Bachelor of Commerce (Accounting) from the University of Calgary and is a Fellow of the Chartered Professional Accountants. Ms. Jang was named as one of Canada’s Top 100 Most Powerful Women by the Women’s Executive Network in 2022. In 2024, she was inducted into the Hall of Fame by IR Magazine, awarded CFO of the year by Environmental Financial Consulting Group, and was named one of Canada’s Best Executives by The Globe and Mail Report on Business.

Enbridge Board/Board committee memberships			Meeting attendance[1]
Board of Directors[11]		3 out of 3	100%
Audit, Finance and Risk[11]		2 out of 2	100%
Sustainability[11]		2 out of 2	100%
Total		7 out of 7	100%
Enbridge shares and DSUs held[2]
Enbridge shares	DSUs[3]	Total market value of Enbridge shares & DSUs[4]	Minimum required[5]
16,516	4,872	$1,286,274	$1,359,099
Other board/board committee memberships[6]
Private[6]
STARS Air Ambulance (non-profit organization that provides emergency medical transport across Western Canada)		• Director • Chair, audit committee

24	Enbridge Inc. 2025 Management Information Circular

About the Meeting

Q

What was your most memorable interaction with Enbridge employees over the past year, and what value did it bring in your role as a director?

A

“One of my most memorable interactions with Enbridge employees over the past year was participating in the fireside chat hosted by Women@Enbridge, alongside my fellow Board member, Susan Cunningham. This event provided a unique opportunity to engage with a diverse group of employees and discuss our career journeys, views on success, and strategies for overcoming challenges. The fireside chat was not only an inspiring experience but also incredibly valuable in my role as a director – it allowed me to gain deeper insights into the perspectives and aspirations of our employees. Hearing their stories and understanding their challenges reinforced the importance of fostering an inclusive and supportive work environment at Enbridge.”

Teresa S. Madden
Age 69 Boulder, Colorado, USA Independent	Director since February 12, 2019 Latest date of retirement: May 2031	2024 annual meeting votes for: 97.08%

Ms. Madden was the Executive Vice President and Chief Financial Officer of Xcel Energy, Inc., an electric and natural gas utility, from 2011 until her retirement in 2016. She joined Xcel in 2003 as Vice President, Finance, Customer & Field Operations and was named Vice President and Controller in 2004. Prior thereto, Ms. Madden served as Controller of Rogue Wave Software, Inc. as well as New Century Energies and Public Service Company of Colorado, predecessor companies of Xcel Energy. Ms. Madden holds a Bachelor of Science in Accounting from Colorado State University and a Master of Business Administration from Regis University. Ms. Madden has earned the CERT Certificate in Cybersecurity Oversight. This certificate was developed by NACD, Ridge Global, and Carnegie Mellon University’s CERT division.

Enbridge Board/Board committee memberships			Meeting attendance[1]
Board of Directors		5 out of 5	100%
Audit, Finance and Risk (Chair)		4 out of 4	100%
Governance		4 out of 4	100%
Total		13 out of 13	100%
Enbridge shares and DSUs held[2]
Enbridge shares	DSUs[3]	Total market value of Enbridge shares & DSUs[4]	Minimum required[5]
5,454	29,277	$2,088,722	$1,359,099
Other board/board committee memberships[6]
Public[6]
The Cooper Companies, Inc. (medical device company)		• Director • Chair, audit committee • Member, organization and compensation committee
Former US-listed company directorships (last 5 years)
Peabody Energy Corp.

Enbridge Inc. 2025 Management Information Circular	25

Q

What was the most

valuable takeaway from the Board’s interactions with the Indigenous Advisory Group (“IAG”) in 2024?

A

“The most valuable takeaway was the profound understanding that “business must move at the speed of trust.” This insight was shared by a member of the IAG during our first in-person meeting, which underscored the importance of building and maintaining strong relationships with Indigenous and Tribal communities. Our meetings with the IAG have provided invaluable cultural guidance and Indigenous perspectives on business decisions that impact our people and communities. Overall, the engagement with the IAG has enriched our understanding of Indigenous perspectives and has reinforced the importance of trust and collaboration in achieving mutually beneficial outcomes.”

Manjit Minhas
Age 44 Calgary, Alberta, Canada Independent	Director since November 28, 2023 Latest date of retirement: May 2056	2024 annual meeting votes for: 99.46%

Ms. Minhas is an entrepreneur and venture capitalist in the liquor industry as CEO and co-founder of Minhas Brewery, Distillery and Winery since 1999. Ms. Minhas has extensive business and entrepreneurial experience in brand development, marketing, sales management and retail negotiation and holds an ESG designation and certification from Competent Boards. Ms. Minhas was appointed as a member of the Council of the Alberta Order of Excellence, effective January 1, 2025.

Enbridge Board/Board committee memberships			Meeting attendance[1]
Board of Directors		5 out of 5	100%
Sustainability		4 out of 4	100%
Safety and Reliability		4 out of 4	100%
Total		13 out of 13	100%
Enbridge shares and DSUs held[2]
Enbridge shares	DSUs[3]	Total market value of Enbridge shares & DSUs[4]	Minimum required[5]
336	4,095	$266,480	$1,359,099
Other board/board committee memberships[6]
Private[6]
ATB Financial (financial institution and Crown corporation wholly owned by the Province of Alberta)		• Director • Member, human resources committee • Member, risk and governance committee
YYC Calgary Airport Authority (not-for-profit, non-share capital corporation responsible for the operation and management of YYC Calgary International Airport)		• Director • Member, audit committee • Member, planning and development committee

26	Enbridge Inc. 2025 Management Information Circular

About the Meeting

Q

What do you view as the hallmarks of a healthy corporate governance framework?

A

“Good governance really hinges on the tone set at the top and the cultivation of a strong, ethical culture. Leaders must demonstrate transparency and accountability, ensuring that these values permeate every level of the organization. By emphasizing clear accountability, proactive risk management, and regular stakeholder engagement, organizations can build a governance structure that not only supports sustainable growth but also enhances trust and credibility with all stakeholders.”

Stephen S. Poloz
Age 69 Ottawa, Ontario, Canada Independent	Director since June 4, 2020 Latest date of retirement: May 2031	2024 annual meeting votes for: 97.60%

Mr. Poloz was Governor of the Bank of Canada from 2013 until his retirement in 2020, in which capacity he served as Chair of the Board of Directors, and on the Board of Directors of the Bank for International Settlements. Prior thereto, Mr. Poloz spent 14 years with Export Development Canada, in various roles including Chief Economist, Head of Lending, and President & Chief Executive Officer. He previously spent five years at BCA Research as managing editor of The International Bank Credit Analyst, and 14 years at the Bank of Canada in economic research and forecasting. He holds a Bachelor of Arts (Honours) in Economics from Queen’s University, and an MA and PhD in Economics from the University of Western Ontario. He is an Honourary Certified International Trade Professional and a graduate of Columbia University’s Senior Executive Program. He is also author of The Next Age of Uncertainty: How the World Can Adapt to a Riskier Future, published by Penguin Random House Canada. In 2024, Mr. Poloz was named an Officer of the Order of Canada.

Enbridge Board/Board committee memberships			Meeting attendance[1]
Board of Directors		5 out of 5	100%
Audit, Finance and Risk[12]		2 out of 2	100%
Governance (Chair)		4 out of 4	100%
Safety and Reliability[12]		2 out of 2	100%
Total		13 out of 13	100%
Enbridge shares and DSUs held[2]
Enbridge shares	DSUs[3]	Total market value of Enbridge shares & DSUs[4]	Minimum required[5]
1,736	28,099	$1,794,277	$1,359,099
Other board/board committee memberships[6]
Public[6]
CGI Inc. (IT and business consulting services company)		• Director • Member, audit and risk management committee

Enbridge Inc. 2025 Management Information Circular	27

Q

There has been significant Board refreshment over the past several years – what does the Board look for when recruiting new directors?

A

“Strong Board refreshment practices ensure we consistently introduce new ideas and expertise, to help guide Enbridge through an evolving energy landscape. When recruiting new directors, the Governance Committee follows a rigorous process to identify candidates who can best advance the Company’s strategic priorities. We believe that having more diverse perspectives in the boardroom leads to more robust dialogue and drives better decisions. The key is to make sure our director recruitment criteria evolve alongside the business strategy and responds to market challenges.”

S. Jane Rowe
Age 65 Toronto, Ontario, Canada Independent	Director since November 4, 2021 Latest date of retirement: May 2034	2024 annual meeting votes for: 97.29%

Ms. Rowe served as Vice Chair, Investments, Ontario Teachers’ Pension Plan from 2020 until her retirement in 2023. From 2019 to 2020, she was Executive Managing Director, Equities, at Ontario Teachers, an independent organization responsible for administering and managing the assets of the Ontario Teachers’ Pension Plan. Prior to that, she was Senior Managing Director, Ontario Teachers’ Private Capital from 2010 to 2019. Ms. Rowe held several executive positions at Scotiabank from 1987 to 2010, including President and Chief Executive Officer of Scotia Mortgage Corporation and Roynat Capital Inc. Ms. Rowe holds a Master of Business Administration from York University, Schulich School of Business and a Bachelor of Commerce (Honours) from Memorial University. Ms. Rowe is a member of the Institute of Corporate Directors.

Enbridge Board/Board committee memberships			Meeting attendance[1]
Board of Directors		5 out of 5	100%
Governance		4 out of 4	100%
Human Resources and Compensation		4 out of 4	100%
Total		13 out of 13	100%
Enbridge shares and DSUs held[2]
Enbridge shares	DSUs[3]	Total market value of Enbridge shares & DSUs[4]	Minimum required[5]
35,903	13,469	$2,969,232	$1,359,099
Other board/board committee memberships[6]
Public[6]
TD Bank Financial Group (Canadian multinational banking and financial services corporation)		• Director • Member, audit committee
Private[6]
CFPT Trustee Inc. (wholly-owned subsidiary of Cadillac Fairview, owner, operator, investor and developer of properties in North America)		• Director • Chair, human resources and compensation committee • Member, governance committee

28	Enbridge Inc. 2025 Management Information Circular

About the Meeting

Q

In your view, what factors are important in a succession planning strategy for the CEO and senior management?

A

“A successful succession planning strategy involves several key factors. It requires a strategic approach aligned with the company’s long-term goals, the development of a strong internal talent pipeline, and regular assessments of potential leaders. The Human Resources and Compensation Committee plays a pivotal role in this process by overseeing executive development, conducting regular assessments of potential leaders, and aligning our practices with industry best standards. This holistic approach positions Enbridge to be well-prepared for future leadership transitions with capable and visionary leaders.”

Steven W. Williams
Age 69 Calgary, Alberta, Canada Independent		Director since May 4, 2022 Latest date of retirement: May 2031	2024 annual meeting votes for: 92.85%

Mr. Williams has more than 40 years of international energy industry experience. He served as Chief Executive Officer of Suncor Energy from 2012 until his retirement in 2019 and as President from 2011 to 2018. Prior to that, Mr. Williams held various senior leadership roles at Suncor and for 18 years at Esso/Exxon. Mr. Williams is one of 12 founding Chief Executive Officers of Canada’s Oil Sands Innovation Alliance and attended the 2015 United Nations Climate Change Conference in Paris as an official member of the Government of Canada delegation. Mr. Williams has a Bachelor of Science (Honours) in chemical engineering from Exeter University and is a Fellow of the Institution of Chemical Engineers. He is also a graduate of the business economics program at Oxford University and the advanced management program at Harvard Business School. Mr. Williams is a member of the Institute of Corporate Directors.

Enbridge Board/Board committee memberships				Meeting attendance[1]
Board of Directors			5 out of 5	100%
Human Resources and Compensation (Chair)			4 out of 4	100%
Safety and Reliability			4 out of 4	100%
Total			13 out of 13	100%
Enbridge shares and DSUs held[2]
	Enbridge shares	DSUs[3]	Total market value of Enbridge shares & DSUs[4]	Minimum required[5]
	32,282	24,026	$3,386,363	$1,359,099
Other board/board committee memberships[6]
Public[6]
Alcoa Inc. (public aluminum manufacturing company)[13]			• Chair of the Board
Smiths Group plc (engineering and technology company)			• Chair of the Board • Chair, nomination and governance committee • Member, remuneration and people committee • Chair, separation oversight committee

[1]  Percentages are rounded to the nearest whole number. Includes all meetings held in 2024.

[2]  Based on information provided by the director nominees and is as at the date of this Circular.

[3] DSUs refer to deferred share units, as defined on page 61.

[4] Total market value = number of common shares and DSUs × closing price of Enbridge shares on the TSX on March 4, 2025 of $60.14, rounded to the nearest dollar.

[5]  Directors must hold at least three times their annual US$315,000 Board retainer in DSUs or Enbridge shares within five years of becoming a director on our Board. Amounts are converted to C$ using US$1 = C$1.4382, the published WM/Reuters 4 pm London exchange rate for December 31, 2024. All current directors meet or exceed this requirement except Mr. Few, Ms. Minhas, Ms. Jang and Mr. Foshee, who have until May 4, 2027, November 28, 2028, May 8, 2029, and January 1, 2030, respectively, to meet this requirement.

[6] Public means a corporation or trust that is a reporting issuer in Canada, a registrant in the U.S., or both, that has publicly listed equity securities. Private means a corporation, trust, or other entity that is not a reporting issuer or registrant.

[7]  Mr. Ebel is not a member of any Board committee, but as a director and President & CEO, he attends their meetings upon request.

[8] As President & CEO, Mr. Ebel is required to hold Enbridge shares equal to eight times his base salary (see page 87).

9 Mr. Few ceased being a member of the Safety and Reliability Committee on May 8, 2024.

10  Mr. Foshee was appointed to the Board on January 1, 2025 and was appointed to the HRC Committee and Safety and Reliability Committee on February 12, 2025.

11  Ms. Jang was appointed to the Board, Audit, Finance and Risk Committee and Sustainability Committee on May 8, 2024.

[12]  Mr. Poloz ceased being a member of the Audit, Finance and Risk Committee and was appointed to the Safety and Reliability Committee on May 8, 2024.

[13]  Mr. Williams is not standing for re-election as a director of Alcoa Inc. at their 2025 Annual Meeting of Stockholders.

Enbridge Inc. 2025 Management Information Circular	29

Retiring director

Pursuant to our director tenure policy, as set out in our Governance Guidelines, Pamela Carter is not standing for re-election as a director of Enbridge and will retire at the end of the Meeting as she will have reached the age of 75. Ms. Carter was appointed as Chair of the Board effective January 1, 2023. and has served as a director since February 27, 2017. She was the Vice President of Cummins Inc. and President of Cummins Distribution Business, a division of Cummins Inc., a designer, manufacturer and marketer of diesel engines and related components and power systems, from 2008 until her retirement in 2015. Ms. Carter joined Cummins Inc. in 1997 as Vice President – General Counsel and Corporate Secretary and held various management positions within Cummins. Prior to joining Cummins Inc., Ms. Carter served in the private practice of law as partner and associate and in various capacities with the State of Indiana, including Parliamentarian in the Indiana House of Representatives, Deputy Chief-of-Staff to Governor Evan Bayh, Executive Assistant for Health Policy and Human Services and Securities Enforcement Attorney for the Office of the Secretary of State. She served as the Attorney General for the State of Indiana from 1993 to 1997 and was the first African American woman to be elected state attorney general in the U.S.

Ms. Carter holds a Bachelor of Arts from the University of Detroit, a Master of Social Work from the University of Michigan, a Doctor of Jurisprudence from McKinney School of Law, Indiana University, and completed the Harvard Kennedy School program, Senior Executives in State and Local Government. Ms. Carter has earned the CERT Certificate in Cybersecurity Oversight. This certificate was developed by NACD, Ridge Global, and Carnegie Mellon University’s CERT division.

Ms. Carter received a 2018 Sandra Day O’Connor Board Excellence Award honouring her for her demonstrated commitment to board excellence and diversity. She also received an award as one of the top 100 board members from NACD in 2018 and top 25 director from Black Enterprise Magazine in 2018. Ms. Carter was named by Savoy Magazine as one of the 2021 Most Influential Black Corporate Directors.

Ms. Carter’s other public company board and committee memberships are as follows:

Public
Hewlett Packard Enterprise Company (public technology company) Broadridge Financial Solutions Inc. (public financial services company)	• Director • Chair, human resources and compensation committee • Member, audit committee • Director • Chair, audit committee • Member, governance and nominating committee

Current Board committee participation

The following table outlines Board committee participation as of the date of this Circular. Each of our Board committees is comprised entirely of independent Board members. Gregory L. Ebel is not a member of any Board committees but attends committee meetings in his capacity as President & CEO.

Audit, Finance and Risk Committee	Sustainability Committee	Governance Committee	Human Resources and Compensation Committee	Safety and Reliability Committee

Teresa S. Madden (Chair)[1]	Susan M. Cunningham (Chair)	Stephen S. Poloz (Chair)	Steven W. Williams (Chair)	Gaurdie E. Banister (Chair)

Gaurdie E. Banister	Jason B. Few	Mayank M. Ashar	Mayank M. Ashar	Douglas L. Foshee

Jason B. Few[1]	Theresa B.Y. Jang	Teresa S. Madden	Susan M. Cunningham	Manjit Minhas

Theresa B.Y. Jang[1]	Manjit Minhas	S. Jane Rowe	Douglas L. Foshee	Stephen S. Poloz

			S. Jane Rowe	Steven W. Williams

[1]

Ms. Madden, Ms. Jang and Mr. Few each qualify as an audit committee financial expert, as defined under the Exchange Act. The Board has also determined that all members of the Audit, Finance and Risk Committee are financially literate, in accordance with Canadian Securities Administrators National Instrument 52-110 — Audit Committees (“NI 52-110”) and the rules of the NYSE.

30	Enbridge Inc. 2025 Management Information Circular

About the Meeting

Board and committee meeting attendance

Total number of Board and Committee meetings held in 2024, together with director attendance, is outlined in the following tables. All current directors attended 100% of all regularly scheduled meetings.

Board/committee	Total number of meetings	Overall attendance

Board	5	100%

Audit, Finance and Risk Committee	4	100%

Sustainability Committee	4	100%

Governance Committee	4	100%

Human Resources and Compensation Committee	4	100%

Safety and Reliability Committee	4	100%

Total	25	100%

			Board committees

	Board (5 meetings)		Audit, Finance and Risk Committee (4 meetings)		Sustainability Committee (4 meetings)		Governance Committee (4 meetings)		Human Resources and Compensation Committee (4 meetings)		Safety and Reliability Committee (4 meetings)

Director	#	%	#	%	#	%	#	%	#	%	#	%

Mayank M. Ashar	5	100					4	100	4	100

Gaurdie E. Banister	5	100	4	100							4	100

Pamela L. Carter (Chair)[1]	5	100			2	100

Susan M. Cunningham	5	100			4	100			4	100

Gregory L. Ebel[2]	5	100

Jason B. Few[3]	5	100	4	100	4	100					2	100

Theresa B.Y. Jang[4]	3	100	2	100	2	100

Teresa S. Madden	5	100	4	100			4	100

Manjit Minhas	5	100			4	100					4	100

Stephen S. Poloz[5]	5	100	2	100			4	100			2	100

S. Jane Rowe	5	100					4	100	4	100

Steven W. Williams	5	100							4	100	4	100

[1]	Ms. Carter ceased being a member of the Sustainability Committee on May 8, 2024. As Chair of the Board, Ms. Carter was invited to attend Board Committee meetings as an ex-officio member.
[2]	Mr. Ebel is not a member of any Board committee, but as a director and President & CEO, he attends Board committee meetings upon request.
[3]	Mr. Few ceased being a member of the Safety and Reliability Committee on May 8, 2024.
[4]	Ms. Jang was elected as a member of the Board at the annual meeting of shareholders and was appointed to the Board, Audit, Finance and Risk Committee and Sustainability Committee on May 8, 2024.
[5]	Mr. Poloz ceased being a member of the Audit, Finance and Risk Committee and was appointed to the Safety and Reliability Committee on May 8, 2024.

Enbridge Inc. 2025 Management Information Circular	31

Mix of skills and experience

We maintain a skills and experience matrix for our directors that we use in our assessment of Board composition and in the recruitment of new directors. The table below indicates each director nominee’s skills and experience, based on self-assessments.

Area

Primary Industry Background

Energy	●	●	●	●	●	●	●	●				●

Utilities		●		●	●	●	●	●				●

Industrial	●	●		●	●	●	●					●

Financial Services				●		●			●	●	●

Functional Experience

Accounting/Finance/Audit/ Economics[1]	●	●	●	●	●	●	●	●		●	●	●

Capital Markets and Mergers & Acquisitions[2]		●	●	●	●	●	●	●			●	●

CEO / Executive Leadership[3]	●	●	●	●	●	●	●	●	●	●	●	●

Energy Transition[4]	●	●	●	●	●	●	●	●				●

ESG, Corporate Social Responsibility & Sustainability[5]	●	●	●	●	●	●	●	●	●	●	●	●

Governance[6]	●	●	●	●	●	●	●	●	●	●	●	●

Government, Policy, Legal & Regulatory[7]	●	●	●	●	●	●		●	●	●	●	●

Health, Safety & Environment[8]	●	●	●	●	●	●		●	●			●

Human Resources / Compensation[9]	●	●	●	●	●	●	●	●	●	●	●	●

Industry – Energy/Midstream/Utilities/ Transportation[10]	●	●	●	●	●	●	●	●				●

International Business[11]	●	●	●	●	●	●	●	●	●	●	●	●

Operations[12]	●	●	●	●	●	●			●	●	●	●

Risk Management[13]	●	●	●	●	●	●	●	●		●	●	●

Strategy and Leading Growth[14]	●	●	●	●	●	●	●	●	●	●	●	●

Information Technology/Cybersecurity[15]		●	●	●	●			●				●

[1]	Experience in financial accounting, reporting and corporate finance with knowledge of internal controls.
[2]	Experience with capital raising transactions and M&A transactions.
[3]	Experience as a CEO, CFO or executive officer of a publicly listed company or major organization.
[4]	Experience with policy, regulations, operations, transactions relating to renewable energy sources, new energy technologies, and climate change.
[5]	Understanding of ESG, corporate social responsibility and sustainability practices and their relevance to corporate success.
[6]	Experience as a board member of a publicly listed company or major organization.
[7]	Experience in, or a strong understanding of, the workings of government and public policy in Canada, U.S. and internationally, legal and regulatory, and in stakeholder engagement or management.
[8]	Thorough understanding of industry regulations and public policy and leading practices of workplace safety, health and the environment.
[9]	Strong understanding of compensation, benefit and pension programs, legislation and agreements, with specific expertise in executive compensation programs.
[10]	Experience in the energy industry (including pipelines), and knowledge of markets, financials, operational issues and regulatory issues.
[11]	Experience working in a major organization with global operations where Enbridge is or may be active.
[12]	Experience overseeing operations as a senior executive with a strong understanding of operating plans and business strategy.
[13]	Experience in risk governance, including oversight of annual review of principal risks or identifying principal risks, or monitoring or implementing a risk management program.
[14]	Experience driving strategic direction and leading growth of an organization.
[15]	Experience in information technology and data security systems.

32	Enbridge Inc. 2025 Management Information Circular

About the Meeting

Compensation committee interlocks and insider participation

During 2024, no two director nominees were members of the same board of directors of another public company.

ITEM 2: Appointment of our auditor

PricewaterhouseCoopers LLP (“PwC”) were last appointed as our auditors at our annual meeting of shareholders, held on May 8, 2024. If PwC are reappointed, they will serve as our auditors until the end of the next annual meeting of shareholders. PwC (formerly Price Waterhouse) have been our auditors since 1992 and have been the auditors for Enbridge Pipelines Inc., our subsidiary, since 1949.

Representatives from PwC are expected to be present at the Meeting, will be available to respond to questions, and will have an opportunity to make a statement if they desire to do so.

The Board, on the recommendation of the Audit, Finance and Risk Committee (“AFRC”), proposes that PwC be reappointed as auditors and recommends that you vote for the appointment of PwC as our auditors and authorize the directors to fix their remuneration. You may vote for the appointment of our auditors or withhold your vote.

PwC is a participating audit firm with the Canadian Public Accountability Board, as required under the Canadian Securities Administrators National Instrument 52-108 – Auditor Oversight.

Auditor independence

Auditor independence is essential to the integrity of our financial statements and PwC has confirmed its status as independent within the meaning of applicable Canadian and U.S. securities rules.

We are subject to Canadian securities regulations, including NI 52-110 and National Policy 58-201 – Corporate Governance Guidelines (“NP 58-201”), the U.S. Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”) and the accounting and corporate governance rules adopted by the U.S. Securities and Exchange Commission (“SEC”) under Sarbanes-Oxley, which specify certain services that external auditors cannot provide.

While we comply with these Canadian and U.S. rules, we believe that some non-audit services, like tax compliance, can be delivered more efficiently and economically by our external auditors. To maintain auditor independence, the AFRC must pre-approve all audit and non-audit services. The AFRC is also responsible for overseeing the audit work performed by PwC.

The AFRC conducts a review of the Company’s audit firm on an annual basis and makes a recommendation to the Board. In 2024, in order to formulate its recommendation to the Board, the AFRC carefully reviewed:

•	the annual engagement letter and audit plan,

•	the scope of work to be provided,

•	the reasonableness of proposed fees, and

•	the qualifications, independence, expertise and performance of the external auditor.

This review includes formal written statements that describe any relationships between the auditors, their affiliates and Enbridge that could affect the auditors’ independence and objectivity. For more information see the Report of the Audit, Finance and Risk Committee on page 53.

The AFRC also ensures that the lead audit partner is replaced after five consecutive years in accordance with applicable professional and regulatory requirements. The Company’s lead audit partner was last replaced following the year ended December 31, 2023.

Pre-approval policies and procedures

The AFRC has adopted a policy that requires pre-approval by the AFRC of any services to be provided by the Company’s external auditors, whether those services are audit or non-audit related. This policy prohibits the Company from engaging the auditors to provide the following non-audit services:

•	bookkeeping or other services related to accounting records and financial statements

•	financial information systems design and implementation

•	appraisal or valuation services, fairness opinions or contribution in kind reports

•	actuarial services

•	internal audit outsourcing services

•	management functions or human resources

•	broker or dealer, investment adviser or investment banking services

•	legal services

•	expert services unrelated to the audit

Enbridge Inc. 2025 Management Information Circular	33

The AFRC has also adopted a policy which prohibits the Company from hiring (as a full time employee, contractor or otherwise) into a financial reporting oversight role any current or former employee or partner of its external auditor who provided audit, review or attestation services in respect of the Company’s financial statements (including financial statements of its reporting issuer subsidiaries and significant investees) during the 12 month period preceding the date of the initiation of the current annual audit.

The policy further prohibits the hiring of a former partner of the Company’s external auditor who receives pension benefits from the firm, unless such pension benefits are of a fixed amount, not dependent upon firm earnings and fully funded. In all cases, the hiring of any partner or employee or former partner or employee of the independent auditor is subject to joint approval by the lead engagement partner and the Company’s Senior Vice President and Chief Accounting Officer.

You can find further information about the roles and responsibilities of the AFRC beginning on page 53.

External auditor services – fees

The following table sets forth all services rendered by the Company’s auditors, by category, together with the corresponding fees billed by the auditors for each category of service for the fiscal years ended December 31, 2024 and 2023.

	2024 (C$)	2023 (C$)	Description of fee category

Audit fees	16,914,000	15,860,000	Represents the aggregate fees for audit services.

Audit-related fees	1,445,000	1,283,000	Represents the aggregate fees for assurance and related services by the Company’s auditors that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not included under “Audit fees”.

Tax fees	1,710,000	1,850,000	Represents the aggregate fees for professional services rendered by the Company’s auditors for tax compliance, tax advice and tax planning.

All other fees	532,000	315,000	Represents the aggregate fees for products and services provided by the Company’s auditors other than those services reported under “Audit fees”, “Audit-related fees” and “Tax fees”.

Total fees	20,601,000	19,308,000

Vote required for approval:

The appointment of PwC as Enbridge’s auditors and authorizing the directors to fix their remuneration requires an affirmative vote of the majority of the votes duly cast at the Meeting.

The Board recommends that shareholders vote “FOR” the appointment of PricewaterhouseCoopers LLP as independent auditors of the Company to hold office until the close of the next annual meeting of shareholders and authorize the directors to fix their remuneration.

ITEM 3: Advisory vote on executive compensation

We are providing shareholders with the opportunity to vote on the non-binding advisory resolution to accept our approach to executive compensation as disclosed in this Circular, commonly known as “say on pay”. As this is an advisory vote, the results will not be binding on the Board. However, when considering the Company’s approach to compensation for our named executive officers (“NEOs”), the Board will consider the results of this vote, together with other shareholder feedback and best practices in compensation and governance.

34	Enbridge Inc. 2025 Management Information Circular

About the Meeting

We ask that, as you consider your vote, you review the Compensation Discussion and Analysis contained in this Circular, beginning on page 68. The Board believes that the executive compensation program that has been implemented achieves the goal of maximizing long-term shareholder value while attracting, motivating and retaining top talent. The Company recognizes that the proper structure of executive compensation is critical to both managing risk and appropriately incentivizing the Company’s NEOs. The Company believes that its approach to executive compensation is fair and balanced and helps ensure that NEOs are well-aligned with shareholder interests over the long term.

We hold advisory votes on our approach to executive compensation at each annual meeting of shareholders. Voting results in the most recent three years are set out in the table below.

Say on Pay	2024	2023	2022

Votes “for”	89.19%	90.75%	90.41%

You will be asked to vote for or against, or you may abstain from voting on, our approach to executive compensation through the following resolution:

BE IT RESOLVED, on an advisory basis and not to diminish the role and responsibilities of the Board of Directors, that the shareholders accept the approach to executive compensation disclosed in Enbridge Inc.’s Management Information Circular dated March 4, 2025 delivered in advance of the 2025 annual meeting of shareholders.

The Board will take the results of this vote into account when it considers future compensation policies and issues. We will also examine the level of shareholder interest and the comments we receive and consider the best approach and timing for soliciting feedback from shareholders on our approach to executive compensation in the future.

Vote required for approval:

In order to be passed, the advisory “say on pay” resolution requires an affirmative vote of the majority of the votes duly cast at the Meeting.

The Board recommends that shareholders vote “FOR” the advisory vote to accept our approach to executive compensation as disclosed in the Management Information Circular.

Proposals for the 2026 meeting

Enbridge is subject to the provisions of the CBCA with respect to shareholder proposals. As provided in the CBCA, simply submitting a shareholder proposal does not guarantee its inclusion in the management information circular.

Shareholder proposals submitted pursuant to applicable provisions of the CBCA that a shareholder intends to present at the annual meeting of shareholders to be held in 2026 (the “2026 meeting”) and wishes to be considered for inclusion in Enbridge’s management information circular for the 2026 meeting must be received within the prescribed period, as outlined in the CBCA and associated regulations, and no later than 5:00 p.m. MT on February 5, 2026. Such proposals must also comply with all applicable provisions of the CBCA and the regulations thereunder. The 2026 meeting is expected to be held in May 2026.

All shareholder proposals must be mailed to our Corporate Secretary at Enbridge Inc., 200, 425 – 1st Street S.W., Calgary, Alberta, Canada, T2P 3L8, or sent by email to CorporateSecretary@enbridge.com, and must be received by the deadline indicated above.

As described in the “Advance Notice By-law” section on page 37, pursuant to Enbridge’s By-law No. 2, if a shareholder intends to nominate a person for election as a director of Enbridge at an annual meeting of shareholders, other than pursuant to a shareholder proposal, such nomination must comply with the procedures set out in the bylaw, including providing timely notice in proper written form.

Other business

As of the date of this Circular, the Board and management are not aware of any other items of business to be brought before the Meeting.

Voting results

We will post the results of this year’s votes and the other items of business on our website (enbridge.com) and on sedarplus.ca and sec.gov following the Meeting.

Enbridge Inc. 2025 Management Information Circular	35

36 Corporate Governance

37	Our governance practices
38	A culture of ethical conduct
40	The role of the Board
42	Oversight of risk
42 43	Oversight of sustainability, ESG, and climate Oversight of cybersecurity, information security and artificial intelligence
46	Independence
46	Serving as a director
49	Board effectiveness
50	Board and workforce inclusion
51	Our approach to our people (human capital management)
51	Sustainability and ESG
52	Shareholder engagement
53	Board committees
61	Director compensation
66	Indebtedness of directors and executive officers
66	Other information

Corporate Governance

Corporate Governance

Our governance practices

At Enbridge, we are committed to strong corporate governance practices, which promote the long-term interests of our shareholders, strengthen our Board and management accountability, and help maintain public trust. See also our “Corporate governance highlights” on page 3.

Regulations, rules and standards

Enbridge is a “foreign private issuer” pursuant to applicable U.S. securities laws. Accordingly, Enbridge is permitted to follow home country practice instead of certain governance requirements set out in the NYSE rules, provided we disclose any significant differences between our governance practices and those required by the NYSE. Further information regarding those differences is available on our website (enbridge.com).

We have a comprehensive system of stewardship and accountability that meets applicable Canadian and U.S. requirements, including:

•	Canadian Securities Administrators NI 52-110, NP 58-201, and National Instrument 58-101 – Disclosure of Corporate Governance Practices

•	requirements of the CBCA

•	the corporate governance guidelines of the NYSE and TSX

Key governance documents

The framework for our corporate governance can be found in our Governance Guidelines, Statement on Business Conduct and in the written terms of reference for our Board, each of the five standing Board committees, the President & CEO, and the Chair of the Board. Our articles and by-laws also set out certain matters that govern our business activities.

The following governance documents are available on our website (enbridge.com):

•	Articles of Continuance and Certificates of Amendment

•	General By-Law No. 1

•	By-law No. 2 (Advance Notice By-Law)

•	Statement on Business Conduct

•	Governance Guidelines

•	Terms of Reference for the Board
•	Terms of Reference for each of the five standing Board Committees

•	Terms of Reference for the Chair of the Board

•	Terms of Reference for the President & CEO

•	Incentive Compensation Clawback Policy

•	Clawback Policy for the Mandatory Recovery of Erroneously Awarded Incentive-Based Compensation

•	Political Contributions Policy

•	Shareholder Rights Plan Agreement (2023)

•	Whistle Blower Policy

Advance Notice By-Law

Enbridge’s By-Law No. 2 sets out advance notice requirements for director nominations (the “Advance Notice By-Law”) and provides guidance to our shareholders, directors and management regarding the nomination of directors. The Advance Notice By-Law is the framework by which the Company seeks to fix a deadline by which shareholders of the Company must submit director nominations to the Company prior to any annual or special meetings of shareholders and sets forth the information that a shareholder must include in the notice to the Company for the notice to be in proper written form. Pursuant to the Advance Notice By-Law, if a shareholder intends to nominate a person for election as a director of Enbridge at the Meeting, other than pursuant to a shareholder proposal, such nominations must comply with the procedures set out in the Advance Notice By-Law, including providing timely notice in proper written form.

To be timely, the nominating shareholder’s notice must be given:

•	in the case of an annual meeting of shareholders, not less than 30 days prior to the date of the meeting (no later than 5:00 p.m. MT on April 7, 2025, in the case of the Meeting); provided, that if the meeting is to be held less than 50 days after the date (the “Notice Date”) on which the first public announcement of the date of the meeting was made, notice shall be not later than the close of business on the 10th day following the Notice Date; and

•	in the case of a special meeting (which is not also an annual meeting) of shareholders called for the purpose of electing directors (whether or not also called for other purposes), not later than the close of business on the 15th day following the day on which the first public announcement of the date of the meeting was made.

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To be in proper written form, a nominating shareholder’s notice must set forth or be accompanied by, as applicable, the information specified in the Advance Notice By-Law regarding both the nominating shareholder and the person whom the nominating shareholder proposes to nominate for election as a director (a “proposed nominee”), as well as the written consent duly signed by the proposed nominee to being named as a nominee for election to the Board and to serve as a director of the Company, if elected. Such notice must be promptly updated and supplemented, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the meeting.

Delivery of the notice pursuant to the Advance Notice By-Law may only be given by personal delivery or email, and shall be deemed to have been given and made only at the time it is served by personal delivery or mail to the Corporate Secretary at: Corporate Secretary, 200, 425-1st Street SW, Calgary, Alberta, Canada, T2P 3L8 or by email to CorporateSecretary@enbridge.com; provided if such delivery or email is made on a day which is not a business day or later than 5:00 p.m. MT on a day which is a business day, then such delivery or electronic communication shall be deemed to have been made on the subsequent day that is a business day.

The chair of the meeting shall have the power and duty to determine whether a nomination was made in accordance with the procedures set forth in the Advance Notice By-Law and, if any proposed nomination is not in compliance therewith, to declare that such defective nomination shall be disregarded. The Board may, in its sole discretion, waive any requirement in the Advance Notice By-Law. A copy of Enbridge’s Advance Notice By-Law is available on our website (enbridge.com).

A culture of ethical conduct

A strong culture of ethical conduct is central to Enbridge. Our Statement on Business Conduct (“SOBC”) is our formal statement of the expectations that apply to all individuals at Enbridge and our subsidiaries, including our directors, officers, employees, and contingent workers, as well as consultants and contractors retained by Enbridge.

The SOBC outlines our expectations in various areas, including:

•	complying with the law, applicable rules and all policies

•	avoiding conflicts of interest, including examples of acceptable forms of gifts and entertainment

•	avoiding financial crimes such as anti-corruption, sanctions, money laundering and human rights violations

•	acquiring, using and maintaining Company assets (including computers and communication devices) appropriately
•	understanding data privacy, records management, and proprietary, confidential and insider information

•	protecting health, safety and the environment

•	interacting with landowners, customers, shareholders, employees and other

•	respectful workplace/no harassment

The current version of the SOBC is available on our website. We intend to satisfy the disclosure requirements under Item 5.05 of Form 8-K regarding amendments to, and waivers from, the provisions of the SOBC by posting such information on our website (enbridge.com).

On the commencement of employment with Enbridge and annually thereafter, all active Enbridge employees and contingent workers are required to complete mandatory SOBC training, and certify compliance with the SOBC. Directors must also certify their compliance with the SOBC on an annual basis.

With the integration of the three U.S. gas utilities acquired in 2024, we are postponing SOBC training for these employees until later in 2025. Excluding these employees, as of the date of this Circular, approximately 99.9% of Enbridge employees and contingent workers have certified compliance with the SOBC for the year ended December 31, 2024. All directors serving on the Board as of December 31, 2024, have also certified their compliance with the SOBC for the year ended December 31, 2024.

Through the annual online SOBC training program, Enbridge communicates its expectation that everyone working for Enbridge has a duty to report ethical misconduct, suspected illegal activity and/or compliance issues (including suspected breaches of the SOBC) on a timely basis.

We have continued to develop and maintain compliance programs in various risk areas, including anti-bribery and anti-corruption, competition/anti-trust, human rights, and supply chain/third party risk management.

Handling conflicts of interest and related person transactions

If a director or officer has a material interest in a transaction or agreement involving Enbridge, or otherwise identifies a potential personal conflict, they must declare the conflict or potential conflict. A director who has a material interest, conflict or potential conflict must abstain from voting on the matter at any Board meeting where it is being discussed or considered. This approach is consistent with the requirements of the CBCA.

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Corporate Governance

In making director independence determinations, the Board reviews related person transactions, assisted by the completion of annual questionnaires by directors and officers of the Company. For purposes of the foregoing, a “related person transaction” is a transaction in which the Company was or is to be a participant and the amount involved exceeds US$120,000, and in which any related person had or will have a direct or indirect material interest. Related person means (i) a director, nominee director or executive officer of the Company; (ii) an immediate family member of a director, nominee director or executive officer, or (iii) a beneficial holder of greater than five per cent of the Company’s shares or an immediate family member of such holder. In 2024, there were no related person transactions that required approval or disclosure.

The SOBC requires that all officers and directors avoid conflicts of interest and disclose any actual or potential conflicts of interest. Any actual or potential conflicts of interest disclosed are reviewed by the Company’s Ethics and Compliance Department for appropriate follow-up and reporting. Any waiver from any part of the SOBC requires the approval of the CEO, and for executive officers, senior financial officers and members of the Board, a waiver requires the express approval of the Board. In 2024, neither the CEO nor the Board provided approval of any waivers respecting the SOBC.

Insider trading prohibited

We have adopted Insider Trading Guidelines governing the purchase, sale and/or other disposition of our securities by our directors, officers, employees, and contractors, as well as by Enbridge itself, that are reasonably designed to promote compliance with insider trading laws, rules and regulations and NYSE and TSX listing standards or requirements, as the case may be. Our Insider Trading Guidelines place restrictions on those in a special relationship with Enbridge (including insiders) when they purchase or sell Enbridge shares or other securities.

These guidelines, which fulfill our obligations to stock exchanges, regulators and investors, include the following measures:

•	imposing quarterly and annual trading blackout periods on all directors and officers of Enbridge and certain employees, contractors and other persons in a special relationship with Enbridge when financial results are being prepared and have not yet been publicly disclosed (these periods currently begin on the first day following the end of each fiscal quarter or year end and end at the close of trading on the first trading day after we issue a news release disclosing our financial results for that fiscal quarter or year-end or a Form 10-Q or Form 10-K, as applicable, is filed with the SEC)

•	in the case of directors and executive officers, requiring pre-clearance of all proposed purchases or sales of Enbridge securities with the Corporate Secretary’s office

•	prohibiting all directors, officers, employees, contractors and other persons in a special relationship with Enbridge and its subsidiaries from purchasing or selling securities of Enbridge or its subsidiaries with knowledge of undisclosed material information, from disclosing material information to any persons before such information has been generally disclosed to the public (unless in the necessary course of business) and from making recommendations or expressing opinions on the basis of undisclosed material information as to the purchase or sale of securities of Enbridge and its reporting issuer subsidiaries

•	prohibiting all directors, officers, employees and contractors of Enbridge and its subsidiaries from engaging in hedging transactions, short sales and other derivative transactions involving the securities of Enbridge and its reporting issuer subsidiaries

•	prohibiting all directors and officers of Enbridge form entering into margin loans or other transactions involving the pledging of the securities of Enbridge and its reporting issuer subsidiaries.

We also maintain Disclosure Guidelines, which prohibit the Company from issuing securities or offering securities to the public during a blackout period (subject to specific circumstances outlined in the policy).

Whistle Blower Policy and reporting procedures

Our Whistle Blower Policy and reporting procedures help uphold our strong values and preserve our culture of ethical business conduct. We introduced the Whistle Blower procedures several years ago to protect the integrity of our accounting, auditing and financial processes, and update the procedures periodically, as required.

Complaints about financial or accounting irregularities, unethical conduct or any other compliance issues (including alleged violations of the SOBC) can be made anonymously using the Ethics Helpline. The Ethics Helpline allows for the submission of confidential and anonymous reports through a toll-free telephone number, mobile texting and web-based reporting system. The Ethics Helpline is administered by an independent third-party service provider. Copies of all reports received through the Ethics Helpline warranting investigation are provided to the Chair of the AFRC.

Enbridge Inc. 2025 Management Information Circular	39

At least once each quarter (or sooner based on urgency), the Chief Compliance Officer reports all significant matters to the AFRC on matters within its mandate. Quarterly reports to the AFRC also include information about any other significant compliance issues that have been brought to the attention of Enbridge’s Ethics and Compliance Department.

The role of the Board

The Board is ultimately responsible for governance at Enbridge and for stewardship of the Company; it has full authority to oversee the management of the Company’s business and carries out many of its responsibilities through its five standing Board committees:

•	Audit, Finance and Risk Committee

•	Governance Committee

•	Human Resources and Compensation Committee

•	Safety and Reliability Committee

•	Sustainability Committee

Principal responsibilities

The principal responsibilities of the Board are described in the terms of reference for the Board, attached as Appendix A to this Circular, summarized as follows:

•	appoint, evaluate the performance of, and approve the compensation of the President & CEO

•	oversee succession planning processes, including appointment, training and monitoring of senior management (for more information, see “Succession planning” on this page)

•	oversee strategic planning processes, including the Company’s strategic plan, and monitor and guide the Company’s progress (for more information, see “Strategic planning” on page 41)

•	oversee processes for identifying and understanding the principal risks of our business and ensure appropriate systems are implemented to monitor, manage and mitigate those risks (for more information, see “Oversight of risk” on page 42)

•	oversee processes to monitor and maintain the integrity of our internal controls and management information systems

•	oversee the Company’s values of Safety, Integrity, Respect, Inclusion and High Performance

•	develop the Company’s approach to corporate governance, including our Governance Guidelines

•	oversee shareholder communications, public disclosure and corporate communications

In addition to these responsibilities, the Board is also responsible for overseeing corporate financial operations, including changes to capital structure, annual budgets and financing plans, dividend policy, new financings, financial statements and management’s discussion and analysis (“MD&A”) and the Company’s delegation of authority policies. In addition, the Board reviews and approves initiatives, investments and transactions that could materially affect the Company. The Board also approves and monitors compliance with significant policies and procedures by which the Company is governed and operated.

The Board’s terms of reference were drafted by management under the guidance of the Governance Committee and approved by the Board, which reviews them annually and updates them as needed. The Governance Committee also defines the division of duties between the Board and the President & CEO.

The Board delegates day-to-day management duties to the President & CEO and senior management, although certain activities (such as major capital expenditures, debt and equity financing arrangements and significant acquisitions and divestitures) require Board approval.

The Board develops position descriptions for each committee chair. These descriptions are part of each committee’s terms of reference and are reviewed annually.

The terms of reference for the Board, for each of the five standing Board committees, and for the Chair of the Board, are available on our website (enbridge.com).

Succession planning

The Board is responsible for:

•	appointing the President & CEO, approving the appointment of executive officers and ratifying the appointment of other officers

•	annually reviewing the succession strategy for the President & CEO and succession plans for senior management positions

The Board delegates responsibility for reviewing our policies and procedures relating to employment, succession planning and compensation (including executive compensation) to the HRC Committee.

The HRC Committee is also responsible for:

•	in conjunction with the Chair of the Board and with input from Board members, identifying a CEO succession plan to be recommended to the Board for approval

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Corporate Governance

•	maintaining appropriate programs for succession planning, management development and employee retention

•	monitoring the performance of senior management

•	overseeing human capital and human resources programs

•	overseeing the design of our compensation programs

•	overseeing and monitoring progress on our inclusion strategy

•	reporting to the Board on organizational structure and succession planning matters

Enbridge has a comprehensive senior executive and CEO succession planning process. The President & CEO prepares an overview of the executive vice-president roles, noting the required skills and expertise for each position and the areas of strength of current executives. The President & CEO also identifies potential future candidates for executive vice-president positions and presents them to the Board for discussion. Each candidate is assessed based on their skills and experience and the competencies that are required for promotion to the senior executive level. Development opportunities are also identified for each internal candidate to receive additional or varied management experience, training, development and educational opportunities. The President & CEO also reviews annual objectives, including development plans, for each executive and presents them to the Board. The Board reviews each position and the performance assessment and competencies of potential successors at least annually and makes decisions as appropriate.

Board Chair Succession in 2025

The current Chair of the Board, Pamela Carter, has held that role since January 1, 2023. Pursuant to our director tenure policy, as set out in our Governance Guidelines, Ms. Carter will retire after the 2025 annual meeting of shareholders, having reached the age of 75. Following completion of a process to identify and nominate a successor to Ms. Carter in her role as Chair of the Board, a subcommittee of the Board (consisting of the Board Chair, Chair of the Governance Committee and the President & CEO) recommended that Steven W. Williams be appointed as the new Chair of the Board. On March 10, 2025, the Board of Directors voted in favour of Mr. Williams’ appointment as Chair of the Board, effective May 7, 2025 immediately following the conclusion of the Meeting. Mr. Williams’ declared an interest in the matter, recused himself from the discussions and abstained from voting.

Strategic planning

The Board oversees the Company’s strategic planning process and is responsible for reviewing and approving the strategic plan. The Board’s oversight role involves assessing opportunities and risks in our current strategy and potential new strategies. We regularly conduct scenario and resiliency analysis on our business strategy and our assets, and the Board engages regularly with management in order to maintain active oversight and strategic alignment.

The Board takes a multi-layered approach to strategic planning, holding at least one meeting per year dedicated to strategic planning, supplemented by strategy update sessions at every regular Board meeting throughout the year. This enables the Board to oversee the implementation of the strategic plan, monitor the Company’s progress against it, consider any adjustments required, and assess any transactions it believes could have a significant impact on the plan.

Additional information about our strategic priorities can be found in the Executive Summary and in our 2024 Annual Report which is available on our website (enbridge.com).

Enbridge Inc. 2025 Management Information Circular	41

Oversight of risk

Risk oversight and management is a key role for the Board and its committees. The Board is responsible for identifying and understanding the Company’s principal risks and ensuring that appropriate systems are implemented to monitor, manage and mitigate those risks. Board committees have oversight over risks within their respective mandates and may authorize the implementation of systems to help address risks and monitor for effectiveness.

Each year, management prepares and provides to the Board and its committees a Corporate Risk Assessment (“CRA”), which analyzes and prioritizes enterprise-wide risks, highlighting top risks and trends. The annual CRA is an integrated enterprise-wide process which engages each part of our business to assess and rank risks based on impact and probability. We strive to ensure that mitigation measures are appropriately designed, prioritized and resourced. Our proactive risk management approach informs our multi-year operations, integrity and maintenance plans, as well as our corporate strategy. It also helps to identify emerging risks early on so that we can prepare to manage them should they materialize.

To better identify, manage and mitigate risk, each Board committee reviews the risk categories in the CRA report that are relevant to their mandate. Each committee reports to the Board, which receives the CRA report and coordinates the Company’s overall risk management approach. For further information on each Board committee’s role in risk management, please refer to the “Risk oversight responsibilities” table below, as well as “Board committees”, beginning on page 53.

Complementary to the CRA, management prepares and provides to the Safety and Reliability Committee an annual top operational risk report, which highlights the highest consequence operational risks across Enbridge and includes further detail on the risks and treatments in place to manage those risks.

For more information about the risks applicable to Enbridge, see our 2024 Annual Report, available on our website (enbridge.com) and on sedarplus.ca and sec.gov.

Oversight of sustainability, ESG, and climate

Oversight of sustainability and ESG matters, including climate, is integrated into the responsibilities of the Board and all five of our Board committees. Each committee’s expertise is relevant for specific sustainability-related topics.

•	The Sustainability Committee oversees our climate and energy transition strategy (including GHG emissions goals and targets), stakeholder and Indigenous engagement, sustainability reporting, and progress against our sustainability goals generally.

•	The Human Resources and Compensation Committee oversees workforce engagement, inclusion, and the alignment of sustainability goals to compensation.

•	The Governance Committee oversees Board composition, shareholder engagement (including responding to shareholder proposals), and corporate governance.

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Corporate Governance

•	The Audit, Finance and Risk Committee oversees our annual corporate risk assessment, risk management processes, financial disclosures, and cybersecurity.

•	The Safety and Reliability Committee oversees safety and operational risks (including climate-related physical risks), environment, health and safety.

Handling these matters at our various Board committees effectively integrates sustainability and ESG matters into the work of the Board. The full Board is directly engaged in driving our sustainability practices and performance and how we are positioning to support the energy transition – including as part of our annual strategic planning process. Throughout the year, the Board and committees receive updates and provide feedback on our progress towards our goals and execution of our strategy. This critical feedback facilitates continuous refinements and improvements to our approach.

The Company’s Board succession planning process is designed to keep our Board composition effective and skilled. We assess overall Board composition regularly to maintain this balance and strive to ensure our Board members are well-equipped to understand and oversee sustainability matters, including climate change and the energy transition. Refer to “Mix of skills and experience” on page 32 and “Succession planning” on page 40 for more information.

For more information on our sustainability-related risks, including climate, as well as governance for overseeing and assessing those risks, see the 2024 Annual Report and our 2023 ESG Datasheet, available on our website (enbridge.com).

Oversight of cybersecurity, information security, and artificial intelligence

Oversight of cybersecurity, information security and artificial intelligence is integrated into the responsibilities of the Board and its committees. Management is responsible for the implementation of risk management strategies and monitoring performance. The following table outlines key elements of our approach.

Element	Approach

Board oversight

The AFRC provides primary oversight of cybersecurity matters, including with respect to financial risk and controls, integrity of financial data and public disclosures, and security of the cyber landscape across data and digital. Management provides quarterly cybersecurity and artificial intelligence reports to the AFRC and the Board and also reports to the Safety and Reliability Committee, as deemed necessary, on cybersecurity issues related to safety, reliability and operations. In 2024, the AFRC received a special education session on emerging topics, including cybersecurity and artificial intelligence.

Six of our 12 directors have experience in information technology, cybersecurity and data security systems. Mr. Ebel, Ms. Carter and Ms. Madden have earned the CERT Certificate in Cybersecurity Oversight. This certificate, developed by NACD, Ridge Global, and Carnegie Mellon University’s CERT division, demonstrates commitment to advanced cybersecurity literacy.

Management organization and reporting structure

Technology and Information Services (“TIS”) is centralized under Enbridge’s Senior Vice President & Chief Information Officer (“CIO”). Reporting to the CIO is the Chief Information Security Officer who is accountable for our cybersecurity program and oversees the 24x7x365 Security Operations Center.

The Data Protection Officer reporting line is as follows: The Chief Privacy Officer & Associate General Counsel reports to the Vice President & Chief Compliance Officer, who reports to Executive Vice President, External Affairs & Chief Legal Officer, who reports to the President & CEO.

Governance framework, policies, and programs

Enbridge employs a robust governance framework aligned to leading industry standards including National Institute of Standards and Technology (“NIST”) guidance and Transportation Security Administration (“TSA”) Pipeline Security Guidelines. Our cybersecurity team uses several layers of defense and protection technologies, cybersecurity experts, and automated alerting and response mechanisms to reduce risk to the Company.

Enbridge has an overarching Cybersecurity Policy and an Acceptable Use of Technology Assets Policy, as well as supporting standards and procedures that describe how the security of systems is managed in adherence to regulatory requirements. We also maintain a cybersecurity third-party

Enbridge Inc. 2025 Management Information Circular	43

Element	Approach

risk management program – a cross-functional program to help assess and mitigate risks from third-party vendors and other service providers.

Enbridge also maintains an Artificial Intelligence Policy that established principles and rules for the design, development, use and access of artificial intelligence systems at Enbridge, as well as a Privacy Policy, directed at protecting the privacy of our customers, landowners, employees, contractors and other stakeholders.

Training

Enbridge maintains a robust cybersecurity training and awareness program. Cybersecurity awareness is integrated with corporate policy training and must be completed upon hire and annually thereafter. Our workforce participates in regular security awareness training, including exercises to build capabilities to identify and report suspect phishing emails to our Security Operations Centre. Acceptable usage and targeted training are conducted at least annually, and phishing testing is conducted monthly.

In 2024, we continued to expand the cybersecurity training and simulated testing we administer to high-risk groups within the organization. A tailored cybersecurity training course has been implemented for team members in operational technology roles, and we have increased the frequency of phishing simulation tests.

Monitoring and testing, including external assessments/audits

We conduct continuous assessments of our cybersecurity standards, perform regular tests of our ability to respond and recover, and monitor for potential threats. To help ensure continued effectiveness, we test our systems frequently, including independent third-party penetration/vulnerability assessments, independent audits of cybersecurity controls, and regular testing of cybersecurity incident response and recovery processes. To further mitigate threats, we collaborate with governments and regulatory agencies and take part in external events to learn and share.

We also engage independent third parties to assess our cybersecurity program, track their recommendations and use those to further improve the program. Enbridge undergoes an annual assessment based on NIST’s Cybersecurity Framework. This assessment is conducted by an external firm with extensive expertise in NIST information security standards. Our latest assessment indicates that the Enbridge maturity score consistently exceeds the global average for our industry.

Insurance	Enbridge does not maintain an independent cyber insurance policy at the enterprise level. Instead, the Company opts for self-insurance to cover cyber risks.

Information security breach history

Enbridge has not experienced a material incident that has impacted critical or financial systems over the past three years. Detection and response measures ensure proactive threat identification, with 24/7 monitoring to detect and react to cyber threats on Enbridge networks and systems.

Enbridge third-party vendors have experienced cyber attacks of varying degrees in the conduct of their business. To date, these prior cyber attacks have not, to our knowledge, had a material adverse effect on our business, operations or financial results. Enbridge devotes significant resources and implements security measures to prevent unwanted intrusions and to protect systems and data, whether such data is housed internally or by external third parties.

44	Enbridge Inc. 2025 Management Information Circular

Corporate Governance

Internal controls

The Board seeks assurance at least annually that our internal control systems and management information systems are operating effectively. The Board has delegated responsibility for reviewing our quarterly and annual financial statements to the Audit, Finance and Risk Committee, which reviews and approves our quarterly financial statements and recommends our annual financial statements to the Board for approval. The Audit, Finance and Risk Committee is also responsible for overseeing our internal audit function and receives regular reports, at least quarterly, from management regarding the effectiveness of internal controls.

Corporate communications

The Board reviews and approves all major corporate communications policies, including our corporate Disclosure Guidelines. It also reviews and approves principal continuous disclosure documents, including our annual report, MD&A and management information circular. The Board is responsible for ensuring the Company has a communications program in place to effectively communicate with and receive feedback from shareholders and other stakeholders and to ensure public disclosure and corporate communications are made in compliance with applicable securities legislation.

Identifying new Board candidates

The Governance Committee serves as the Board’s nominating committee and, working with the Chair of the Board, has accountability for the oversight of the Board and committee succession planning process and for making recommendations to the Board for the appointment of new Board and committee members. Directors are encouraged to provide feedback on the composition of the Board and committees as part of the annual assessments of the Board and its Chair, Board committees and individual directors.

The Governance Guidelines provide that the Board should possess, as a group, the competencies, skills and characteristics necessary to develop and oversee the implementation of the strategic vision of the Company and such other qualities as the Board shall identify from time to time. These characteristics and qualities include knowledge, experience, high ethical standards, integrity, independent judgment, understanding of the Company’s business and willingness to devote adequate time to Board duties. In assessing candidates, potential and actual conflicts of interest are reviewed.

The Chair of the Board, the President & CEO and the Chair of the Governance Committee, with the support of the Executive Vice President, External Affairs & Chief Legal Officer, the Corporate Secretary, and external advisors, monitor the composition of the Board and committees on an ongoing basis and make recommendations to the Governance Committee in fulfilment of its mandate. The Governance Committee reviews Board composition at least annually.

The Corporate Secretary maintains a Board composition plan which includes information pertaining to the current directors and an inventory of potential Board candidates, including business experience, occupation, residence, gender, age, tenure, retirement date, other board commitments, equity ownership, independence, and other relevant information, as well as a skills matrix, updated annually or more frequently, as required. The President & CEO, the Executive Vice President, External Affairs & Chief Legal Officer and the Corporate Secretary consider and plan for upcoming director retirements, considering relevant factors including directors’ skills, age, tenure, and residency.

The Chair of the Board, President & CEO and the Chair of the Governance Committee have primary responsibility for the assessment of director candidates for recommendation to the Governance Committee and the Board. The Governance Committee also considers all candidates recommended by the Company’s shareholders.

From time to time, executive search consultants are engaged to undertake external searches for potential director candidates, with the particulars of the executive search consultant’s mandate determined through dialogue between the Chair of the Board, the President & CEO and the Chair of the Governance Committee. When we use executive search consultants, they are directed to search for a diverse pool of candidates.

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Independence

The Governance Committee is responsible for ensuring the Board functions independently of management. The majority of our directors must be independent, as defined by Canadian securities regulators in NI 52-110, NYSE rules and SEC rules and regulations. Our Governance Guidelines, available on our website (enbridge.com), provide that the Board shall consist of a substantial majority of independent directors. The Board uses a detailed annual questionnaire to assist in determining if each director is independent and makes this determination annually or more frequently, as required.

The Board has determined that 11 of our 12 director nominees, including the Chair of the Board, are independent. Mr. Ebel is not independent because he is our President & CEO. Mr. Tutcher, who retired from the Board on May 8, 2024, and Ms. Carter, who is retiring and not standing for re-election as a director at the Meeting, were also independent. Each of the Board’s five standing committees is comprised entirely of independent directors.

Independent Chair and separate CEO

Enbridge maintains a separation of Chair and CEO. Ms. Carter is the independent Chair of the Board and Mr. Ebel is the Company’s President & CEO. Steven W. Williams will become the independent Chair of the Board following Ms. Carter’s retirement at the conclusion of the Meeting.

Meetings of non-management directors

Our Governance Guidelines provide as follows:

•	The Board meets regularly in-camera, without officers of the Company present.

•	The non-management directors hold regularly scheduled meetings without management directors present and may invite management directors and members of management to attend as they may determine.

•	If the non-management directors include directors who are not independent under applicable stock exchange rules, the Company should, at least once per year, schedule an executive session including only independent directors.

To facilitate open and candid discussion among independent directors, the independent directors are also given the opportunity to hold in-camera meetings should the need arise.

In 2024, the directors met in-camera at every regularly scheduled Board and committee meeting. The directors also met in-camera without the President & CEO (the only non-independent director) at every regularly scheduled Board meeting.

External consultants and other third parties

To support the Board in functioning independently of management, the Board and its committees have the flexibility to meet with external consultants and Enbridge employees without management whenever they see fit. The Board and Board committees may also hire independent advisors, as needed, at Enbridge’s cost.

For more information, see “Handling conflicts of interest and related person transactions” on page 38 and “Identifying new Board candidates” on page 45.

Serving as a director

Our directors are expected to act honestly and in good faith with a view to the best interests of the Company and exercise their duty of care in both decision-making and oversight. The Governance Committee has developed guidelines that outline the expectations placed on directors. Key expectations include meeting attendance, financial literacy and ethical conduct.

Attendance

We expect directors to attend all Board and Board committee meetings of which they are a member. The Governance Committee annually reviews each director’s attendance record. If a director has a poor attendance record, the committee Chair and Chair of the Board will discuss and make a recommendation on how the matter will be handled. A director whose attendance record continues to be poor may be asked to leave the Board.

For further information on director attendance, see the “Director nominee profiles” beginning on page 17 and “Board and committee meeting attendance” on page 31.

Financial literacy

The Board considers an individual to be financially literate if they can read and understand financial statements that are generally comparable to our Company’s in breadth and complexity of issues. The Board has determined that all members of the Audit, Finance and Risk Committee are financially literate, in accordance with NI 52-110 and NYSE rules. The Board has also determined that Ms. Madden, Ms. Jang, and Mr. Few each qualify as an audit committee financial expert, as defined under the Exchange Act. The Board bases this determination on each director’s education, skills and experience.

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Corporate Governance

Director tenure

Our director tenure policy is set out in our Governance Guidelines, which were last updated in November 2024. Under our Governance Guidelines, a director will retire at the next annual meeting of shareholders after they reach the age of 75. A director will not be eligible to serve as chair of any Board committee beyond the annual meeting of shareholders following the director’s 74th birthday.

The following table outlines the latest date of retirement for each director nominee, if elected at the Meeting.

Latest year of retirement

2030	Mayank M. Ashar

2031	Susan M. Cunningham, Teresa M. Madden, Stephen S. Poloz, Steven W. Williams

2033	Gaurdie E. Banister

2034	S. Jane Rowe

2035	Douglas L. Foshee

2039	Gregory L. Ebel

2040	Theresa B.Y. Jang

2041	Jason B. Few

2056	Manjit Minhas

Other directorships

Our directors may serve on the boards and committees of other public entities, provided their outside positions and memberships do not impact their ability to exercise independent judgment while serving on our Board. All of our director nominees serve on three or fewer public company boards, including Enbridge. Directors who serve on our Audit, Finance and Risk Committee cannot sit on the audit committees of more than two other public entities unless the Board determines that such simultaneous service would not impair the ability of such director to effectively serve on our Audit, Finance and Risk Committee. For further information on each director’s service on other public company boards, see the “Director nominee profiles” beginning on page 17.

Orientation and continuing education

The Board recognizes that proper orientation and continuing education are important for directors to fulfill their duties effectively. It has delegated these responsibilities to the Governance Committee, which has developed a comprehensive program for new directors.

Orientation

Every new director meets with the Chair of the Board, the President & CEO and executive and senior management to learn about our business, operations, strategy, values and culture. New directors are encouraged to attend additional committee meetings of which they are not a member during their first set of Board meetings as part of their orientation.

New directors are provided with the Board manual electronically, which contains:

•	our Governance Guidelines and the terms of reference for the Board and each of its committees, the Chair and the President & CEO

•	information about each of the directors and executive management team

•	a list of the Board and committee members and all meeting dates

•	organizational charts (corporate and management)

•	our financial risk management policies and treasury authority limitations

•	information about statutory liabilities

•	information about the directors’ and officers’ liability programs

•	our Insider Trading Guidelines

•	indemnification agreements

•	our Statement on Business Conduct

•	key public disclosure documents for the Company

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Continuing education

Our continuing education program for directors focuses on providing information relating to our business, industry, competitive environment and principal risks and opportunities. We offer education sessions for directors on key topics and encourage them to participate in associations and organizations that can broaden their awareness and knowledge of developments related to our business.

Directors can also request presentations on a particular topic. Throughout their tenure, directors may have discussions with the Chair of the Board, receive quarterly presentations from senior management and participate in tours of our operations. Quarterly briefings include reviews of the competitive environment, our performance relative to our peers, and other developments that could materially affect our business. We also encourage directors to pursue director education seminars and courses offered externally and pay for continuing education opportunities through third parties, as appropriate.

The Company provides a variety of courses to foster an inclusive workplace and we have offered a selection of online courses on anti-discrimination and harassment and Indigenous awareness to our directors.

In addition, Ms. Madden and Ms. Cunningham participated in a “fireside chat” interview and discussion with Women@Enbridge, one of Enbridge’s ERGs to discuss their careers, the impact of coaching and mentoring on their professional and personal lives, and their Board experiences. For more information on our ERGs, see “Workforce inclusion” on page 50.

We provide our directors with a corporate membership in the National Association of Corporate Directors (“NACD”) and the Institute of Corporate Directors (“ICD”). In addition, Mr. Ashar, Ms. Rowe and Mr. Williams have obtained the ICD.D designation from ICD.

The table below lists the courses and education sessions that our directors attended in 2024, some of which were provided by Enbridge, and some of which were provided by third parties.

Date	Topic	Presented by	Attendance

January 23 & 24, 2024	Argus Americas Crude Summit	Argus Media	Mike M. Ashar

February 7, 2024	Tour of Enbridge Ingleside Energy Center	Enbridge Inc.	All directors

April 11 & 12, 2024	Women Energy Directors Network	Morgan Stanley	Teresa S. Madden

May 7, 2024	Discussion with Indigenous Leaders	Enbridge Inc.	All directors

June 18, 2024	AFRC Educational Session: SEC and Canadian Sustainability Standards Board Climate Disclosure, Cybersecurity, Artificial Intelligence	Enbridge Inc.	All AFRC members Gregory L. Ebel Susan M. Cunningham Manjit Minhas Stephen S. Poloz PwC representatives

July 29, 2024	The Energy Transition	Robert Bryce	All directors

July 30, 2024	Regulatory Landscape in the U.S. and Canada	John J. Reed and Daniel S. Dane, CPA Concentric Energy Advisors	All directors

September 12, 2024	Tour of Edmonton Terminal and Control Centre	Enbridge Inc.	Mike M. Ashar Theresa B.Y. Jang

October 22, 2024, and January 7, 2025	Line 5 Update and Informational Session	Enbridge Inc.	All directors

Quarterly	Texas Chairs Roundtable – Chairs and Committee Chairs of large, public companies meet to discuss Board governance topics	Center for Corporate Innovation, Inc.	Gaurdie E. Banister

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Corporate Governance

Board effectiveness

The Board recognizes that a robust and constructive evaluation process is critical for Board effectiveness. The Governance Committee is responsible for assessing the performance of the Board and its Chair, the Board committees and individual directors on an ongoing basis.

Board and chair assessments and individual peer reviews

All directors complete a confidential questionnaire on an annual basis in order to evaluate the effectiveness of the Board and Chair of the Board. The questionnaire is designed to provide constructive input regarding overall performance and includes questions on:

•	Board composition

•	effectiveness of the Board, Board meetings, individual directors and Chair of the Board

•	strategic planning process

•	director education topics

•	duties and responsibilities

•	management succession process, including CEO succession

A summary of the questionnaire responses is provided to the Chair of the Governance Committee, who then presents the feedback to the Chair of the Board. The Board Chair then presents a summary to the Board. The Board discusses the results and develops recommendations during an in-camera roundtable discussion conducted by the Chair of the Board.

Directors are also asked to complete another confidential questionnaire to evaluate their peers, considering criteria such as skills and experience, preparation, communication and interaction with Board members and management and overall contribution to the functioning of the Board. A summary of the questionnaire responses is provided to the Chair of the Board who provides feedback to each director individually.

Board committee assessments

Each director also completes a confidential questionnaire for each Board committee of which they are a member. The questionnaire is designed to facilitate candid conversation among the members of each Board committee about the committee’s overall performance, function, areas of accomplishment, and areas for improvement. This questionnaire helps the Board ensure that each Board committee is functioning effectively and efficiently and fulfilling its duties and responsibilities, as described in its terms of reference. The questionnaire includes questions about: composition of the Board committee; effectiveness of the Board committee, Board committee meetings and the committee Chair; and optimization opportunities for the Board committee.

A summary of the questionnaire responses is provided to the Chair of the Governance Committee, who then presents the feedback to the Chair of the Board. A copy is also provided to the chair of each Board committee. Each committee discusses the results of the assessment and develops recommendations during an in-camera session of the committee.

Directors are encouraged to comment broadly (positively and negatively) on any issue concerning the Board, Board committees and director performance. From time to time, the Chair of the Board meets informally with each director, to discuss the performance of the Board and its committees, together with any other issues.

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Board and workforce inclusion

CBCA requirements

The CBCA requires disclosure for directors and “members of senior management” for four “designated groups”: women, members of visible minorities, Indigenous peoples and persons with disabilities.

For CBCA purposes, “members of senior management” is defined to include the Chair of our Board (who is an independent director and not a member of management) as well as “executive officers” as defined in National Instrument 51-102 Continuous Disclosure Obligations. Our “executive officers” consist of nine officers: our President & CEO, our six Executive Vice Presidents and two Senior Vice-Presidents. Our representation, as self-identified, for these four designated groups, as at March 4, 2025, is as follows:

•	Five (42%) of our 12 director nominees are women, compared to our goal of 40% by 2025. Four (40%) of our ten “members of senior management” (including the Board Chair) are women, compared to our goal of 40% by 2025.[1]

•	Five (42%) of our 12 director nominees self-identify as a member of a visible minority, compared to our goal of 20% by 2025. Three (30%) of our ten “members of senior management” (including the Board Chair), self-identify as a member of a visible minority, compared to our goal of 28% by 2025.[1]

•	None of our directors or “members of senior management” self-identify as an Indigenous person or a person with disabilities.

The Board has adopted a written policy to outline the approach to inclusion for our Board and senior management, including with respect to members of designated groups. This policy emphasizes the importance of having a Board comprised of directors with the appropriate competencies, skills and characteristics required to promote the Company’s continued growth and success. The Governance Committee reviews this policy and its objectives annually to assess effectiveness and makes recommendations to the Board.

The Board, its relevant committees, and senior management actively review whether a diverse pool of candidates have been considered for senior management positions and for the Board. In addition to the designated groups stipulated by the CBCA, we consider additional dimensions that are equally important and necessary across our organization, including but not limited to: diversity of thought, perspectives, and life experience, which can include education, language, values, and beliefs, among others. In identifying candidates for senior management roles, professional experience, educational background, skills, knowledge, and diversity considerations are considered.

For further information on Board composition, see the Executive Summary on page 3 and “Identifying new Board candidates” on page 45.

Workforce inclusion

An inclusive workforce of talented individuals with different ideas, strengths, and points of view is a strategic advantage that contributes to our success and enhances our business. We believe that inclusion drives innovation, better decisions, employee engagement and our ability to attract and retain top talent.

Central to inclusion at Enbridge are our vibrant ERGs, which are open to all employees in the Company and play an important role in fostering our culture of inclusion and promoting collaboration across the organization. Our ERGs are employee-led and Company-sponsored groups that:

•	promote understanding and support for employees

•	educate and create development opportunities for members and allies

•	promote an inclusive work environment

Our nine employee resource groups are:

•	CARES – Caregivers + Allies

•	Connect – Any Generation Employees + Allies

•	DAN (Diverse Abilities Network) – People with Disabilities + Allies

•	EDGE (Ethnically Diverse Group of Employees) – Ethnic/Racially Diverse Employees + Allies

•	FEMINEN – Female engineers and technologists+ Allies

•	IERG (Indigenous Employees Resource Group) – Indigenous Employees + Allies

•	Prism Energy – 2SLGBTQ+ + Allies

•	VTRN – Active and former members of the armed forces + Allies

•	Women@Enbridge – Women + Allies.

[1]

For the purposes of the Company’s representation goals, “senior management” is defined as the President & CEO and all Executive Vice Presidents, Senior Vice Presidents and Vice Presidents who are also officers of Enbridge Inc. As of March 4, 2025, 11 of 36 (31%) are women and 8 of 36 (22%) self-identify as members of a visible minority. Specific goals regarding inclusion are aspirational goals which we intend to achieve in a manner compliant with state, local, provincial and federal law, including, but not limited to, executive orders, U.S. federal regulations, Equal Employment Opportunity Commission, and Department of Labor guidance.

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Corporate Governance

Our approach to our people (human capital management)

Our people are our most valuable asset and vital to our success. Effectively engaging, developing, retaining, rewarding and promoting the wellbeing of our employees is a priority for us. As such we strive to attract, develop and retain talented employees who form a team that is energized and proud of what we do. This includes fostering a culture where everyone feels valued, respected and connected. We champion inclusion in our workplace, recognizing its value in strengthening employee engagement, fostering innovation and creativity and enhancing our decision making and problem-solving capabilities. Refer to “Board and workforce inclusion” on page 50 for more information.

We also adjusted our employee benefit programs in 2024. Changes include expanding eligibility for higher education support to recognize those pursuing careers in skilled trades and enhanced leave benefits for active military service employees (and their families).

In 2022, we launched a flexible working program (FlexWork), that gave eligible employees flexibility in where they work, when they work, and how many hours they work annually. While introduced partially in response to the pandemic, the program also served as a catalyst for new ways of working and different work styles. Effective January 2025, we refined this program to provide flexibility to as many of our employees as possible, while re-aligning other flexible work arrangements for greater consistency, fairness and business need.

Our ongoing commitment to safety and wellbeing remains important. Taking a proactive and holistic approach to supporting our employees’ well-being is integral to having a resilient workforce and enabling employees to achieve success at work, home and in their community. We focus on all elements of well-being: physical (including personal safety), mental, financial, and social. We provide employees with mental health training and access to confidential counseling through the employee and family assistance program.

We continually invest in our people’s personal and professional development because we recognize that their success is our success. We want to maximize our employees’ career experience and drive continued high performance, by enhancing the capability of our people through multiple channels, including: providing access to leading productivity tools and technologies (for example artificial intelligence-powered assistants for knowledge work), an extensive catalog of self-directed learning (over 10,000 external courses plus proprietary Enbridge University courses), rigorous succession planning of critical roles and facilitating internal career development opportunities via rotational assignments. This also includes enhanced opportunities for growth and development in the flow of work, encouraging employees to build new skills needed for our core and emerging lines of business and the broader energy transition.

Sustainability and ESG

At Enbridge, we are inspired by our purpose to fuel people’s quality of life, which drives our mission to be the first-choice energy delivery company for our stakeholders – valued across North America and beyond. In fulfilling our mission, we play a critical role in enabling the economic and social well-being of people across the world by providing access to affordable, reliable, and secure energy.

Over decades, we have held ourselves to high standards of corporate social responsibility. We take seriously our responsibility to conduct our business in an ethical and socially responsible manner; to protect the environment and the safety of people; and to engage, learn from, respect and support the communities and cultures with which we work. Our values of Safety, Integrity, Respect, Inclusion and High Performance reflect what is truly important to us as a company. These values guide our actions and decisions and how we engage with our stakeholders.

Governance around sustainability and ESG performance continues to be top of mind as we advance our sustainability strategies and policies. Oversight of sustainability and ESG is fully integrated into the responsibilities of the Board and all five of our Board committees, including overseeing progress on our sustainability goals.

The ESG framework continues to be a useful tool to track, manage and share progress against key elements of potential business risks and opportunities. We continue to focus on priorities in the areas of GHG emissions, inclusion, and safety, as well as increased reporting transparency and governance practices. Setting goals in areas core to our business and stakeholders is just one of the ways we are further integrating sustainability into our strategy, operations and decision making. These goals are designed to build on our progress and broaden our efforts in a way that responds to the changing energy landscape and societal needs.

We strive to provide our stakeholders with open, transparent reporting and discussion on our sustainability performance. Our sustainability reporting, including our annual Sustainability Report, is developed in accordance with the Global Reporting Initiative (“GRI”) Universal Standards, including the Oil and Gas Sector Standard (GRI 11), which serve as a generally accepted framework for reporting on an organization’s economic, environmental and social performance. We voluntarily disclose in accordance with the Sustainability Accounting Standards Board (“SASB”) standards for Oil and Gas – Midstream and

Enbridge Inc. 2025 Management Information Circular	51

Gas Utilities and Distributors sectors. We also provide relevant updates on our response to the Task Force on Climate-Related Financial Disclosures (“TCFD”) recommendations as part of our Sustainability Report.

In our 2023 Sustainability Report, in addition to sharing progress on our sustainability goals, we also discussed our approach to methane emissions reduction, expanded the categories of Scope 3 emissions that we report on and enhanced the transparency of our Scope 3 reporting. We also shared a detailed update on progress towards the 22 commitments outlined in our Indigenous Reconciliation Action Plan, which reinforces our goal of becoming a leader in North American Indigenous reconciliation. These reports are available on our website (enbridge.com).

For further information on our approach to sustainability, please refer to the “Executive Summary” (2024 sustainability highlights) on page 9 and “Oversight of sustainability, ESG, and climate” on page 42.

Shareholder engagement

We believe that active, consistent engagement with our shareholders and other stakeholders on an ongoing basis is key to transparency, facilitating open and informed dialogue and sharing our story. The graphic below illustrates our continued approach to shareholder engagement.

Enbridge’s annual Investment Community Conference is our primary shareholder event where we provide updates on the Company’s strategic priorities and outlook. All of our key presentations, including our annual meeting of shareholders and quarterly presentations, are webcast and accessible to our investors on Enbridge’s website (enbridge.com). Presentations, audio recordings and transcripts are available to the investment community for a period of at least 12 months following events.

Members of our executive team actively engage at investor conferences and roadshows. Our President & CEO, Chief Financial Officer and the presidents of our business units, as well as representatives from Investor Relations and Sustainability departments, meet with existing and prospective shareholders throughout the year. In addition, we hosted asset tours in 2023 and 2024 for institutional investors, and we periodically conduct anonymous and confidential shareholder perception surveys to provide market perspective and feedback to management.

Sustainability-aligned business practices remain an important tenet of our value proposition. In 2024, we continued to focus our shareholder engagement activities on targeted outreach, allowing us to highlight our industry leading sustainability performance via continued investment, transparency, and progression towards our sustainability goals, detailed most recently in Enbridge’s 2023 Sustainability Report.

In 2024, based on the previous year’s success, we hosted another investor asset tour at the Enbridge Ingleside Energy Center (“EIEC”) in Corpus Christi, Texas. EIEC is North America’s largest crude oil storage and export terminal where Enbridge is developing expanded operating capabilities and investing in lower-carbon infrastructure.

Throughout 2024, we regularly met with institutional investors across a variety of cities and countries. Our key learnings were as follows:

•	Shareholders recognize the strength, scale and diversification of Enbridge’s critical infrastructure assets and their adjacent growth opportunities.

•	Shareholders support our low-risk strategy, stability, reliable contracted revenues, and leverage position.

•	Shareholders support our commitment to its capital allocation priorities and predictably visible growth, which underpins our long-term dividend growth and strong total shareholder return (“TSR”) of 10-12%.

•	Shareholders appreciate management’s availability to the investment community, acknowledge the scale of Enbridge and depth of expertise and experience within Enbridge and across the wider industry, and encourage continued open communications.

•	Shareholders were pleased with the execution and closing of the acquisitions of three U.S. gas utilities in just over a year. These acquisitions improve the already industry-leading risk profile of Enbridge, are expected to deliver long-term, low risk growth, and were acquired at a historically attractive valuation.

•	Shareholders appreciate Enbridge’s approach to sustainability and how it is integrated into all aspects of the business and management’s mindset.

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Corporate Governance

A list of upcoming and past events and presentations, as well as investor documents and filings, can be found on our website (enbridge.com). Enbridge is committed to communicating with shareholders through our website, and current and potential investors are invited to contact the Investor Relations team online, by letter, phone (1-800-481-2804) or email (investor.relations@enbridge.com).

The Board also understands the importance of constructive communication and engagement with shareholders as part of its oversight of the Company. Shareholders may engage with our Board, the Chair of the Board or individual directors by mail at Enbridge Inc., c/o Corporate Secretary, 200, 425 - 1st Street SW, Calgary, AB, Canada, T2P 3L8 or by email to CorporateSecretary@enbridge.com.

Board committees

The Board has five standing committees to help it carry out its duties and responsibilities:

•	Audit, Finance and Risk

•	Governance

•	Human Resources and Compensation

•	Safety and Reliability

•	Sustainability

The Board has delegated certain responsibilities to each Board committee, including overseeing risks that are within each Board committee’s mandate. All five of our Board committees are comprised entirely of independent directors.

Neither Mr. Ebel, our President & CEO, nor Ms. Carter, the Chair of the Board, are members of any Board committee; however, they attend committee meetings at their request. Before each Board meeting, the President & CEO meets with the Chair of the Board to discuss agenda items for the meeting and any significant issues. The Chair of the Board and President & CEO also meet periodically to discuss current business operations, strategy and key issues.

The Governance Committee regularly reviews Board committee memberships and recommends committee membership changes and assignments to the Board.

Board committee meetings generally take place before each regularly scheduled Board meeting. Each Board committee also meets in-camera, independent of management, following the regular Board committee meeting. They also meet with external consultants without management present, whenever they see fit. Before each Board committee meeting, the chair of each committee meets with executive management to discuss the agenda items for the meeting and any significant issues.

Each Board committee reports regularly to the Board and makes recommendations on certain matters, as appropriate.

Report of the Audit, Finance and Risk Committee

Members

Current members:

100% independent

100% financially literate, in accordance with NI 52-110 and NYSE rules. Ms. Madden, Ms. Jang and Mr. Few qualify as “audit committee financial experts” as defined by the Exchange Act.

	Teresa S. Madden (Chair)	Gaurdie E. Banister	Jason B. Few	Theresa B.Y. Jang

Other members that served during the year:	Stephen S. Poloz

Mandate

The AFRC fulfills public company audit committee obligations and assists the Board with oversight of the integrity of the Company’s financial statements; the Company’s compliance with legal and regulatory requirements; the independent auditor’s qualifications and independence; and the performance of the Company’s internal audit function and external auditors. The committee also assists the Board with the Company’s risk identification, assessment and management program. The full mandate and responsibilities can be found in the Terms of Reference for the AFRC, available on our website (enbridge.com).

Enbridge Inc. 2025 Management Information Circular	53

Meetings

Four meetings February, May, July, October

Before each meeting, the Chair of the committee meets with the Chief Financial Officer to discuss the agenda items for the meeting and any significant issues. The Chair also meets with the senior partner of the external auditors, the Chief Audit Executive of Internal Audit, and the Chief Compliance Officer before each meeting.

The AFRC meets in-camera without other management present with the Chief Audit Executive of Internal Audit and the Chief Compliance Officer as well as with the external auditors. The committee also has meetings in-camera without other management present with the Chief Financial Officer and on its own at the end of each meeting.

2024 highlights

Audits and financial reporting

•  reviewed annual MD&A and financial statements and notes and recommended them to the Board for approval

•  reviewed and approved the interim MD&A and financial statements and notes

•  reviewed public disclosure documents containing audited or unaudited financial information, including annual and interim earnings press releases and the 2024 Annual Report, and recommended them to the Board for approval for public release

•  reviewed the annual pension report

•  reviewed the post-audit or management letter containing the recommendations of the external auditors and management’s response, including an evaluation of the adequacy and effectiveness of the Company’s internal financial controls

•  reviewed reports on the Company’s tax position

•  the Chair of the AFRC reviewed and approved the prior year’s expenses of the President & CEO

Internal controls

•  oversaw management’s system of disclosure controls and procedures

•  oversaw the internal controls over financial reporting

•  reviewed the quarterly internal controls compliance reports

•  reviewed the internal audit role and audit plan and received quarterly internal audit reports

•  reviewed and approved the internal audit charter

Compliance	• received quarterly updates on the Ethics Helpline activity from the Chief Compliance Officer

External auditors

•  reviewed the qualifications and independence of PwC

•  recommended appointment of PwC by shareholders and reviewed and approved the 2024 engagement letter (including the terms of engagement, audit plan and proposed fees)

•  pre-approved all non-audit services to be provided by PwC that are permitted under the committee’s policy

•  reviewed the performance of PwC

•  reviewed PwC’s report on compliance with Sarbanes-Oxley

Finance

•  reviewed unbudgeted capital commitments under management’s authority and recommended to the Board for approval that spending authorities be refreshed

•  recommended to the Board for approval amendments to the Treasury Policy

•  reviewed and recommended to the Board for approval financing plans, including additional financing transactions not originally included in the 2024 annual financing plan, and credit facilities

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Corporate Governance

Risk management

•  reviewed the quarterly treasury and financial risk management reports

•  reviewed and approved the Corporate Risk Assessment report as it pertains to the committee’s mandate

•  recommended to the Board for approval updates to the Corporate Financial Risk Management Policy (“risk policy”)

•  approved credit exceptions under the risk policy

•  reviewed the annual report on insurance coverages and insurance renewal strategy

•  reviewed quarterly cybersecurity reports and provided oversight of cybersecurity, including with respect to financial risk and controls, integrity of financial data and public disclosures, and security of the cyber landscape across data and digital

•  received update on cybersecurity and artificial intelligence

Governance

•  reviewed the committee’s terms of reference

•  received update on SEC and Canadian Sustainability Standards Board climate disclosure

•  reviewed the committee’s performance in 2024

•  recommended to the Board that the financial statements for the fiscal year ended December 31, 2024, be included in the Company’s 2024 Annual Report, for filing with the SEC

Report of the Governance Committee

Members

Current members: 100% independent	Stephen S. Poloz (Chair)	Mike M. Ashar	Teresa S. Madden	S. Jane Rowe

Mandate

The Governance Committee fulfills public company nominating and corporate governance committee obligations and carries out the responsibilities delegated by the Board related to the Company’s director nominations process, director compensation and corporate governance policies. The full mandate and responsibilities can be found in the Terms of Reference for the Governance Committee, available on our website (enbridge.com).

Meetings

Four meetings February, May, July, October	The Governance Committee meets in-camera without management present at the end of each meeting. Before each meeting, the Chair of the committee meets with executive management to discuss agenda items for the meeting and any significant issues.

2024 highlights

Corporate governance

•  approved our statement on corporate governance practices

•  received reports on employee and director compliance with the Statement on Business Conduct

•  received management’s reports on developments in corporate governance and disclosure

Enbridge Inc. 2025 Management Information Circular	55

•  reviewed the policy on inclusion for the Board and senior management and the Company’s progress thereon

•  received management’s reports on evolving issues & trends

•  received a report from an independent compensation consultant and reviewed director compensation

•  received management’s report on foreign private issuer status

•  reviewed the committee’s terms of reference, Board terms of reference, Governance Guidelines, Insider Trading Guidelines and Disclosure Guidelines

•  reviewed and recommended approval of Management Information Circular contents, including Board recommendations on meeting matters

•  reviewed proxy voting recommendations and annual meeting voting results for the 2024 annual meeting of shareholders

•  reviewed and recommended approval of a new annual report required under Canadian legislation, the Fighting Against Forced Labour and Child Labour in Supply Chains Report

•  received management’s reports on our director and officer liability protection program

•  received an update on subsidiary governance

Board composition

•  on-boarded one new director: Theresa B.Y. Jang, effective May 8, 2024

•  recommended that Douglas L. Foshee be appointed to the Board of Directors, effective January 1, 2025

•  reviewed and provided oversight of Board Chair succession

•  reviewed and recommended changes to Board committee composition and committee chairs

•  reviewed the qualifications and independence of all members of the Board

•  reviewed Board composition plan and skills matrix

•  provided oversight of Board governance and succession process, including consideration of potential director candidates

Board performance	• provided oversight of the 2024 Board evaluation process and reviewed assessment results • reviewed the committee’s and Board’s performance in 2024

Director development	• reviewed director education program and educational topics

Report of the Human Resources and Compensation Committee

Members

Current members: 100% independent	Steven W. Williams (Chair)	Mike M. Ashar	Susan M. Cunningham	S. Jane Rowe	Douglas L. Foshee

Mandate

The HRC Committee assists the Board by providing oversight and direction on human resources strategy, policies and programs for the NEOs, senior management, and our broader employee base. This includes compensation, pension, and benefits as well as talent management, succession planning, and workforce retention. The full mandate and responsibilities can be found in the Terms of Reference for the HRC Committee, available on our website (enbridge.com).

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Meetings

Four meetings February, May, July, October	The HRC Committee meets in-camera without management present at the end of each meeting. Before each meeting, the Chair of the committee meets with executive management to discuss the agenda items for the meeting and any significant issues.

2024 highlights

CEO performance and compensation

•  evaluated the President & CEO’s performance and recommended to the Board for approval all aspects of his compensation, including base salary and short-, medium-, and long-term incentive awards for 2024

•  reviewed the recommendations of the President & CEO regarding performance and compensation for the other executive officers, including recommendations for their base salaries and short-, medium- and long-term incentive awards for 2024

•  reviewed competitive market analysis data provided by independent compensation advisors to inform recommendations for both the President & CEO and other executive officer compensation

Executive and employee compensation

•  reviewed Company and business unit performance, based on the approved short-term incentive performance metrics and corporate financial performance compared to peers, and used these assessments to determine 2024 short-, medium-, and long-term incentive awards for executives and employees

•  reviewed and recommended to the Board approval of the overall number of incentive stock options to be granted

•  approved amendments to Long Term Incentive Plan and Short Term Incentive Plan performance measures and weightings

Succession planning

•  reviewed the Company’s succession planning strategy and received regular updates on progress to provide robust development of candidate pools at various levels in the organization for leadership capability and continuity

•  reviewed the Company’s CEO succession planning strategy

Pension

•  reviewed the annual pension report

•  approved pension plan investment policy statements

•  reviewed and approved the annual benefit and regulatory compliance report as part of the pension governance process, including the funding status

Risk management

•  considered compensation risk in the approval of all compensation programs, measures and targets and reviewed and approved the results of the annual compensation risk assessment, designed to support compensation risk oversight

•  reviewed and approved the Corporate Risk Assessment report as it pertains to the committee’s mandate

•  received quarterly updates on the Ethics Helpline activity from the Chief Compliance Officer

Governance

•  reviewed workforce reports and the strategies and programs designed to attract, develop and retain employees and advance inclusion

•  recommended officer appointments to the Board for ratification

•  received labour relations update

•  reviewed the committee’s terms of reference

•  reviewed management’s reports on evolving issues & trends

•  reviewed the committee’s performance in 2024

•  reviewed the Company’s inclusion strategy, including monitoring the Company’s progress thereon

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Report of the Safety and Reliability Committee

Members

Current members: 100% independent	Gaurdie E. Banister (Chair)	Manjit Minhas	Stephen S. Poloz	Steven W. Williams	Douglas L. Foshee

Other members that served during the year:	Jason B. Few Dan C. Tutcher[1]

1 Mr. Tutcher retired from the Board on May 8, 2024.

Mandate

The Safety and Reliability Committee provides oversight of operational matters and carries out the responsibilities delegated by the Board related to safety and reliability. The full mandate and responsibilities can be found in the Terms of Reference for the Safety and Reliability Committee, available on our website (enbridge.com).

Meetings

Four meetings February, May, July, October	The Safety and Reliability Committee meets in-camera without management present at the end of each meeting. Before each meeting, the Chair of the committee meets with executive management to discuss the agenda items for the meeting and any significant issues.

2024 highlights

Safety and Reliability

•  received quarterly reports on the Company’s enterprise safety and operational reliability performance

•  received quarterly operational risk reports and annual safety and environment reports from the Liquids Pipelines, Gas Transmission and Midstream, Gas Distribution and Storage, and Power business units, as well as from Projects

•  received quarterly reports and updates from management regarding incidents, along with progress reports on related action plans and corrective action measures

•  received quarterly updates on enterprise initiatives and management system improvements focused on improvement in the areas of safety and reliability

Risk management

•  received and approved the Corporate Risk Assessment report as it pertains to the committee’s mandate

•  received management’s report on top operational risks

•  received quarterly reports on internal audit matters

•  received quarterly physical security and cybersecurity reports, as required, and provided oversight of physical security and cybersecurity as it relates to operational risk and controls, safety, operations integrity and reliability, and asset operations

Compliance	• received quarterly updates on the Ethics Helpline activity from the Chief Compliance Officer

Governance	• reviewed the committee’s terms of reference • reviewed management’s reports on evolving issues & trends • reviewed the committee’s performance in 2024

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Report of the Sustainability Committee

Members

Current members: 100% independent	Susan M. Cunningham (Chair)	Jason B. Few	Theresa B.Y. Jang	Manjit Minhas

Other members that served during the year:	Pamela L. Carter Dan C. Tutcher[1]

[1] Mr. Tutcher retired from the Board on May 8, 2024.

Mandate

The Sustainability Committee provides oversight of and carries out the responsibilities delegated by the Board related to sustainability matters. The full mandate and responsibilities can be found in the Terms of Reference for the Sustainability Committee, available on our website (enbridge.com).

Meetings

Four meetings February, May, July, October	The Sustainability Committee meets in-camera without management present at the end of each meeting. Before each meeting, the Chair of the committee meets with executive management to discuss the agenda items for the meeting and any significant issues.

2024 highlights

Oversight of sustainability-related policies, practices, risks and opportunities

•  provided oversight on the implementation of policies, procedures and practices on sustainability

•  received quarterly updates on key environmental, social, political and public policy issues, impacts, risks and trends of consequence to our businesses including energy security, energy accessibility and affordability, energy transition, inclusion, and Indigenous reconciliation

•  monitored developments related to climate and emissions reduction and how the Company is responding to new regulatory and market dynamics on climate and energy issues

•  reviewed and discussed quarterly reports from management on corporate and business unit commitments and progress on sustainability goals, including emissions reduction, and a focused update on plans to reduce methane emissions

•  monitored emerging developments relating to regulatory frameworks for impact assessment and permitting in both Canada and the U.S., including proposed permitting reforms in the U.S.

•  received management’s reports on regulatory issues and compliance as well as government relations activities

Enbridge Inc. 2025 Management Information Circular	59

Review of our engagements and communications with community stakeholders, Indigenous peoples, governments and regulators

•  received updates on Canadian provincial and U.S. federal elections, policy direction and political landscape in jurisdictions where the Company has operations and growth initiatives

•  received updates on management’s engagement with industry, business and governments to support and advance economic, energy and environmental priorities, and contribute to policy and tax programs to incent investment in renewables and new energy technologies including carbon capture and storage and hydrogen

•  discussed with management key legislative and regulatory developments and implications for the Company, and for energy transition, including the Inflation Reduction Act in the U.S. and the Canadian federal budget

•  received briefings from management on stakeholder research and perspectives on energy issues

•  received updates on the Company’s engagement with key community stakeholders impacted by Company projects and operations

•  reviewed with management the Company’s approach to Indigenous engagement and progress in advancing Indigenous economic partnerships; discussed progress towards the Company’s Indigenous Reconciliation Action Plan commitments

•  discussed actions taken by management to ensure that corporate and regulatory requirements for engagement with local communities and Indigenous peoples are met across all projects and operations

•  received updates on the Company’s community investment program

Monitoring and reporting sustainability/ESG performance

•  received management’s strategies on sustainability and ESG-related matters and reporting on enterprise-wide performance on key sustainability and ESG topics in our annual Sustainability Report

•  received updates and reviewed external ratings against peers and best practice to inform reporting

•  received updates on progress on enterprise and business unit emissions reduction plans

•  received updates on environmental impacts beyond emissions including focused updates on water protection and archeology management

•  provided input with respect to management’s action plans and progress in achieving our sustainability goals

Risk management	• reviewed and approved the Corporate Risk Assessment report as it pertains to the committee’s mandate

Governance	• reviewed the committee’s terms of reference • reviewed management’s reports on evolving issues & trends • reviewed the committee’s performance in 2024

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Director compensation

Philosophy and approach

The Board is responsible for developing and implementing the Directors’ Compensation Plan and has delegated the day-to-day responsibility for director compensation to the Governance Committee.

Our Directors’ Compensation Plan is designed with four key objectives in mind:

While our executive compensation program is designed around pay for performance, director compensation is based on annual retainers. This is designed to meet our compensation objectives and to help ensure our directors are unbiased when making decisions and carrying out their duties while serving on our Board.

The Governance Committee uses a peer group of companies to set the annual retainers for our Board and targets director compensation at or about the 50th percentile. See “Benchmarking to peers” beginning on page 76 for more information about our peer group and how we benchmark executive compensation.

About DSUs

A deferred share unit (“DSU”) is a notional share that has the same value as one Enbridge common share. Its value fluctuates with variations in the market price of Enbridge shares. DSUs do not have voting rights but they accrue dividends as additional DSUs, at the same rate as dividends paid on our common shares.

The Governance Committee reviews the Directors’ Compensation Plan every year, with assistance from management. Each year, as part of this review, the Governance Committee considers the time commitment and experience required of our directors. The Governance Committee also reviews the Directors’ Compensation Plan to make sure the overall program is still appropriate and reports its findings to the Board.

Every second year a comprehensive review, including peer analysis and benchmarking to the peer group, is conducted by an external consultant. This comprehensive review was completed in 2025. Following this review, and in line with our director compensation philosophy of targeting director compensation at or about the 50th percentile in our peer group, the Board of Directors, on recommendation of the Governance Committee, approved changes to directors’ compensation, effective January 1, 2025, including a US$15,000 increase in the annual Board retainer and a US$5,000 increase in the annual Sustainability Committee and Safety and Reliability Committee Chair retainers.

All non-employee director compensation in 2024 was paid under the Directors’ Compensation Plan. We do not compensate non-employee directors under our 2019 Long Term Incentive Plan for employees. All retainers are payable in U.S. dollars regardless of director residency.

Director share ownership requirements

We expect directors to own Enbridge shares so that they have an ongoing stake in the Company and are aligned with the interests of shareholders. Within five years of becoming a director, each director is required to hold at least US$945,000 in Enbridge shares and/or DSUs, being three times the annual Board retainer of US$315,000. See “Change in director equity ownership” on page 64 for more information.

If a decrease in the market value of Enbridge shares results in a director no longer meeting the share ownership requirements, we expect the director to purchase additional Enbridge shares in order to satisfy the minimum threshold.

DSUs are paid out when a director retires from the Board. They are settled in cash, based on the weighted average of the trading price of common shares on the TSX for the last five trading days before the date that is three trading days before the payment date, multiplied by the number of DSUs the director holds. Directors may not engage in equity monetization transactions or hedges involving securities of Enbridge (see “Insider trading and prohibition on hedging” on page 73).

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Director compensation components

Our Directors’ Compensation Plan has four components:

•	an annual retainer

•	an annual retainer if they serve as the Chair of the Board or chair of a Board committee

•	a fee for travelling to Board and Board committee meetings from the director’s home state or province to a meeting in another state or province

•	reimbursement for reasonable travel and other out-of-pocket expenses relating to their duties as a director

We do not have meeting attendance fees.

Our Directors’ Compensation Plan has been in effect since 2004 and was revised most recently in 2023. The table below shows the fee schedule for directors in 2024.

Directors are paid quarterly. Mr. Ebel does not receive any director compensation because he is compensated in his role as our President & CEO. We have not granted stock options to directors since 2002. Directors can receive their retainer in a combination of cash, Enbridge shares and DSUs, but they must receive a minimum amount in DSUs. Travel fees are paid in cash.

2024 directors’ compensation plan retainers

Compensation component	Annual amount (US$)

Board retainer	300,000

Additional retainers

Chair of the Board retainer	265,000

Board committee chair retainer

• Audit, Finance and Risk	25,000

• Human Resources and Compensation	20,000

• Governance	20,000

• Sustainability	15,000

• Safety and Reliability	15,000

Travel fee (where applicable)	1,500

Before a director’s minimum share ownership is met, at least 50% of their retainer will be paid in the form of DSUs, with the balance paid in cash, Enbridge shares or DSUs, in a percentage mix they choose. Once a director’s minimum share ownership is met, they can choose to receive between 35 and 100% of their retainer in DSUs, with the balance paid in cash, Enbridge shares or DSUs, in a percentage mix they choose. Directors are allocated the DSUs and Enbridge shares based on the weighted average of the trading price of the Enbridge shares on the TSX for the five trading days immediately preceding the date that is two weeks prior to the date of payment. Directors who do not make a timely election as to the form in which they wish to receive their retainer will receive the applicable minimum amount in DSUs and the balance in cash.

The table below shows the compensation components in which each director’s annual retainer for the year ended December 31, 2024, was delivered.

Director	Cash (%)	Enbridge shares (%)	DSUs (%)

Mayank M. Ashar			100

Gaurdie E. Banister	65		35

Pamela L. Carter	50	15	35

Susan M. Cunningham	25		75

Gregory L. Ebel[1]	-		-

Jason B. Few	50		50

Theresa B.Y. Jang			100

Teresa S. Madden	50		50

Manjit Minhas	50		50

Stephen S. Poloz	40		60

S. Jane Rowe		50	50

Steven W. Williams			100

Former Directors[2]

Dan C. Tutcher			100

[1]	Mr. Ebel did not receive any compensation as a director of Enbridge because he is our President & CEO.
[2]	Mr. Tutcher retired from the Board effective May 8, 2024.

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Corporate Governance

2024 director compensation table

The table below provides information concerning the compensation of each non-employee director who served at any time in 2024.

		Share based awards[2]				All other compensation			Total

	Fees earned[1] (cash)	Enbridge Shares[3]		DSUs[3]		Other fees[4]	Dividends on DSUs[5]

Director	($)	(#)	($)	(#)	($)	($)	(#)	($)	($)

Mayank M. Ashar				7,857	410,948	4,123	207	11,584	426,654

Gaurdie E. Banister	287,663			2,750	143,832	4,096	72	4,054	439,646

Pamela L. Carter	386,976	2,218	116,093	5,179	270,883	8,219	136	7,636	789,806

Susan M. Cunningham	107,874			6,187	323,621	4,096	163	9,122	444,714

Jason B. Few	205,474			3,928	205,474	8,219	83	4,802	423,968

Theresa B.Y. Jang				4,733	262,310	2,102	64	3,763	268,175

Teresa S. Madden	222,597			4,255	222,597	8,219	112	6,275	459,687

Manjit Minhas	205,474			3,928	205,474	4,123	103	5,792	420,862

Stephen S. Poloz	175,338			5,028	263,006	8,219	132	7,414	453,977

S. Jane Rowe		3,927	205,474	3,928	205,474	6,117	103	5,792	422,857

Steven W. Williams				8,380	438,344	4,123	178	10,243	452,710

Gregory L. Ebel[6]

Former Directors

Dan C. Tutcher[6]				3,123	148,637	2,062	40	1,981	152,680

[1]

The cash portion of the retainers paid to the directors. Directors are paid quarterly in US$. The values presented in this table are in C$ and reflect U.S./Canadian exchange rates from the Bank of Canada of 1.3474 as at March 7, 2024, 1.3746 as at June 13, 2024, 1.3563 as at September 19, 2024, and 1.4010 as at November 28, 2024.

[2]	The portion of the retainer received as DSUs and Enbridge shares.
[3]

The value of the Enbridge shares and DSUs paid quarterly is based on the weighted average of the trading price of Enbridge shares on the TSX for the five trading days prior to the date that is two weeks prior to the applicable payment date. The weighted average Enbridge share prices were $46.68, $49.61, $54.81 and $59.76 for the first, second, third and fourth quarters, respectively, of 2024.

[4]	For all of our non-employee directors, includes a per meeting US$1,500 travel fee.
[5]	Includes dividend equivalents granted in 2024 on DSUs granted in 2024 based on the 2024 quarterly dividend rate of $0.9150. Dividend equivalents vest at the time of grant.
[6]	Mr. Ebel does not receive any compensation as a director of Enbridge because he is our President & CEO. For Mr. Ebel’s compensation as President & CEO, see the summary compensation table on page 94.

Enbridge Inc. 2025 Management Information Circular	63

Change in director equity ownership

The table below shows the change in each director’s equity ownership from March 5, 2024, to March 4, 2025, the dates of the 2024 and 2025 management information circulars, respectively.

Director	Enbridge shares (#)	DSUs (#)	Total Enbridge shares + DSUs (#)	Market (at risk) value of equity holdings (C$)[1,2]

Mayank M. Ashar

2025	64,000	29,397	93,397	5,616,896

2024	64,000	19,844	83,844	3,964,983

Change	—	9,553	9,553	1,651,913

Gaurdie E. Banister

2025	24,245	15,501	39,746	2,390,324

2024	24,245	11,822	36,067	1,705,608

Change	—	3,679	3,679	684,716

Pamela L. Carter

2025	55,876	33,357	89,233	5,366,473

2024	53,658	26,161	79,819	3,774,641

Change	2,218	7,196	9,414	1,591,832

Susan M. Cunningham

2025	3,502	30,686	34,188	2,056,066

2024	3,502	22,679	26,181	1,238,099

Change	—	8,007	8,007	817,967

Gregory L. Ebel[3]

2025	672,484	58,778	731,262	$43,978,097

2024	671,844	55,002	726,846	34,372,547

Change	640	3,776	4,416	9,605,549

Jason B. Few[2]

2025	—	11,404	11,404	685,837

2024	—	6,839	6,839	323,416

Change	—	4,565	4,565	362,420

Douglas L. Foshee[2]

2025	5,000	—	5,000	300,700

2024	—	—	—	—

Change	5,000	—	5,000	300,700

Theresa B.Y. Jang[2]

2025	16,516	4,872	21,388	1,286,274

2024	16,516	—	16,516	781,042

Change	—	4,872	4,872	505,233

Teresa S. Madden

2025	5,454	29,277	34,731	2,088,722

2024	5,454	23,244	28,698	1,357,128

Change	—	6,033	6,033	731,594

Manjit Minhas[2]

2025	336	4,095	4,431	266,480

2024	336	—	336	15,889

Change	—	4,095	4,095	250,591

Stephen S. Poloz

2025	1,736	28,099	29,835	1,794,277

2024	1,736	21,388	23,124	1,093,534

Change	—	6,711	6,711	700,743

S. Jane Rowe

2025	35,903	13,469	49,372	2,969,232

2024	31,976	8,771	40,747	1,926,926

Change	3,927	4,698	8,625	1,042,306

Steven W. Williams

2025	32,282	24,026	56,308	3,386,363

2024	13,682	14,307	27,989	1,323,600

Change	18,600	9,719	28,319	2,062,763

Total

2025	917,334	282,961	1,200,295	72,185,741

2024	886,949	210,057	1,097,006	51,877,414

Change	30,385	72,904	103,289	20,308,328

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[1]

Based on the total market value of the Enbridge shares and/or DSUs owned by the director, based on the closing prices of $47.29 on the TSX on March 5, 2024, and $60.14 on March 4, 2025. These amounts have been rounded to the nearest dollar in Canadian dollars.

[2]

Directors must hold at least three times their annual US$315,000 Board retainer in DSUs or Enbridge shares within five years of becoming a director on our Board. Amounts are converted to C$ using US$1 = C$1.4382, the published WM/Reuters 4 pm London exchange rate for December 31, 2024. All current directors meet or exceed this requirement except Mr. Few, Ms. Minhas, Ms. Jang and Mr. Foshee, who have until May 4, 2027, November 28, 2028, May 8, 2029, and January 1, 2030, respectively, to meet this requirement.

[3]

Mr. Ebel did not receive any compensation as a director of Enbridge; he is compensated for his role as President & CEO. Prior to becoming President & CEO, Mr. Ebel received DSUs as compensation for being a director and continues to receive dividends on those DSUs.

Security ownership of certain beneficial owners and management

Beneficial ownership table

The table below sets forth the number and percentage of outstanding Enbridge shares beneficially owned by each of our directors, director nominees, NEOs and all directors and executive officers as a group, as of the date of this Circular. The number of Enbridge shares beneficially owned by each person is determined under applicable SEC rules. Under these rules, a person is deemed to have “beneficial ownership” of any shares over which that person, directly or indirectly, has or shares voting or investment power, plus any shares that the person has the right to acquire within 60 days, including through the exercise of stock options. Unless otherwise indicated, for each person named in the table, the number in the “Number of Enbridge shares acquirable within 60 days” column includes shares covered by stock options that may be exercised and that vest within 60 days after March 4, 2025, as well as shares acquired on settlement of RSUs within 60 days after March 4, 2025. Unless otherwise indicated in the table, the address of each of the individuals below is c/o Enbridge Inc., 200, 425 – 1st Street SW, Calgary, Alberta, T2P 3L8.

Name of beneficial owner	Number of Enbridge shares held	Number of Enbridge shares acquirable within 60 days	Total Enbridge Shares Beneficially Owned	Percent of common shares outstanding

All current executive officers and directors as a group	1,443,685	2,988,715	4,432,400	*

Mayank M. Ashar	64,000	-	64,000	*

Gaurdie E. Banister	24,245	-	24,245	*

Pamela L. Carter[1]	55,876	-	55,876	*

Susan M. Cunningham	3,502	-	3,502	*

Gregory L. Ebel	672,484	727,797	1,400,281	*

Jason B. Few	-	-	-	*

Douglas L. Foshee[1]	5,000	-	5,000	*

Theresa B.Y. Jang	16,516	-	16,516	*

Teresa S. Madden	5,454	-	5,454	*

Manjit Minhas	336	-	336	*

Stephen S. Poloz	1,736	-	1,736	*

S. Jane Rowe[1]	35,903	-	35,903	*

Steven W. Williams	32,282	-	32,282	*

Colin K. Gruending	131,885	631,914	763,799	*

Cynthia L. Hansen	288,523	715,163	1,003,686	*

Reginald D. Hedgebeth	128	31,774	31,902	*

Patrick R. Murray	15,680	252,772	268,452	*

[1]

Ms. Carter, Ms. Rowe and Mr. Foshee will be paid a portion of their directors’ compensation in Enbridge shares on March 28, 2025. Under our Directors’ Compensation Plan, the number of Enbridge shares will be calculated by dividing the applicable amount of compensation in Canadian dollars payable in Enbridge shares on the payment date by the weighted average the closing price per Enbridge share on the TSX for the five trading days prior to the date that is two weeks prior to the payment date.

*	Represents less than 1% of the outstanding Enbridge shares.

Enbridge Inc. 2025 Management Information Circular	65

Indebtedness of directors and executive officers

As of the date of this Circular, there is no indebtedness outstanding by, or any guarantees, support agreements, letters of credit or other similar arrangements or understandings provided by the Company or its subsidiaries to any of the Company’s directors, proposed new Board candidate or executive officers or any of their associates.

Other information

For further information

Enbridge’s financial information is provided in the Company’s consolidated financial statements for the year ended December 31, 2024, and the related MD&A.

This Circular, our 2024 Annual Report on Form 10-K containing our consolidated financial statements for the year ended December 31, 2024, together with the auditor’s report and MD&A, and our interim reports on Form 10-Q for periods beginning after December 31, 2024, are available at enbridge.com, sedarplus.ca, sec.gov or free of charge by contacting Investor Relations through our website or by email, phone or mail at:

Email: investor.relations@enbridge.com

Phone Within North America: 1-800-481-2804

Phone Outside North America: 1-403-231-3960

Mail: Enbridge Inc. Investor Relations, 200, 425 – 1st Street SW, Calgary, Alberta, Canada, T2P 3L8

In addition, key governance documents (including the terms of reference for the Board and its committees) are available on our website (enbridge.com) or free of charge on written request to CorporateSecretary@enbridge.com or by mail to Corporate Secretary, Enbridge Inc., 200, 425 – 1st Street SW, Calgary, Alberta, Canada, T2P 3L8.

Additional information relating to the Company may also be found on sedarplus.ca or sec.gov.

U.S. householding

Some brokers, banks or other intermediaries may be participating in the practice of “householding” our proxy materials. This means that only one copy of the Circular may have been sent to multiple shareholders in the same household. If you wish to “opt out” of householding for future mailings, or if your household currently receives multiple copies of our Circular, and you wish to “opt in” to householding for future mailings to receive a single copy of these documents, please contact your broker, bank or other intermediary, as applicable. If you would like to receive additional copies of this Circular or our 2024 Annual Report, please contact Investor Relations as provided under “For further information” or contact Broadridge by following the instructions on your Notice.

Principal executive offices

The mailing address of our principal executive offices is Enbridge Inc., 200, 425-1st Street SW, Calgary, Alberta, Canada, T2P 3L8.

Common shares, preference shares and principal shareholders

As of the date of this Circular, there are 2,179,190,647 common shares issued and outstanding.

There are also 21 series of preference shares issued and outstanding. Preference shares do not have voting rights, and none will be voting at the Meeting.

For information regarding the ownership of certain individuals, including directors and officers of the Company, see “Security ownership of certain beneficial owners and management” on page 65. To the knowledge of the Board and of the executive officers of Enbridge, no person or company beneficially owns, or controls or directs, directly or indirectly, voting securities carrying 10% or more of the voting rights attached to any class of voting securities of Enbridge.

The table below outlines information about the number of Enbridge shares held by persons known by the Company to be the beneficial owners of more than 5% of issued and outstanding shares as of the date of this Circular. This information is based on the most recently available reports filed with the SEC.

Name and address of beneficial owner	Aggregate number of Enbridge shares beneficially owned	Percent of Enbridge shares outstanding

BlackRock, Inc. 50 Hudson Yards New York, NY 10001[1]	115,744,992	5.3%

[1]	The information for this beneficial owner is based on Schedule 13G filing on November 8, 2024, which can be retrieved at sec.gov.

66	Enbridge Inc. 2025 Management Information Circular

67 Executive Compensation

68	Executive summary

70	Compensation philosophy

71	Compensation policies and practices

72	Compensation governance

73	Compensation risk management

74	Annual decision-making process

75	Compensation elements

76	Benchmarking to peers

79	2024 business performance

81	2024 compensation decisions

87	Share ownership

87	Executive profiles

94	2024 summary compensation table

96	Executive compensation tables and other compensation disclosures

105	Other benefit elements

Executive Compensation

Compensation discussion and analysis

The following compensation discussion and analysis describes the 2024 compensation programs for our Named Executive Officers (“NEOs”).

2024 NEOs

Gregory L. Ebel President & CEO

Patrick R. Murray Executive Vice President & Chief Financial Officer (“CFO”)

Cynthia L. Hansen Executive Vice President & President, Gas Transmission & Midstream

Colin K. Gruending Executive Vice President & President, Liquids Pipelines

Reginald D. Hedgebeth[1] Executive Vice President, External Affairs & Chief Legal Officer

Executive summary

The HRC Committee works on behalf of shareholders to ensure our executive compensation programs are aligned with performance, designed to retain top talent, and motivate Enbridge’s senior leaders to bring our vision, values and strategy to life. We are pleased to share our approach to executive compensation and highlight key accomplishments we considered in determining 2024 compensation awards for the executive leadership team. The decisions related to executive compensation are guided by our compensation philosophy and reflect our ongoing desire to drive sustainable growth and create long-term value, positioning us to be the first-choice energy delivery company for our customers, communities, shareholders and employees.

Advancing strategic priorities

At Enbridge, our commitment to a strong, growing dividend is a core component of our shareholder offering and that commitment bolsters the discipline we exercise across all capital allocation decisions we make. We prioritize attractive risk-adjusted investments in utility-like, highly predictable assets. In 2024, we added significant visibility to our growth outlook through the acquisition of three premier U.S. natural gas utilities, in addition to investing in vital infrastructure across our industry-leading footprint.

We placed over $5 billion of assets into service in 2024 across a wide range of sectors and regions and added $8 billion of accretive organic projects to our secured growth program which now sits at $26 billion. Enbridge also announced and closed three tuck-in acquisitions during the year which totaled approximately $1 billion. These additions are highly strategic natural gas and liquids assets in the Permian Basin and U.S. Gulf Coast, connected to Enbridge’s existing infrastructure, extending and optimizing our customer service offering.

Our values of Safety, Integrity, Respect, Inclusion and High Performance guide every decision made at Enbridge. Safety is, and always will be, our highest priority. Despite having strong results in many areas of safety and reliability, in 2024 we experienced incidents in our gas distribution business resulting in fatalities. These incidents have deepened our resolve to do everything possible to prevent incidents like this in the future.

[1]	Mr. Hedgebeth joined Enbridge on September 17, 2023 and was appointed Executive Vice President, External Affairs and Chief Legal Officer effective January 1, 2024.

68	Enbridge Inc. 2025 Management Information Circular

Executive Compensation

2024 achievements

•  Achieved over 37% TSR

•  Record financial results, continuing our 19-year history of meeting or exceeding financial guidance

•  Announced 30th consecutive annual dividend increase

•  Completed the $19 billion acquisition of three premier U.S. natural gas utilities

•  Placed over $5 billion of growth capital into service

•  Sanctioned $8 billion of new organic growth diversified across all four business units

•  Acquired equity stakes in the Whistler Pipeline joint venture and the Delaware Basin Residue (“DBR”) system, establishing a Permian Basin natural gas footprint

•  Reached a negotiated settlement on Texas Eastern Pipeline

•  Recycled over $3 billion of capital at attractive valuations

•  Issued 23rd annual Sustainability Report

DCF per share1

[1]	DCF and DCF per share are non-GAAP measures; these measures are defined and reconciled in the Non-GAAP and other financial measures section of Appendix B.

Compensation highlights

In considering executive compensation outcomes for the year, the HRC Committee assessed performance against financial, strategic and operational objectives that were approved by the Board at the beginning of the year and evaluated in the context of our compensation philosophy. The HRC Committee and Board also reviewed key performance indicators relative to our performance peer group, including dividend per share growth, earnings per share growth, DCF per share growth and TSR, and based on the review, approved the 2024 incentive payouts.

In 2024, our STIP design shifted to one company scorecard with certain variability of business unit financial performance, designed to align financial and non-financial goals to drive collective outcomes across the business. We are pleased to share that we delivered strong financial results within the financial guidance range, executed on our business strategy, and advanced goals related to environmental sustainability, social, and governance practices, resulting in overall payouts for our NEOs ranging from 149% to 163% of target.

Performance stock unit (“PSU”) awards are subject to pre-established and specific performance hurdles determined upon grant. The 2022 PSU grant vested in 2024 and achieved an overall result at target based on our three-year DCF per share growth targets and relative weighted TSR against our performance peer group over the three-year term.

The awards earned were consistent with our pay-for-performance philosophy, and more information is provided in the following materials.

Enbridge Inc. 2025 Management Information Circular	69

Compensation philosophy

Enbridge’s approach to executive compensation is governed by the HRC Committee and approved by the Board. A rigorous pay-for-performance philosophy is embedded in our short-, medium-, and long-term compensation programs and designed to align with the interests of Enbridge shareholders and other stakeholders, through five main objectives:

Align to Enbridge’s business strategy

•  Our compensation programs are designed to motivate management to deliver exceptional value by focusing on safe and reliable operations while maintaining financial strength and flexibility and executing on growth opportunities consistent with our low-risk business model

•  Compensation program payouts are designed to align with achievement of our strategic priorities and outcomes

Align to Enbridge’s values

•  Enbridge is committed to delivering steady, visible and predictable results, and operating our assets in an ethical and responsible manner

•  Our compensation programs reward behaviours and outcomes closely aligned to our values

•  We assess performance and compliance against our sustainability metrics

Attract and retain a highly effective executive team

•  Incenting and engaging a high performing executive team is essential for achieving our strategic goals and desire to build a sustainable future for Enbridge

•  Total direct compensation is targeted at the median of our compensation benchmarking peer group of U.S. and Canadian companies to reflect Enbridge’s identity as a North American leader

•  Compensation programs reward employees for high performance and their potential for future contributions

Incent and reward for performance

•  Performance is the cornerstone of Enbridge’s compensation strategy. Our pay-for-performance approach rewards management for their contributions to the enterprise, business unit and individual results against objectives that support the achievement of our strategic priorities

•  A significant portion of the target compensation mix for the President & CEO and the other NEOs is “at risk”. Incentives are “at risk” because payout is not guaranteed, and their values are determined based on each metric’s guidance range and specific performance criteria

•  When assessing performance, the HRC Committee considers performance results in context of other qualitative factors not captured in the formal metrics, including key performance indicators relative to peers, such as TSR, dividend per share growth, DCF per share growth, earnings per share growth and others, in addition to qualitative aspects of management’s responsibilities

Enhance long-term shareholder value

•  Our compensation programs focus management on delivering strategic priorities over the long-term

•  Medium- and long-term incentives pay out over time, encouraging a longer-term view of how we create value for our shareholders

•  A significant portion of the target compensation mix for the President & CEO and NEOs is linked to medium- and long-term incentive programs

Talent management and succession planning

We take an integrated approach to talent management and succession planning using a comprehensive framework aligned to our business strategies which is overseen by the HRC Committee and the Board. Focusing on the development of executives to strengthen the overall succession pipeline enables us to retain top talent while ensuring depth of leadership capability to drive both short- and longer-term performance. Our philosophy of development and retention of executive talent supports and strengthens our culture, builds versatility and reduces business risk by providing multiple succession options.

70	Enbridge Inc. 2025 Management Information Circular

Executive Compensation

Compensation policies and practices

Our compensation policies and practices are designed to encourage appropriate behaviours, promote strategic risk management, and align to the interests of our shareholders. The following table outlines Enbridge’s compensation policies and practices that maintain disciplined governance.

What we do	What we don’t do

•  Use a pay-for-performance philosophy whereby the majority of compensation provided to executives is “at risk”. “At risk” payouts are not guaranteed, and threshold performance must be achieved for a payout to occur. In 2024, the percentage of total target compensation considered “at risk” for the President & CEO was 89% and an average of 83% for the other NEOs

•   Count performance stock units or unexercised stock options toward share ownership requirements

•   Grant stock options with exercise prices below 100% fair market value or re-price out-of-the-money options

•   Allow repricing or cash buyout of underwater options without shareholder permission

•   Provide stock options to non-employee directors

•   Permit hedging of Enbridge securities by directors, officers, or other employees

•   Use employment agreements with single-trigger voluntary termination rights in favour of executives

•   Grant loans to directors or senior executives

•   Guarantee incentive payouts

•   Apply tax gross-ups to awards

•   Provide excessive perquisites

• Use a blend of short-, medium- and long-term incentive awards that are linked to business plans for the respective timeframe
• Incorporate risk management principles into decision-making processes to help ensure compensation programs do not encourage inappropriate or excessive risk-taking by executives
• Regularly review executive compensation programs through independent third-party experts and advisors to support regulatory compliance and ongoing alignment with shareholders
• Use both preventative and incident-based safety, environmental and operational metrics that are directly linked to short-term incentive awards with a maximum payout of 2x target

•  Executives are required to meet minimum share ownership guidelines, which are regularly reviewed to align with market practices, motivate executives to create long-term value, and align the interests of executives with those of Enbridge shareholders

•  Benchmark executive compensation programs against a compensation peer group of similar companies (by organization size, industry and geography) in North America, to assess that executives are compensated at competitive levels

•  Uphold clawback policies, including our Incentive Compensation Clawback Policy, covering all cash bonuses and equity-based incentive awards granted or paid, intended to prevent or rectify situations whereby employees engage in misconduct (defined to include fraud or willful misconduct), and the Clawback Policy for the Mandatory Recovery of Erroneously Awarded Incentive-Based Compensation, which aligns with SEC and NYSE requirements

• Use double-trigger change in control provisions within all cash and incentive plan agreements

•  Hold an annual advisory shareholder vote on our approach to executive compensation, commonly known as “say on pay” and regularly engage with shareholders on our executive compensation program philosophy

• Regularly perform quantitative modelling, stress test performance, and potential compensation scenarios to assess reasonability of executive awards as compared to our compensation peer group

Enbridge Inc. 2025 Management Information Circular	71

Compensation governance

Enbridge’s compensation governance structure consists of the Board and the HRC Committee, with HR Consultant Mercer (Canada) Limited (“Mercer”), and others from time to time, providing independent advisory support to the HRC Committee. The HRC Committee reviews the governance structure annually against best practices and regulatory guidance.

Board and HRC Committee

The Board is responsible for the oversight of the compensation principles and programs at Enbridge. The HRC Committee approves major compensation programs and payouts to align incentive compensation accurately with the company’s performance and its pay-for-performance philosophy, including reviewing and recommending to the Board the compensation for the President & CEO. The HRC Committee also approves the compensation for the other NEOs.

The HRC Committee assists the Board in carrying out its responsibilities with respect to compensation matters by providing oversight and direction on human resources strategy, policies and programs for the NEOs, other executives and the broader employee base, including compensation, equity incentive plans, pension and benefits as well as talent management, succession planning, workforce recruitment, retention, inclusion, and employee health and safety. The HRC Committee provides oversight regarding the management of broader people-related risk, and specifically reviews the compensation programs from a risk perspective.

The members of the HRC Committee in 2024 were Steven W. Williams (Chair), Mayank (Mike) M. Ashar, Susan M. Cunningham and S. Jane Rowe. All members of the HRC Committee are independent under the independence standards discussed in this Management Information Circular on page 46.

The members of the HRC Committee have experience in human resources and compensation, including as members of the compensation committees of other public companies. In addition, the members of the HRC Committee have executive leadership experience, strong knowledge of the energy industry, experience as directors of other public companies and a mix of other relevant skills and experience. This background provides the HRC Committee members with the collective experience, knowledge and skills to effectively carry out their responsibilities. For information on each HRC Committee member’s experience and current service on other public company boards and committees, see the director nominee profiles, beginning on page 18. For information on each HRC Committee member’s skills and experience, see the skills and experience matrix on page

32. For information on each HRC Committee member’s participation on other Enbridge Board committees, see page 30.

Independent advice

The HRC Committee is directly responsible for the appointment, compensation and oversight of the work of any compensation consultants, outside legal counsel or other advisors it retains (each, an “Advisor”). The HRC Committee may select or receive advice from an Advisor only after taking into consideration all factors relevant to the Advisor’s independence from management including:

•	the provision of other services to Enbridge by the Advisor

•	the amount of fees received from Enbridge by the Advisor as a percentage of the Advisor’s total revenue

•	the policies and procedures of the Advisor that are designed to prevent conflicts of interest

•	any shares owned by the Advisor

•	any business or personal relationship of the Advisor with a member of the HRC Committee or with an executive officer at Enbridge

Although the HRC Committee is required to consider these factors, it is free to select or receive advice from an Advisor that is not independent.

Since 2002, Mercer, an independent Advisor, has provided guidance to the HRC Committee on compensation matters to help ensure Enbridge’s programs are appropriate, market competitive and continue to meet intended goals. Advisory services provided by Mercer include reviewing:

•	the competitiveness and appropriateness of executive compensation programs

•	annual total direct compensation for the President & CEO and the executive leadership team

•	executive compensation governance

•	the HRC Committee’s mandate and related Board committee processes

While the HRC Committee considers the information and recommendations Mercer provides, it has full accountability for decisions within its mandate, which may reflect other factors and considerations.

Each year, the HRC Committee Chair reviews and approves the terms of engagement with Mercer, which specify the work to be done in the year, Mercer’s responsibilities and its fees. Management may also retain Mercer on compensation matters from time to time or for prescribed compensation services. The HRC Committee Chair must approve all services that are not standard in nature, considering whether the work would compromise Mercer’s independence.

72	Enbridge Inc. 2025 Management Information Circular

Executive Compensation

In 2024, Management and the HRC Committee engaged Mercer to provide analysis and advice on various compensation matters. The following table provides a breakdown of services provided and fees paid to Mercer and its affiliates by Enbridge in 2024 and 2023:

Nature of work	Approximate fees in 2024 ($)	Approximate fees in 2023 ($)

Executive compensation related[1]	569,993	406,106

All others[2]	5,607,224	7,389,719

Total	6,177,217	7,795,825

[1]	Includes all fees related to executive compensation associated with the President & CEO and the executive leadership team.
[2]

Includes fees paid for other matters that apply to Enbridge as a whole, such as pension actuarial valuations, renewal and pricing of benefit plans, evaluation of geographic market differences and regulatory proceedings support. Also includes risk brokerage service fees paid to Mercer affiliates (Marsh, Oliver Wyman and Guy Carpenter) for services provided to our operating affiliates subject to timing and currency exchange differences.

Having your say

We are committed to regular shareholder engagement and appreciate your feedback. Shareholders can express their views on executive pay at our annual meeting of shareholders, where we hold an annual advisory “say on pay” vote to receive shareholder feedback. This structure helps align executive compensation with shareholder interests. While the vote is advisory and non-binding, the Board considers the results when determining Enbridge’s compensation program. The 2024 vote resulted in a favourable outcome and the HRC Committee interpreted this level of support as affirmation by our shareholders of the design and overall execution of our executive compensation programs. For information on our Advisory vote on executive compensation, please visit page 34.

Compensation risk management

The HRC Committee plays a critical governance role related to enterprise risk. In carrying out this accountability, the HRC Committee employs a number of risk mitigation practices aimed at ensuring that Enbridge’s compensation programs are designed in a manner that does not encourage individuals to take inappropriate or excessive risks that could have material adverse impact on the Company.

Compensation risk mitigation practices

Enbridge uses the following compensation practices to mitigate risk:

•	a pay-for-performance philosophy that is embedded in the compensation design

•	a mix of pay programs benchmarked against a relevant compensation peer group, which contains companies that are generally similar in size to Enbridge, primarily in terms of enterprise value, and secondarily, market capitalization and assets

•	compensation programs that include a combination of short-, medium- and long-term elements that provide executives with an incentive to consider both the immediate and long-term implications of their decisions

•	program provisions whereby executives are compensated for their short-term performance using a combination of financial performance and operational metrics in areas such as safety, project, and sustainability performance that support a balanced perspective and are a mix of both leading (proactive/preventative) and lagging (incident-based) indicators

•	a rigorous approach to goal setting and a process of establishing targets with multiple levels of performance, which mitigate excessive risk-taking that could harm Enbridge’s value or reward poor judgment of executives

•	performance thresholds that include both minimum and maximum payouts

•	stock award programs that vest over multiple years and are aligned with overall stock price appreciation to drive value for Enbridge shareholders

•	share ownership guidelines that require executives to have a meaningful equity stake in Enbridge to align their interests with those of Enbridge shareholders

•	Insider Trading Guidelines that include prohibition on hedging provisions to prevent activities that would weaken the intended pay-for-performance link

•	two incentive compensation clawback policies: one that allows Enbridge to recoup, from covered members of senior management, certain overpayments of incentive compensation including all cash bonuses and equity-based incentive awards granted or paid to individuals engaged in fraud or willful misconduct; and another policy that requires Enbridge to recover erroneously awarded incentive-based compensation received by covered executive officers in the event that Enbridge is required to prepare a qualifying accounting restatement (subject to certain exceptions)

The HRC Committee has considered the risk related to the Company’s compensation programs and has concluded that the programs do not encourage excessive or inappropriate risk-taking and are aligned with the long-term interests of shareholders.

Insider trading and prohibition on hedging

We have adopted Insider Trading Guidelines governing the purchase, sale and/or other disposition of our securities by our directors, officers (including the NEOs), employees and contractors, as well as by Enbridge itself, that are reasonably designed to promote compliance with insider trading laws, rules and regulations and NYSE and TSX listing standards. We also maintain Disclosure Guidelines, which prohibit the Company from issuing securities or offering

Enbridge Inc. 2025 Management Information Circular	73

securities to the public during a blackout period (subject to specific circumstances outlines in the policy).

Our Insider Trading Guidelines also prohibit directors, officers, employees and contractors from purchasing financial instruments that are designed to hedge or offset a decrease in the market value of equity securities granted as compensation or held, directly or indirectly, by such directors, officers, employees and contractors, as such positions may weaken the link between the intended alignment of director and employee interests with shareholder interests.

The following activities are specifically prohibited:

•	speculating in securities of Enbridge and its reporting issuer subsidiaries

•	“short-selling” securities of Enbridge and its reporting issuer subsidiaries (i.e. selling securities that the individual does not own)

•	purchasing or selling call or put options or other derivatives relating to securities of Enbridge and its reporting issuer subsidiaries

•	entering into any other financial transaction that is designed to hedge or offset any decrease in the market value of the securities of Enbridge and its reporting issuer subsidiaries

Clawback policies

Enbridge maintains two incentive compensation clawback policies.

The Incentive Compensation Clawback Policy allows Enbridge to recover, from current and former members of senior management, certain incentive compensation amounts awarded or paid to individuals including all cash bonuses and equity based incentive awards if the individuals engaged in misconduct (defined to include fraud or willful misconduct) that led to inaccurate financial results reporting, regardless of whether the misconduct resulted in a restatement of all or a part of Enbridge’s financial statements.

The Clawback Policy for the Mandatory Recovery of Erroneously Awarded Incentive-Based Compensation, requires Enbridge (subject to certain exceptions) to recover erroneously awarded incentive-based compensation received by covered executive officers in the event that Enbridge is required to prepare an accounting restatement due to the material noncompliance with any financial reporting requirement under applicable securities laws.

Annual decision-making process

Compensation decisions are guided by our compensation philosophy and principles as described on page 70. The following illustration provides an overview of our annual process for determining and assessing compensation for the President & CEO and other NEOs.

Planning and research

Independent compensation consultant

- Market analysis and benchmarking

Management

- Recommends compensation targets (except the CEO)
- Set objectives: corporate, business unit and individual
- Define key metrics and other strategic priorities

Performance assessment and recommendations

Management

- Performance assessments:
  - CEO self-assessment to objectives
  - Assessment of each NEO

HRC Committee

- Review corporate, business unit and individual performance
- Assess business environment and market
- Review historical compensation
- Consider use of discretion
- Discuss with independent compensation consultant

Decision-making and approvals

HRC Committee

- Approve compensation targets and decisions for the NEOs (except the CEO)
- Approve compensation targets and objectives set by management
- Recommend CEO compensation to the Board

HRC Committee Chair and Chair of the Board

- Review corporate and CEO performance
- Solicit feedback from all Board members

Board of Directors

- Final approval of CEO compensation

74	Enbridge Inc. 2025 Management Information Circular

Executive Compensation

Compensation elements

Enbridge’s compensation program is comprised of elements that balance the use of short-, medium- and long-term vehicles, designed to deliver value to Enbridge shareholders not only in the near-term, but also through continued performance over the long-term. Total direct compensation includes base salary and performance-based incentive awards. In 2024, the percentage of total target compensation considered at risk for the President & CEO was 89% and for the other NEOs averaged 83% and directly aligns pay for our senior leaders to performance outcomes consistent with the interests of Enbridge shareholders.

The following table describes the primary compensation program components for our NEOs, together with key features, objectives and the time horizon for vesting and/or realized value.

Timeframe	Short-term		Medium-term		Long-term

Variability	Fixed	At-risk

Compensation element	Base Salary	Short-term Incentive Plan (“STIP”)	Performance Stock Units (“PSUs”)	Restricted Stock Units (“RSUs”)	Incentive Stock Options (“ISOs”)

Reference for more information	• Page 81	• Page 81	• Page 85	• Page 87	• Page 87

Key features	• Reviewed annually, with consideration of scope and role responsibilities, competency, and market conditions • Increases based on performance and market data	• Annual incentive reward based on one company scorecard shared by all employees with variability of business unit financial performance	• Granted annually • Three-year term • Subject to performance hurdles and results achieved against predetermined criteria • Realized value of units based on share price at vesting • Paid in cash	• Granted annually • Three-year cliff vest • Realized value of units based on share price at vesting • Share-settled	• Vest over four years and have a 10-year term • Realized value based on share price difference at grant date and at time of exercise

Objectives	• Fixed cash compensation for performing day-to-day responsibilities of the role	• Motivate delivery of results tied to executing the business strategy • Reward achievement for performance year

•  Align with the interests of shareholders

•  Motivate strong performance relative to external peers, long-term strategic goals, progressing sustainability, and longer-term value generation, and stock price appreciation

				• Align with the interests of shareholders • Motivate longer-term value generation and stock price appreciation	• Align with the interests of shareholders • Motivate longer-term value generation and stock price appreciation

Enbridge Inc. 2025 Management Information Circular	75

Benchmarking to peers

Total direct compensation for the NEOs is managed within a framework that involves input from and consideration by the President & CEO and the HRC Committee (the HRC Committee only in the case of the CEO) with Mercer providing independent advisory support. The competitiveness of this framework is based on market data extracted from third-party compensation surveys and publicly disclosed executive compensation information for comparable benchmark roles at peer companies.

Enbridge targets overall total direct compensation for our NEOs at the median of our peer group, considering the skills, competencies and experience of each senior executive.

Compensation peer group determination

Enbridge uses a single North American peer group for executive compensation benchmarking in making compensation decisions. The following summarizes the key considerations and selection criteria for the compensation peer group of companies:

Industry

•  Typically defined as low-risk regulated operations in the North American energy sector

•  The peer group is limited to those in the energy and infrastructure space, subject to the same external industry pressures and macroeconomic factors as Enbridge, rather than extending to other capital-intensive sectors

•  Aligns Enbridge to pay competitively against “best-in-class” companies whose executives are often the most knowledgeable about Enbridge’s core businesses

Size/complexity

•  Broadly defined to consider multiple dimensions, including financial (e.g., market capitalization, cash flow, enterprise value, assets, capital employed) and non-financial measures (e.g., breadth of operations)

Geography

•  A North American compensation peer group is used because the President & CEO and other NEOs’ responsibilities are primarily North American in scope, which is generally where we compete for top talent

•  The majority of our business assets and operations are within the U.S. and Canada, and our shareholders include both U.S. and international institutions

•  The U.S. market offers more comparable peers from an industry and/or size/complexity perspective; accordingly, our peer group is weighted more heavily towards the U.S.

•  Most Canadian companies are not sufficiently comparable to Enbridge in terms of industry and/or size/complexity, and therefore only appropriate Canadian peers are included in the peer group

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Executive Compensation

Annual peer group decision making

Enbridge’s compensation peer group is reviewed annually by the HRC Committee and is comprised of Canadian and U.S. companies in the energy and infrastructure space. The peer group used for determining compensation in 2024 was unchanged from 2023.

2024 compensation peer group

Canada

Canadian National Railway Company

Canadian Natural Resources Limited

Suncor Energy Inc.

TC Energy Corporation

U.S.

Chevron Corporation

ConocoPhillips

Dominion Energy Inc.

Duke Energy Corporation

Energy Transfer LP

Enterprise Products Partners L.P.

Haliburton Company

Kinder Morgan Inc.

NextEra Energy, Inc.

Occidental Petroleum Corporation

Phillips 66

SLB

The Southern Company

The Williams Companies, Inc.

Union Pacific Corporation

Peer group comparison

Our compensation peer group contains companies that are generally similar in size to Enbridge, primarily in terms of enterprise value, and secondarily market capitalization and assets. Enbridge is considerably larger than the majority of the companies in our industry, and size constraints were relaxed in certain instances to include companies similar to Enbridge in terms of operational profile.

The following chart summarizes Enbridge’s placement compared to our North American peer group and indicates that Enbridge ranks above the median in all the selection criteria relative to the 2024 compensation peer group.

[1]	U.S. company information has been converted to Canadian dollars at variable rates throughout the year.
[2]	Revenue, EBIT, total assets are as of December 31, 2023. Market value and enterprise value are as of December 31, 2024.

Enbridge Inc. 2025 Management Information Circular	77

Aligning President & CEO pay with performance

Enbridge is committed to aligning President & CEO pay with company performance and TSR, consistent with the rigorous pay-for-performance philosophy embedded in our compensation programs and aligned with the interests of Enbridge shareholders. We place a substantial portion of pay at risk, linked to performance goals that strongly incent our executive team to manage the Company in the best long-term interests of the Company and our shareholders.

We strongly believe that President & CEO pay should correspond to the performance of the Company, and that relationship should align appropriately relative to our compensation peers, based on the same pay-for-performance measures. We analyze this relationship over a multi-year period to smooth effects of short-term fluctuations and to better identify long-term performance and market trends.

The HRC Committee reviews key performance indicators, including our TSR, relative to our compensation peer group,

and annually performs a comparative analysis of the President & CEO’s grant date fair value (“GDFV”) pay and realizable pay.

GDFV pay represents the total amount disclosed in the summary compensation table, excluding the amounts in the pension value and all other compensation columns. Realizable pay represents salary and non-equity incentive plan compensation as disclosed in the summary compensation table and the current market value of unvested or unearned medium- and long-term incentive awards using the 2024 year-end share price.

In our most recent analysis, we compared the relationship between Enbridge’s percentile rank of President & CEO pay and TSR performance over the past three years, relative to our compensation peer group on the same basis.

Enbridge has a strong correlation between President & CEO pay and performance relative to our compensation peers. Enbridge’s placement within the highlighted bands in the charts below indicates that our President & CEO pay outcomes are aligned with actual company performance results and shareholder expectations.

GDFV pay1

Pay rank
P100
P90
P80
P70
P60
P50
P40
P30
P20
P10
P0
Enbridge
P0
P10
P20
P30
P40
P50
P60
P70
P80
P90
P100
TSR rank

[1]

This chart displays the President & CEO GDFV pay rank against the TSR rank over a three-year period from 2022 to 2024. GDFV pay is calculated from publicly disclosed information in the summary compensation table in 2022 and 2023. 2024 peer data has been estimated with a 3.5% aging factor.

The analysis indicated that Enbridge’s President & CEO GDFV pay was positioned at the 42nd percentile and our TSR was positioned at the 47th percentile.

Realizable pay2

Pay rank
P100
P90
P80
P70
P60
P50
P40
P30
P20
P10
P0
Enbridge
P0
P10
P20
P30
P40
P50
P60
P70
P80
P90
P100
TSR rank

[2]

This chart displays the President & CEO realizable pay rank against the TSR rank over a three-year period from 2022 to 2024. Realizable pay includes peer group CEOs’ outstanding equity awards as of December 31 in publicly disclosed information in 2022 and 2023. 2024 data for peers has been assumed based on the December 31, 2024 share price.

The analysis indicated that Enbridge’s President & CEO realizable pay was positioned at the 47th percentile and our TSR was positioned at the 47th percentile.

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Executive Compensation

2024 business performance

Priorities		Actions

1.	Safety and operational reliability

•  Despite achieving overall strong performance in our occupational and process safety metrics, including best Total Recordable Incident Frequency in company history, there were fatality incidents in our utility business. Our goal is to eliminate fatalities and life-altering injuries, and we are taking proactive action to apply learnings from these events to improve our ability to prevent future incidents

•  Executed integrity and maintenance capital programs efficiently and effectively across each business

2.	Extend growth through disciplined capital allocation

•  Placed $5 billion of secured growth capital into service generating attractive risk-adjusted returns

•  Sanctioned Sequoia Solar, Orange Grove and Fox Squirrel Phases 2 and 3, which have a combined expected generation capacity of over 1,000 MW

•  Sanctioned a 120kbpd expansion of Gray Oak Pipeline

•  Reached a positive final investment decision on Tennessee Ridgeline Expansion project, which will deliver natural gas for the Tennessee Valley Authority to support the replacement of an existing coal-fired power plant

•  Sanctioned US$0.9 billion of offshore pipelines to serve bp’s Kaskida development and Shell and Equinor’s Sparta development

•  Acquired a 19% stake in the Whistler Pipeline joint venture with WhiteWater/ I Squared Capital and MPLX, which operates critical natural gas infrastructure in the Permian Basin

•  Sanctioned the Blackcomb Pipeline in the Permian Basin, expected to be in service in 2026

•  Acquired a 15% interest in the DBR pipeline system in Texas which is directly connected to the Whistler Pipeline and extends Enbridge’s Permian Basin service offering

•  Purchased two marine docks and more land adjacent the EIEC, considerably increasing Very Large Crude Carrier loading windows and enhancing development potential at the terminal

•  Advanced multi-year utility growth and Gas Transmission modernization programs

3.	Maintain financial strength and flexibility

•  Achieved record adjusted EBITDA of $18.6 billion[1], above the guidance range, and an increase over 2023 of 13%

•  Achieved DCF per share of $5.56[1], within the recast guidance range

•  Increased the 2025 quarterly dividend by 3% to $0.9425 ($3.77 annualized) per share, reflecting the 30th consecutive annual increase within our target payout ratio

•  Within target debt-to-EBITDA range of 4.5x to 5.0x1

•  Rated A (low) by DBRS, BBB+ by S&P and Fitch, and Baa2 by Moody’s

•  Managed foreign exchange and interest rate volatility with enterprise-wide financial risk management program

•  Announced sale of East West Tie interest at strong valuation for cash proceeds of $129 million

4.	Participate in energy transition over time

•  Issued 23rd annual Sustainability Report

•  Continued progress on our Indigenous Reconciliation Action Plan commitments

•  Advanced geological work and engineering for the Wabamun Carbon Hub

•  Acquired a 45% equity interest in OnStream and agreed to act as OnStream’s preferred CO2 transportation provider

•  Brought Fécamp offshore wind, Provence Grand Large, and Fox Squirrel Solar Phase 2 and 3 into service

[1]	Adjusted EBITDA, DCF per share and debt-to-EBITDA are non-GAAP measures; these measures are defined and reconciled in the Non-GAAP and other financial measures section of Appendix B.

Enbridge Inc. 2025 Management Information Circular	79

Aligning executive compensation and shareholder return

Performance graph

The chart to the right shows the value of a $100 investment made on January 1, 2020, in Enbridge common shares, the S&P/TSX Composite Index and Enbridge’s compensation peer group at the end of each of the last five years (assuming reinvestment of dividends throughout the term) and shows the growth in total direct compensation for the NEOs reported in the summary compensation table over the same period. For the purpose of the graph, returns are shown in local currency.

Total direct compensation includes base salary, short-term incentive award paid, and the grant value of medium- and long-term incentive awards as disclosed in the summary compensation table. Average total direct compensation is taken by dividing the total direct compensation from the summary compensation table by the number of named executives in any given year. For 2024, the total direct compensation value for NEOs is 0.76% of our adjusted earnings of $6,037 million.

The total return on Enbridge common shares has been positive from 2020 through 2024, recovering from a reduction in economic activity and demand for energy in 2020. Average total direct compensation paid to the NEOs corresponds to the movement of Enbridge’s shareholder return over the same period.

dollars ($)
millions ($)
200
150
100
50
0
20
15
10
5
0
2020
2021
2022
2023
2024
Average total direct compensation awarded to NEOs
Enbridge Inc.
S&P/TSX Composite
Compensation peer group

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Executive Compensation

2024 compensation decisions

Market review

In 2024, the HRC Committee engaged Mercer to gather and assess current market compensation data for the NEOs to validate that our programs are appropriate and market competitive. This assessment indicated that the NEOs’ total direct compensation continues to lag the compensation peer group median year over year.

Base salary

Base salary is the principal fixed source of cash compensation provided to the President & CEO and other NEOs. Base salary reflects each executive’s level of responsibility, capabilities and experience in the context of their role and the market. Base salaries are reviewed annually and increases may be provided when an executive assumes increased responsibilities or significantly deepens their knowledge and expertise, or when there is a material change in the compensation levels of comparable roles in the compensation peer group.

Mr. Hedgebeth was a new NEO in 2024 and his base salary was set relative to the scope and responsibilities of his role, with consideration for external market data and internal equity.

Effective April 1, 2024, all NEOs received base salary increases that aligned with the approved merit budget.

Executive	Base salary increase April 1, 2024 (%)	Base salary at December 31, 2024[1] ($)

Gregory L. Ebel	3.7%	2,013,480

Patrick R. Murray	4.0%	764,400

Cynthia L. Hansen	4.0%	979,414

Colin K. Gruending	4.0%	910,000

Reginald D. Hedgebeth	4.0%	972,223

[1]	U.S. dollars have been converted to Canadian dollars using the published WM/Reuters 4 pm London year-end exchange rate of US$1 = C$1.4382 in 2024.

Short-term incentive

STIP awards are designed to align with goals to drive collective outcomes across the business. In 2024, the HRC Committee approved the shift to one company scorecard shared by all employees, with certain variability of business unit financial performance. This approach simplifies and streamlines the process of goal setting, measurement and tracking of performance, while increasing alignment, teamwork and collaboration across the organization. For our NEOs, STIP will be weighted 85% on the new Enbridge scorecard, reflecting key financial and non-financial results, and 15% on individual performance tied to measurable high-priority and results-focused goals that align to our strategic plan.

•	Financial objectives are based on DCF per share and EBITDA relative to near-term business priorities and financial results for the organization.

•	Non-financial objectives include safety, operational performance and key strategic objectives in line with the interests of clients, employees, shareholders and other stakeholders.

•	Individual performance objectives are established to align with financial, strategic, and operational priorities related to contributions to the overall organization. The President & CEO’s objectives are discussed with the Board and approved by the HRC Committee. Individual objectives for other NEOs are set in consultation with the President & CEO, that include customer and operational strategic outcomes important to each executive’s role and accountabilities.

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The HRC Committee approved the application of the following Enbridge scorecard metrics in 2024, that determined 85% of total STIP outcome for our NEOs:

Metrics	Description	Weight	2024 Result	Status
Enterprise financial performance	• DCF per share target, threshold, and maximum were set using the external financial guidance range. For any payout to occur, Enbridge must achieve threshold performance, and for a maximum payout to occur, Enbridge must achieve the top of the guidance range, which allows for appropriate stretch in the plan	40%

•  DCF per share[1] achieved within the guidance range

•  Demonstrates Enbridge as a secure investment to our shareholders through the strength of our performance, full value recognition of our assets, and supports our annual dividend growth rate

Business unit financial performance	• Quantitative assessment of business unit performance is measured by EBITDA	25%	• EBITDA outcome highlights our ability to maintain strong cost control to ensure operating budgets are managed responsibly
			Central Functions[2] Liquids Pipelines Gas Transmission
Safety	• Quantitative assessment of serious injury frequency (“SIF”), total recordable injury frequency (“TRIF”), process safety performance (“PSEF”)	17.5%

•  Despite strong overall safety results tied to our metrics, the HRC Committee used their discretion to reduce the overall safety score for employees, and to make an additional downward adjustment for executives in acknowledgement of the severity of fatalities in the year

Strategy & execution	• Cost performance against approved threshold, target, and maximum goals at the start of the year on a total project cost at completion basis • Forecast portfolio return (weighted average) of approved projects against approved return • Represents quantitative assessment of progressive reduction of GHG emissions intensity from our operations (Scope 1 and 2) towards achieving our target of a reduction of 35% by 2030 • Strengthen inclusion in our workforce[3] • Cyber protection measured by percent click rate (that fell victim to) in phishing compliance simulation	17.5%

•  Cost performance achievement was slightly above target and the outcomes were bolstered by strong forecasted portfolio results

•  Drives the efficient design, construction and operation of major projects

•  Displays our continued commitment to progressing sustainability

2024 Enbridge scorecard		100%	• Central Functions 152% • Liquids Pipelines 156% • Gas Transmission & Midstream 153%

Abovetarget (> 1.25 multiplier)	Ontarget (1.00- 1.25 multiplier)

[1]

DCF per share is a non-GAAP measure; this measure is defined and reconciled in the Non-GAAP and other financial measures section of Appendix B. For incentive compensation purposes, adjusted DCF per share also includes certain adjustments for events or circumstances not contemplated at the time the performance metrics were originally established – see the Non-GAAP and other financial measures section of Appendix B.

[2]	Central Functions scorecard is the weighted average of EBITDA of all business units.
[3]

All percentages or specific goals regarding inclusion are aspirational goals which we intend to achieve in a manner compliant with state, local, provincial and federal law, including but not limited to, executive orders, US federal regulations, the Equal Employment Opportunity Commission and the Department of Labor guidance.

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Executive Compensation

Short-term incentive award breakdown and calculations

The following illustrates the two components of STIP, weighted 85% on the Enbridge scorecard with variability of business unit financial performance and 15% on individual performance, tied to goals that align to our strategic plan. Actual STIP awards are earned between 0-200% of the target award based on achievement of the applicable performance components.

Calculated STIP outcomes for each NEO, as shown below, are determined using the Enbridge scorecard result, which will differ by each business unit EBITDA result, and individual amounts, which are differentiated based on individual actions and contributions that align to our strategic plan. Mr. Ebel’s individual performance is discussed with the Board and approved by the HRC Committee, taking into consideration the Company’s financial and strategic priorities. All other NEOs achievements are reviewed by the President & CEO and based on meeting specific individual and/or team goals. See the 2024 accomplishments for each NEO described under “Executive profiles” starting on page 87.

Executive	Base salary ($)[1]	STIP target (%)	Target award ($)[1]	Enbridge scorecard award ($)[1]		Individual award ($)[1,6]	Actual award ($)[1]	Payout as a % of target

Gregory L. Ebel	2,013,480	145%	2,919,546	4,101,962	[2]	656,898	4,758,860	163%

Patrick R. Murray	764,400	100%	764,400	987,605	[3]	166,257	1,153,862	151%

Cynthia L. Hansen	979,414	100%	979,414	1,273,728	[4]	235,059	1,508,788	154%

Colin K. Gruending	910,000	100%	910,000	1,206,660	[5]	204,750	1,411,410	155%

Reginald D. Hedgebeth	972,223	90%	875,001	1,130,501	[3]	177,186	1,307,687	149%

[1]	U.S. dollars have been converted to Canadian dollars using the published WM/Reuters 4 pm London year-end exchange rate of US$1 = C$1.4382 in 2024.
[2]

As President & CEO, Mr. Ebel oversaw the overall organization, his business unit EBITDA metric was based on the composite measure of the enterprise EBITDA and Mr. Ebel’s overall scorecard resulted in 165%.

[3]	Mr. Murray’s and Mr. Hedgebeth’s business unit EBITDA metric is tied to Central Functions as a weighted average of EBITDA of all business units.
[4]	Ms. Hansen’s business unit EBITDA metric is tied to Gas Transmission and Midstream.
[5]	Mr. Gruending’s business unit EBITDA metric is tied to Liquids Pipelines.
[6]	Individual awards are differentiated based on meeting specific contributions that align to our strategic plan.

The HRC Committee retains discretion to:

•

change performance measures, scorecards and the award levels when it believes it is reasonable to do so, considering matters such as key performance indicators, performance relative to our compensation peer group, market conditions, and the business environment in which the performance was achieved

•	approve positive or negative adjustments to the calculated STIP award to reflect extraordinary events and other factors not contemplated in the original measures or targets

•	assess the strength of the performance metrics and determine the overall company performance payout

In 2024, management recommended a downward adjustment to the safety results for employees and a further reduction for executives which was approved by the HRC Committee to emphasize the importance of individual and collective responsibility in ensuring safe operations. No further discretionary adjustments were made beyond standard normalizations to performance measures and scorecards.

Enbridge Inc. 2025 Management Information Circular	83

Medium- and long-term incentives

Enbridge’s medium- and long-term incentives for executives includes three primary vehicles: PSUs, RSUs and ISOs. The long-term incentive plan (“LTIP”) target mix is PSUs (60%), RSUs (20%), and ISOs (20%).

Weighting the majority of the LTIP target mix with PSUs aligns to our compensation philosophy and motivates NEOs to focus on performance conditions including Enbridge’s three-year financial outlook, TSR relative to our performance peer group, and progressing sustainability. Payout is not guaranteed, and their value is determined based on each metric’s guidance range and specific performance criteria.

Enbridge’s medium- and long-term incentives are forward-looking compensation vehicles, and as such, grants are considered part of the compensation for the year of grant and onward instead of in recognition of prior performance or previously granted awards. The various awards that apply to executives have different terms, vesting conditions, and performance criteria, mitigating the risk that executives produce only short-term results. This approach also benefits shareholders and helps maximize the ongoing retentive value of the medium- and long-term incentives granted to executives.

Medium- and long-term incentive awards were granted in 2024 under the Enbridge Inc. 2019 Long Term Incentive Plan (“2019 LTIP”).

The table below outlines the medium- and long-term incentive plans used in 2024:

	PSUs	RSUs	ISOs

Term	Three years	Three years	10 years

Description	Phantom shares/units with performance conditions that affect the payout	Phantom shares/units	Options to acquire Enbridge shares For U.S. participants, awards are granted in non-qualified options that do not meet the requirements of Section 422 of the U.S. Internal Revenue Code

Frequency	Granted annually	Granted annually	Granted annually

Performance conditions	DCF per share growth relative to a target set at the beginning of the term (45% weight)	n/a	Stock price appreciation from date of grant
TSR performance relative to performance peer group (45% weight)
GHG emissions intensity reduction (10% weight)

Vesting	Units cliff vest at the end of the term, including dividend equivalents as additional units	Units cliff vest at the end of the term, including dividend equivalents as additional units	Options vest 25% per year over four years, starting on the first anniversary of the grant date

Payout	Paid out in cash based on market value of an Enbridge share at maturity, subject to adjustment from 0-200% based on achievement of the performance conditions above	Settled in shares at the end of the term	Participant acquires Enbridge shares at the exercise price defined as fair market value at the time of grant

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Executive Compensation

Each year the HRC Committee establishes annual equity award guidelines for all executives, including the NEOs, as a percentage of base salary based on market data for our compensation peers. From time to time, NEOs may receive a long-term equity incentive award above or below the target value based on the HRC Committee’s assessment of the prior year’s performance and the Company’s size, scope, and complexity relative to the peer group companies. The table below shows the medium- and long-term incentive targets (as a percentage of base salary) as well as the grant target for each vehicle. PSUs, RSUs, and ISOs have a 60%/20%/20% target mix. See summary compensation table on page 94 for details of the grant date fair value of the actual awards granted.

Executive	Medium- and long-term incentives target	Annual grant target
		PSUs	RSUs	ISOs

Gregory L. Ebel	650%	390%	130%	130%

Patrick. R. Murray	425%	255%	85%	85%

Cynthia L. Hansen	425%	255%	85%	85%

Colin K. Gruending	425%	255%	85%	85%

Reginald D. Hedgebeth	350%	210%	70%	70%

Performance stock units

PSUs are granted annually, in the first quarter of the year, and vest at the end of the third year. The achievement of pre-established and specific performance measures are certified on the maturity date, and the executives’ potential payout at the end of the performance period can range from 0% to 200% of the target award depending on the level of achievement of the performance measures. The final Enbridge share price for payout is the volume weighted average trading price of Enbridge shares on the TSX or NYSE for the 20 trading days immediately preceding the maturity date, on which performance is certified. These award payouts are made in cash.

2024 performance stock unit grant

The following performance metrics and weightings were used for the 2024 PSU grant:

Metrics	Description	Weight

DCF per share growth	Represents a commitment to Enbridge shareholders to achieve DCF growth that demonstrates Enbridge’s ability to deliver on its growth plan and continued dividend increases. Measurement against Enbridge’s long-range plan, as well as against industry growth rates, differentiates this metric compared to its use in the STIP, which is based on the one-year external guidance range. The different measurement periods are designed to minimize overlap between Enbridge’s compensation programs. Furthermore, DCF per share growth comprises only 45% of the overall PSU plan and 40% of the STIP scorecard.	45%

Relative TSR	Enbridge compares itself against a performance peer group of Canadian and U.S. companies with a similar business and/or geographic mix to Enbridge and reflects the market’s perception of our overall performance relative to our peers over the three-year award term.	45%

GHG emissions intensity reduction	The GHG emissions intensity reduction targets are based on the estimated intensity and corresponding percent GHG emissions reduction from our operations in the target year relative to a 2018 baseline. The GHG emissions intensity reduction metric reinforces our commitment to reduce the emissions intensity from our operations (Scope 1 and 2) by 35% by 2030. Enbridge’s performance against our emissions reduction goals is provided in our annual Sustainability Report and associated Datasheet.	10%

Enbridge Inc. 2025 Management Information Circular	85

As Enbridge has grown and evolved to pursue our low-risk pipeline/utility-like business strategy, our peer group has evolved to include a greater proportion of gas and electric utility company. The most relevant performance peer group for Enbridge includes a 75% weighting on midstream companies and a 25% weighting on utility companies. The PSU performance peer group used in 2024 was unchanged from 2023 and is outlined below:

Performance peer group: relative TSR

Canada

Canadian Utilities Limited Class A	Pembina Pipeline Corporation

Fortis Inc.	TC Energy Corporation

U.S.

CenterPoint Energy, Inc.	NiSource Inc.

Dominion Energy Inc.	ONEOK, Inc.

DTE Energy Company	PG&E Corporation

Duke Energy Corporation	Plains All American Pipeline, L.P.

Energy Transfer LP	Sempra Energy

Enterprise Products Partners L.P.	The Southern Company

Kinder Morgan, Inc. Class P	The Williams Companies, Inc.

NextEra Energy, Inc.

The mechanics of the 2024 PSU grant are illustrated below:

Performance between the thresholds will result in a performance multiplier interpolated on a linear basis.

2022 performance stock unit payout

The PSUs granted in February 2022 have a performance period that ended December 31, 2024. The HRC Committee approved the 2022 PSU grant payout with an overall performance multiplier result of 1.0x based on exceeding our three-year DCF per share compound growth targets (2.0x), and compared our TSR to a Board approved performance peer group, which delivered a relative weighted TSR in the 23rd percentile over the three-year term (0.0x).

	Multiplier[1]	DCF per share compound growth[2]	Multiplier[1]	TSR

Threshold	0.5x	2.5%	0.0x	at or below 25th percentile

Target	1.0x	4.0%	1.0x	at median

Maximum	2.0x	5.0%	2.0x	at or above 75th percentile

Actual	2.0x	6.0%	0.0x	23rd percentile

[1]	Performance between the thresholds in this table results in a performance multiplier calculated on a linear basis.
[2]

Adjusted DCF per share is based on operating cash flows and is a non-GAAP measure, which is defined and reconciled in the Non-GAAP and other financial measures section of Appendix B. For incentive compensation purposes, adjusted DCF per share also includes certain adjustments for events or circumstances not contemplated at the time the performance metrics were originally established – see the Non-GAAP and other financial measures section of Appendix B.

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Executive Compensation

The performance outcome resulted in the following cash payouts in early 2024:

Executive[1]	PSUs granted (#)	+	Notionally reinvested dividends (#)	=	Total PSUs (#)	x	Performance multiplier	x	Final share price[2] ($)	=	Payout ($)

Patrick. R. Murray	8,700	+	1,834	=	10,534	x	1.0x	x	63.64	=	670,384

Cynthia L. Hansen	32,020	+	6,749	=	38,769	x	1.0x	x	63.64	=	2,467,321

Colin K. Gruending	30,990	+	6,532	=	37,522	x	1.0x	x	63.64	=	2,387,954

[1]	Mr. Ebel and Mr. Hedgebeth did not receive PSUs granted in February 2022 because they were not serving as executives at that time.
[2]	The volume weighted average share price of an Enbridge share on the TSX for the 20 trading days immediately preceding the maturity date February 11, 2025, on which performance was certified.

Restricted stock units

RSUs are granted annually, in the first quarter of the year, and vest after three years. These awards are settled in Enbridge shares at the end of the term. The final settlement price at the end of the term is the volume weighted average trading price of Enbridge shares on the TSX or NYSE for the last 20 trading days before the end of the term.

Incentive stock options

ISOs provide executives an opportunity to buy Enbridge shares at some point in the future at the exercise price defined at the time of grant.

ISOs are typically granted annually, in the first quarter of the year. ISOs vest annually in equal instalments over a four-year period. The maximum term of an ISO is 10 years, but the term can be reduced if the executive leaves Enbridge as described in the “Termination provisions of equity compensation plans” section on page 104. The exercise price of an ISO is the closing price of an Enbridge share on the listed exchange on the last trading day before the grant date. The grant date will be no earlier than the third trading day after a trading blackout period ends. ISOs are never backdated or re-priced. ISOs may be granted to executives when they join Enbridge, typically effective on the executive’s date of hire. If the hire date falls within a blackout period, the grant is delayed until after the end of the blackout period.

Share ownership

It is important for the NEOs to have a meaningful equity stake in Enbridge. Owning Enbridge shares is a tangible way to align the interests of executives with those of Enbridge shareholders.

Executives can acquire Enbridge shares by participating in the employee savings plan, exercising stock options, retaining shares from vested RSUs, or by making investments in Enbridge shares. Unvested RSUs, personal holdings and Enbridge shares held in the name of a spouse, dependent child or trust, all count toward meeting the guidelines. PSUs and unexercised stock options do not count toward meeting the guidelines.

To enhance our governance practices, the share holding requirements for each of our executives increased by 33% effective January 1, 2024, to eight times base salary for our President & CEO, and to four times base salary for Executive Vice Presidents.

Mr. Ebel, Ms. Hansen, and Mr. Gruending have exceeded the current requirements as of December 31, 2024. Mr. Murray and Mr. Hedgebeth have four years from their appointment dates to meet the share ownership requirements. Details on shares held can be found in the NEO profiles below.

Executive profiles

The following pages will profile our NEOs, providing:

•	a summary of each executive’s accomplishments in 2024

•	share ownership

•	2024 actual pay mix (2024 base salary, STIP with respect to 2024, and medium- and long-term incentives granted in 2024, using the grant date fair value). Each NEOs target reflects the level of responsibility associated with their role, as well as competitive practice, and is established as a percentage of base salary.

The values provided in the profiles are also reflected in the summary compensation table on page 94.

Enbridge Inc. 2025 Management Information Circular	87

Greg Ebel

President & CEO

Effective date in role:

January 1, 2023

Location:

Houston, Texas

Length of service[1]

2 years

[1] Prior to his appointment as President & CEO, Mr. Ebel held the position of Chair of the Enbridge Board since 2017. Prior to his role as Chair of the Board, Mr. Ebel served as Chairman, President & CEO of Spectra Energy Corp from 2009 until February 27, 2017.

Mr. Ebel serves as the President & CEO and is responsible for setting and executing Enbridge’s strategic priorities.
2024 accomplishments

•  Delivered strong safety, integrity and reliability programs and continued to enhance our safety programs, including contractor safety management and damage prevention

•  Exceeded EBITDA guidance and achieved DCF per share guidance through strong operational, commercial and cost management performance

•  Maintained a strong balance sheet and high investment credit rating, while completing the $19 billion U.S. natural gas utility acquisitions and related financing ahead of target schedule

•  Increased 2025 quarterly dividend by 3%, reflecting the 30th consecutive annual increase

•  Placed $5 billion of secured growth capital into service

•  Secured $8 billion of accretive organic projects, which increased secured backlog to $26 billion, including highly strategic offshore oil and natural gas pipelines, final investment decision on Tennessee Ridgeline Expansion, Sequoia Solar, Orange Grove and Fox Squirrel Phases 2 and 3, expansion of the Gray Oak Pipeline, and the Blackcomb Pipeline

•  Strengthened relationships with Indigenous and neighboring communities; proposed Seven Stars Energy Project in southern Saskatchewan, further strengthening our Indigenous relationships in the region

•  Advanced more than $20 billion of acquisitions including three natural gas utilities in the U.S., 19% equity stake in the Whistler Pipeline joint venture, 15% interest in the DBR natural gas system, and additional marine docks and land space adjacent to the EIEC to support future U.S. Gulf Coast expansion

•  Executed divestiture of Enbridge interests at premium valuations releasing capital for redeployment, including the $3.1 billion divestiture of interests in the Alliance Pipeline and Aux Sable

•  Achieved strong volumes on Liquids Mainline, Gray Oak, and at EIEC

•  Mainline tolling agreement approved by the Canada Energy Regulator (“CER”)

•  Reached favourable settlements on Texas Eastern, Saltville Gas Storage, Algonquin Gas Transmission and the U.S. portion of Maritimes & Northeast

•  Reliably operated Line 5 for customers and society in the face of opposition in certain states

•  Approval received for strategic maintenance work on Line 5 in northern Wisconsin

•  Delivered on significant customer engagement across business lines

•  Engaged in significant shareholder outreach and realized top-rated investor relations program results

•  Engaged in significant public policy advocacy with Canadian and U.S. governments to enhance the Company’s reputation and brand

•  On track with 2030 GHG emissions intensity reduction target

2024 actual pay mix

Enbridge share ownership

Actual share ownership[2]	Minimum requirement	Ownership requirements achieved

20x	8x	Yes

[2] See Share ownership on page 87 for more information

88	Enbridge Inc. 2025 Management Information Circular

Executive Compensation

President & CEO compensation

Greg Ebel was appointed our President & CEO effective January 1, 2023, and is primarily responsible for executing our long-term business strategy. In 2024, Mr. Ebel was instrumental in building on Enbridge’s legacy as a diversified energy delivery company and positioning Enbridge to be the first-choice energy provider in North America. Under his leadership, the Company continued to deliver on its strategic priorities of expanding and modernizing our conventional business.

Enbridge recently announced a 3% increase in dividends for shareholders effective March 1, 2025 — our 30th consecutive annual dividend increase — demonstrating that dividend increases remain an important part of our shareholder value proposition. In 2024, Mr. Ebel played a key role in securing accretive, organic projects and highly strategic acquisitions, including three premier U.S. based utilities, creating the largest (by volume) North American natural gas utility franchise, and natural gas and liquids assets in the Permian Basin and U.S. Gulf Coast, connected to Enbridge’s existing infrastructure, extending and optimizing our customer service offering.

In setting Mr. Ebel’s compensation for 2024, the HRC Committee considered the salary levels and incentive opportunities of CEOs of our North American peers. Consistent with our pay-for-performance philosophy and in alignment with shareholder interests, his incentive pay is based on how the Company performs relative to those peers, and against the Company’s financial and strategic objectives. For 2024, the HRC Committee approved a base salary, STIP and LTIP opportunities that closely aligned with the median of our peers.

In 2024, the HRC Committee also considered that our President & CEO was critical to the success of Enbridge, including the integration of three new utility businesses, and his continued support to connect millions of people to the energy they rely on through our natural gas, oil and renewable power networks, while pursuing our emissions reduction goals.

Aligning President & CEO compensation to shareholder value

Enbridge’s compensation programs are designed to deliver value to Enbridge shareholders not only in the near-term, but also through long-term achievement of our strategic priorities.

The chart below illustrates the value of a $100 investment made on January 1, 2022 in Enbridge common shares at the end of each of the last three years (assuming reinvestment of dividends throughout the term) and shows the growth in total direct compensation for the President & CEO. The CEO’s total direct compensation is reported in the summary compensation table for Mr. Ebel for the years ended 2024 and 2023, and reported in the previously disclosed summary compensation table for the former President & CEO for the year ended 2022 (including base salary, short-term incentive award paid, and the grant value of medium- and long-term incentive awards).

The total return on Enbridge common shares has been positive over the past three years. Total direct compensation paid for the role of President & CEO has also increased over the same period in line with market. The HRC Committee reviewed the relationship of President & CEO pay to TSR over the past three years and determined they were appropriately aligned.

Enbridge Inc. 2025 Management Information Circular	89

Patrick R. Murray

Executive Vice President & Chief Financial Officer Effective date in role July 1, 2023 Location: Calgary, Alberta Length of service: 27 years	Mr. Murray is responsible for all corporate financial affairs of the Company including financial planning and reporting, tax, treasury, financial risk management, and TIS.
2024 accomplishments

•  Stewarded the Company’s financial performance to achieve greater than budgeted results, surpassing the top end of EBITDA recast guidance range

•  Raised approximately $13.6 billion of long-term debt, hybrid and equity financing on attractive terms, in support of the Company’s growth and acquisition program

•  Stewarded the closing of the $19 billion acquisition of three premier U.S. natural gas utilities and related financing ahead of target schedule

•  Maintained a strong balance sheet and investment grade credit ratings

•  Executed divestiture of Enbridge interests at attractive valuations, releasing capital for redeployment, including the $3.1 billion divestiture of interests in the Alliance Pipeline and Aux Sable

•  Supported key transactions to advance Enbridge’s long-term growth strategy, including acquisitions of natural gas and liquids assets in the Permian Basin and U.S. Gulf Coast, sanctioning Sequoia Solar, Orange Grove and Fox Squirrel Phase 2 and 3 and completing the acquisition of Morrow Renewables

•  Developed the 2025 budget, financing plan, and three-year outlook

•  Engaged in significant shareholder outreach and maintained top-rated investor relations program results

•  Implemented senior management rotations to develop bench strength and succession planning

•  Successfully enabled a seamless transition of the TIS oversight function and continued strong employee engagement scores in the Finance and TIS teams

2024 actual pay mix

Enbridge Shares held

	Actual share ownership[1]	Minimum required	Ownership requirements achieved

	1x	4x	No. Mr. Murray had met the share ownership requirements of his previous role, and has four years from July 1, 2023, the effective date of his current role, to meet the share ownership requirements.
[1] See Share ownership on page 87 for more information

90	Enbridge Inc. 2025 Management Information Circular

Executive Compensation

Cynthia L. Hansen

Executive Vice President & President, Gas Transmission & Midstream Effective date in role: March 6, 2022 Location: Houston, Texas Length of service: 25 years	Ms. Hansen is responsible for Enbridge’s natural gas transmission and midstream business across North America.
2024 accomplishments

•  Delivered strong business unit safety and environmental performance

•  Exceeded business unit EBITDA budget through solid operational performance

•  Reached favourable settlements on Texas Eastern, Saltville Gas Storage, Algonquin Gas Transmission and the U.S. portion of Maritimes & Northeast

•  Delivered system reliability with completion of 100% of critical system preventative maintenance, hurricane, and winterization work

•  Advanced Texas Eastern Modernization with replacement of 12 reciprocating compressors with two new lower emission / high reliability units and obtained approval for fourth phase

•  Achieved 100% revenue contract renewal rate on our major pipelines

•  Advanced capital opportunities including final investment decision on Tennessee Ridgeline Expansion, Texas Eastern Venice Extension, T-North Expansion (Aspen Point), Woodfibre LNG, T-South Expansion (Sunrise), Appalachia to Market II, Sparta, Canyon System Pipelines, Longview RNG and Lexington RNG

•  Completed acquisition of Tomorrow Renewables, which includes six operating landfill-to-gas facilities in Texas and Arkansas

•  Entered into the Whistler Pipeline joint venture with WhiteWater/I Squared Capital and MPLX, as well as interest in the DBR pipeline system, and sanctioned Blackcomb Pipeline, for natural gas pipeline and storage assets connecting Permian Basin natural gas supply to the growing U.S. Gulf Coast demand

•  Agreed to acquire 45% interest in OnStream CO2 LLC, which is developing carbon capture and sequestration projects along the southern coast of Louisiana (in collaboration with Liquids Pipelines)

•  Exceeded sustainability performance goals including reduction of GHG emissions intensity

•  Advanced lower-carbon solutions both directly and with customers, including investments and pilot projects in RNG, hydrogen, carbon capture and storage and other technology innovations

•  Integrated recently acquired assets including Tres Palacios, Tomorrow RNG, Aitken Creek

•  Executed divestiture of interests in the Alliance Pipeline and Aux Sable

2024 actual pay mix

Enbridge Shares held

	Actual share ownership[1]	Minimum required	Ownership requirements achieved

	18x	4x	Yes

[1] See Share ownership on page 87 for more information

Enbridge Inc. 2025 Management Information Circular	91

Colin K. Gruending

Executive Vice President & President, Liquids Pipelines Effective date in role: October 1, 2021 Location: Calgary, Alberta Length of service: 25 years	Mr. Gruending is responsible for Enbridge’s crude oil and liquids pipeline business across North America.
2024 accomplishments

•  Exceeded business unit safety targets for reductions in employee and contractor injuries and motor vehicle incidents

•  Significantly exceeded business unit reliability and environmental performance targets with strong risk management practices

•  Significantly exceeded business unit EBITDA budget, delivering $9.7 billion through strong operational performance and system wide throughput optimization with record throughput on multiple systems

•  Received approval of the Mainline Tolling Settlement from the CER

•  Exceeded Mainline volumes budget, delivering ~3,061kbpd despite a more competitive environment for Western Canada Sedimentary Basin egress

•  Reliably operated Line 5 for customers and society in the face of opposition in certain states

•  Executed robust system integrity management program on time and budget

•  Re-contracted the Southern Lights and Bakken Pipeline systems following successful open seasons

•  Expanded our U.S. Gulf Coast liquids super-system by sanctioning 2.5 million barrels of additional storage at EIEC, sanctioning a 120kbpd expansion of the Gray Oak Pipeline, and acquiring additional marine docks and land adjacent to EIEC

•  Further advanced a portfolio of lower-carbon hub investments towards 2025 final investment decisions

•  Exceeded sustainability performance goals including reduction of GHG emissions intensity

•  Strengthened relationships with Indigenous and neighboring communities; proposed Seven Stars Energy Project in southern Saskatchewan, further strengthening our Indigenous relationships in the region

2024 actual pay mix

Enbridge Shares held

	Actual share ownership[1]	Minimum required	Ownership requirements achieved

	9x	4x	Yes

[1] See Share ownership on page 87 for more information

92	Enbridge Inc. 2025 Management Information Circular

Executive Compensation

Reginald D. Hedgebeth

Executive Vice President, External Affairs & Chief Legal Officer Effective date in role: January 1, 2024 Location: Houston, Texas Length of service: 1 year	Mr. Hedgebeth is responsible for Law, Public Affairs, Communications & Sustainability (“PACS”), Corporate Security and Aviation.
2024 accomplishments

•  Led organizational change through workforce reductions and restructuring, maintaining business continuity and high team engagement

•  Unified Legal, PACS, Aviation and Enterprise Security teams, aligning objectives and driving operational efficiency

•  Achieved a 10% reduction in spend in Legal and PACS by streamlining operations and optimizing internal resources

•  Secured regulatory approvals for the acquisition of three premier U.S. natural gas utilities and advanced permitting for a number of projects in Canada and the U.S.

•  Supported integration of U.S. natural gas utility assets, ensuring seamless governance and operational transition

•  Advanced Tennessee Ridgeline Expansion, Canyon, T-North Expansion (Aspen Point), T-South Expansion (Sunrise), and other key projects by securing regulatory approvals and negotiating complex agreements

•  Reached favourable settlements on Texas Eastern, Saltville Gas Storage, Algonquin Gas Transmission and the U.S. portion of Maritimes & Northeast

•  Engaged with federal, provincial, and state officials to advance key regulatory and permitting initiatives

•  Improved corporate reputation with double-digit gains in brand trust and responsibility through targeted campaigns

•  Addressed security risks through facility upgrades and audit-driven corrective actions, reducing vulnerabilities significantly

•  Expanded the drone inspection program, reducing costs and improving facility safety

•  Introduced productivity improvements, including artificial intelligence tools, thereby streamlining workflows and enhancing productivity

•  Expanded digital outreach through social media, custom podcasts, and executive visibility initiatives

•  Expanded mentorship and leadership programs, enhancing succession planning and cross-functional development

•  Strengthened relationships with Indigenous stakeholders, fostering collaboration on critical projects

•  Supported Indigenous partnerships and equity initiatives, advancing commitments under the Indigenous Reconciliation Action Plan

•  Aligned external affairs and legal strategies with sustainability objectives that were incorporated into the 23rd Annual Sustainability Report, reinforcing Enbridge’s leadership in responsible energy development

2024 actual pay mix

Enbridge Shares held

	Actual share ownership[1]	Minimum required	Ownership requirements achieved

	0x	4x	No. Mr. Hedgebeth has four years from his January 1, 2024, the effective date of his current role, to meet the share ownership requirements

[1] See Share ownership on page 87 for more information

Enbridge Inc. 2025 Management Information Circular	93

2024 summary compensation table

The table below shows the total amounts that Enbridge and its subsidiaries paid and granted to the NEOs for the years ended December 31, 2024, 2023, and 2022. Amounts represented below for Mr. Ebel, Ms. Hansen, and Mr. Hedgebeth that were paid or granted in U.S. dollars have been converted to Canadian dollars using the published WM/Reuters 4 pm London year-end exchange rate of US$1 = C$1.4382, US$1 = C$1.3186, and US$1 = C$1.3550 in 2024, 2023, and 2022, respectively. Fluctuation in the exchange rates affect year-over-year comparability.

Name and principal position	Year	Salary[1] ($)	Stock- based awards[2] ($)	Option- based awards[3] ($)	Non- equity incentive plan compen- sation[4] ($)	Pension value[5] ($)	All other compen- sation[6] ($)	Total ($)

Gregory L. Ebel[7] President & Chief Executive Officer	2024	1,995,601	12,736,743	3,184,176	4,758,860	848,000	259,083	23,782,463
	2023	1,780,110	9,256,836	2,314,115	4,418,945	721,000	241,778	18,732,784

Patrick R. Murray Executive Vice President & Chief Financial Officer	2024	757,090	2,499,065	624,754	1,153,862	356,000	-	5,390,771
	2023	559,284	1,557,749	389,533	911,271	2,632,000	-	6,049,837
	2022	358,965	610,276	152,618	270,000	324,000	30,778	1,746,637

Cynthia L. Hansen Executive Vice President & President, Gas Transmission & Midstream	2024	970,045	3,201,986	800,477	1,508,788	709,000	29,771	7,220,067
	2023	833,507	2,523,448	630,803	1,450,544	1,296,000	26,108	6,760,410
	2022	724,160	6,310,923	561,450	1,129,396	2,091,000	106,898	10,923,827

Colin K. Gruending Executive Vice President & President, Liquids Pipelines	2024	901,298	2,975,053	743,753	1,411,410	707,000	-	6,738,514
	2023	840,145	2,494,351	623,618	1,553,125	1,361,000	-	6,872,239
	2022	720,244	5,173,859	543,448	957,405	855,000	20,775	8,270,731

Reginald D. Hedgebeth[8] Executive Vice President, External Affairs & Chief Legal Officer	2024	962,926	2,617,527	654,381	1,307,687	295,000	29,771	5,867,292
	2023	248,908	1,318,619	-	349,691	81,000	-	1,998,218

[1]	The amounts disclosed in this column include in-year adjustments to base salary.
[2]

The amounts disclosed in this column include the aggregate grant date fair value of PSUs and RSUs granted in 2024, 2023, and 2022. The value of PSUs and RSUs granted is determined by multiplying the number of PSUs and RSUs granted by the unit values in the table below:

Annual grants	C$	US$

February 14, 2024	46.37	34.19

February 15, 2023	53.06	39.77

February 16, 2022	52.61	41.30

Additional grants	C$	US$

September 30, 2023[a]	-	33.19

August 8, 2023[b]	48.08	-

September 30, 2022[c]	53.96	40.10

[a]	Share-settled RSUs provided to Mr. Hedgebeth upon hire.
[b]	PSUs and share-settled RSUs provided to Mr. Murray upon his promotion to Executive Vice President & CFO in respect of the increase to his new medium-term incentive targets.
[c]	Share-settled RSUs provided to Ms. Hansen and Mr. Gruending.

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Executive Compensation

[3]

The amounts in this column represent the grant date fair value of stock option awards granted to each of the NEOs, calculated in accordance with FASB ASC Topic 718. The value of the ISOs granted is determined by multiplying the number of ISOs granted by the stock option value. The grant date fair value of stock option awards is measured using the Black-Scholes option-pricing model, based on the following assumptions:

	February 2024		August 2023[a]	February 2023		February 2022

Assumptions	C$	US$	C$	C$	US$	C$	US$

Expected option term	6 years	6 years	6 years	6 years	6 years	6 years	6 years

Expected volatility	19.772%	22.925%	20.967%	20.860%	23.501%	20.971%	23.589%

Expected dividend yield	8.108%	8.108%	7.351%	6.712%	6.712%	6.516%	6.516%

Risk free interest rate	3.544%	4.198%	3.497%	3.209%	3.910%	1.801%	1.981%

Exercise price	$46.37	$34.19	$48.08	$53.06	$39.77	$52.61	$41.30

Option value	$3.53	$3.58	$4.92	$5.53	$5.23	$4.75	$4.65

[a]	Stock options granted to Mr. Murray upon his promotion to Executive Vice President & CFO in respect of the increase to his new long-term incentive target.
[4]

The amounts disclosed in this column represent amounts paid under the STIP with respect to the 2024, 2023, and 2022 performance years. There are no long-term non-equity incentive plans within the compensation program.

[5]	The amounts disclosed in this column are equal to the compensatory change shown in the “Summary of defined benefits” table on page 106.
[6]	All Other Compensation for 2024 includes actual amounts not reported in any other column for each NEO.

Executive	Perquisites ($)[a]	Matching contribution under retirement savings plan ($)[b]	Total ($)[c]

Gregory L. Ebel	229,312	29,771	259,083

Patrick. R. Murray	-	-	-

Cynthia L. Hansen	-	29,771	29,771

Colin K. Gruending	-		-

Reginald D. Hedgebeth	-	29,771	29,771

[a]

Perquisites may include excess flexible benefit credits, parking, relocation subsidies, executive medical expenses, personal security, personal use of the Company aircraft, financial counseling benefits, memberships, and other incidental compensation. For Mr. Ebel, this includes $120,857 associated with his housing accommodations while working in Canada. Perquisites for other NEOs are not reported in this column if the aggregate amount is less than C$50,000 or 10% of the total salary.

[b]	Retirement savings plan matching contributions reflect the Company contributions to the 401(k) plan for Mr. Ebel, Ms. Hansen, and Mr. Hedgebeth.
[c]

Total compensation does not include $606,863 paid on behalf of Mr. Ebel pursuant to the Company’s tax equalization program applicable to all eligible employees on work assignments outside their primary residence. The program is in accordance with the Canada/U.S. Tax Treaty to prevent double taxation for employees and will result in a refund to the Company post tax settlement in 2025.

[7]	Mr. Ebel joined Enbridge as President & CEO on January 1, 2023.
[8]	Mr. Hedgebeth joined Enbridge on September 17, 2023 and was appointed Executive Vice President, External Affairs & Chief Legal Officer effective January 1, 2024.

Enbridge Inc. 2025 Management Information Circular	95

Executive compensation tables and other compensation disclosures

Outstanding option-based and share-based awards

The table below shows the option-based and share-based awards that were outstanding on December 31, 2024. The market value of unvested or unearned awards is calculated based on C$61.01 per share for awards denominated in Canadian dollars and US$42.43 for awards denominated in U.S. dollars, which are the closing prices of Enbridge shares on the TSX and NYSE on December 31, 2024. The market value of unvested or unearned awards denominated in U.S. dollars were each converted from U.S. dollars to Canadian dollars using the published WM/Reuters 4 pm London 2024 year-end exchange rate of US$1 = C$1.4382.

Executive		Option-based awards[1]						Share-based awards
	Plan type	Grant date	Number of securities underlying unexercised options (#)	Option exercise price ($)	Option expiry date	Value of in-the-money unexercised options		Number of units that have not vested (#)	Market or payout value of units not vested[2] ($)	Market or value of vested share-based awards not paid out or distributed[3] ($)
						Vested ($)	Unvested ($)

Gregory L. Ebel	ISO	2/14/2024	618,436	US34.19	2/14/2034	-	7,328,942
	ISO	2/15/2023	335,560	US39.77	2/15/2033	320,931	962,792

	ISO[4]	2/16/2016	405,408	US28.87	2/16/2026	7,906,264	-

	RSU	2/14/2024						69,534	4,243,175

	RSU	2/15/2023						51,033	3,114,199

	PSU	2/14/2024						208,603	12,729,524

	PSU	2/15/2023						153,100	9,342,598

Patrick R. Murray	ISO	2/14/2024	176,984	46.37	2/14/2034	-	2,591,046
	ISO[5]	8/8/2023	48,174	48.08	8/8/2033	155,729	467,161

	ISO	2/15/2023	27,580	53.06	2/15/2033	54,815	164,446

	ISO	2/16/2022	32,130	52.61	2/16/2032	134,946	134,946

	ISO	2/18/2021	37,050	43.81	2/18/2031	477,954	159,306

	ISO	2/20/2020	21,880	55.54	2/20/2030	119,684	-

	ISO	2/21/2019	32,970	48.30	2/21/2029	419,049	-

	ISO	2/27/2018	28,880	43.02	2/27/2028	519,551	-

	ISO	2/28/2017	35,960	55.84	2/28/2027	185,913	-

	ISO	3/2/2015	40,750	59.08	3/2/2025	78,648	-

	RSU	2/14/2024						14,468	882,712

	RSU[5]	8/8/2023						5,500	335,548

	RSU	2/15/2023						3,319	202,493

	RSU	2/16/2022						3,511	214,227

	PSU	2/14/2024						43,403	2,648,006

	PSU[5]	8/8/2023						16,499	1,006,576

	PSU	2/15/2023						9,969	608,185

	PSU	2/16/2022						-	-	670,384

Cynthia L. Hansen	ISO	2/14/2024	155,470	US34.19	2/14/2034	-	1,842,439
	ISO	2/15/2023	91,470	US39.77	2/15/2033	87,484	262,445

	ISO	2/16/2022	118,200	52.61	2/16/2032	496,440	496,440

	ISO	2/18/2021	98,800	43.81	2/18/2031	1,274,520	424,840

	ISO	2/20/2020	105,000	55.54	2/20/2030	574,350	-

	ISO	2/21/2019	125,580	48.30	2/21/2029	1,596,122	-

	ISO	2/27/2018	115,380	43.02	2/27/2028	2,075,686	-

	ISO	2/28/2017	89,190	55.84	2/28/2027	461,112	-

	RSU	2/14/2024						17,481	1,066,757

	RSU	2/15/2023						13,912	848,942

	RSU	2/16/2022						12,919	788,206

	PSU	2/14/2024						52,442	3,200,138

	PSU	2/15/2023						41,736	2,546,826

	PSU	2/16/2022						-	-	2,467,321

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Executive		Option-based awards[1]						Share-based awards
	Plan type	Grant date	Number of securities underlying unexercised options (#)	Option exercise price ($)	Option expiry date	Value of in-the-money unexercised options		Number of units that have not vested (#)	Market or payout value of units not vested[2] ($)	Market or value of vested share-based awards not paid out or distributed[3] ($)
						Vested ($)	Unvested ($)

Colin K. Gruending	ISO	2/14/2024	210,695	46.37	2/14/2034	-	3,084,575
	ISO	2/15/2023	112,770	53.06	2/15/2033	224,134	672,387

	ISO	2/16/2022	114,410	52.61	2/16/2032	480,522	480,522

	ISO	2/18/2021	136,370	43.81	2/18/2031	1,759,182	586,382

	ISO	2/20/2020	121,740	55.54	2/20/2030	665,918	-

	ISO	2/21/2019	78,490	48.30	2/21/2029	997,608	-

	ISO	2/27/2018	45,170	43.02	2/27/2028	812,608	-

	ISO	2/28/2017	48,670	55.84	2/28/2027	251,624	-

	RSU	2/14/2024						17,224	1,050,817

	RSU	2/15/2023						13,588	829,023

	RSU	2/16/2022						12,508	763,090

	PSU	2/14/2024						51,670	3,152,385

	PSU	2/15/2023						40,777	2,487,775

	PSU	2/16/2022						-	-	2,387,954

Reginald D. Hedgebeth	ISO	2/14/2024	127,095	US34.19	2/14/2034	-	1,506,173
	RSU	2/14/2024						14,290	872,014

	RSU[6]	9/30/2023						32,981	2,012,618

	PSU	2/14/2024						42,870	2,616,043

[1]	Each ISO award has a 10-year term and vests pro-rata as to one fourth of the option award beginning on the first anniversary of the grant date.
[2]	A performance multiplier of 1.0x has been used (PSUs only), based on achieving the target performance level as defined in the plan.
[3]	Reflects the payout value of the 2022 PSU grant, which vested on December 31, 2024, but will not be paid until March 2025. A performance multiplier of 1.0x is used.
[4]	Reflects outstanding stock options that were granted while Mr. Ebel served as Chairman, President & CEO of Spectra Energy.
[5]	Reflects additional LTI grants upon Mr. Murray’s promotion to Executive Vice President & CFO in respect of the increase to his new medium- and long-term incentive targets.
[6]	Reflects RSU grant upon Mr. Hedgebeth’s hire.

Value vested or earned in 2024

Executive	Value vested during the year		Value earned during the year
	Option-based awards[1,2] ($)	Share-based awards[1,3,4] ($)	Non-equity incentive plan[1,5] ($)

Gregory L. Ebel	0	0	4,758,860

Patrick. R. Murray	86,333	865,315	1,153,862

Cynthia L. Hansen	65,455	8,039,134	1,508,788

Colin K. Gruending	90,346	6,636,465	1,411,410

Reginald D. Hedgebeth	0	0	1,307,687

[1]	U.S. dollars have been converted to Canadian dollars using the published WM/Reuters 4 pm London year-end exchange rate of US$1 = C$1.4382 in 2024.

Enbridge Inc. 2025 Management Information Circular	97

[2]	The values of the option-based awards are based on the following:

Grant date	Grant price	2024 vesting date	Closing price on 2024 vesting date or last trading day prior to vest date

2/20/2020	$55.54	2/20/2024	$46.56

2/20/2020	US$41.97	2/20/2024	US$34.44

2/18/2021	$43.81	2/18/2024	$46.46

2/18/2021	US$34.52	2/18/2024	US$34.42

2/16/2022	$52.61	2/16/2024	$46.46

2/16/2022	US$41.30	2/16/2024	US$34.42

2/15/2023	$53.06	2/15/2024	$45.81

2/15/2023	US$39.77	2/15/2024	US$34.01

8/8/2023	$48.08	8/8/2024	$53.21

[3]	Includes RSUs and dividend equivalents, that matured in 2024. The values of the share-based awards are based on the following:

Grant	Grant date	Grant price	2024 vesting date	Volume weighted average share price for the 20 trading days preceding the vesting date

2021 RSU	2/18/2021	$42.29	2/18/2024	$46.96

2021 RSU	2/18/2021	US$32.88	2/18/2024	US$35.12

2022 RSU	9/30/2022	$53.96	9/30/2024	$54.89

2022 RSU	9/30/2022	US$40.10	9/30/2024	US$40.59

[4]

Includes PSUs and dividend equivalents, that vested in 2024. The values of the share-based awards are based on a performance multiplier of 1.0x and the volume weighted average share price of an Enbridge share on the TSX for the 20 trading days immediately preceding the maturity date February 11, 2025, on which performance was certified.

Grant	Grant date	Grant price	2024 vesting date	Volume weighed average share price for the 20 trading days immediately preceding the maturity date

2022 PSU	2/16/2022	$52.61	12/31/2024	$63.64

[5]	Includes STIP, based on the Enbridge scorecard with variability of business unit financial performance and individual performance for the 2024 performance year.

Termination of employment and change-in-control arrangements

Employment agreements

Enbridge has employment agreements with all NEOs. The terms in the employment agreements are competitive and part of a comprehensive compensation package that assists in recruiting and retaining top executive talent.

The agreements generally provide payments for executives in the case of involuntary termination for any reason (other than for cause) or voluntary termination within 150 days after constructive dismissal, as defined in each agreement, and do not provide for any “single-trigger” severance payments upon a change in control of the Company. As a condition to receiving payments under the employment agreements upon a qualifying termination of employment, the executive must execute a general release of claims in favour of Enbridge and comply with the following restrictive covenants:

Confidentiality provision	Non-competition/solicitation	No recruitment

2 years after departure	1 year after departure	2 years after departure

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Executive Compensation

Termination of employment scenarios

Compensation that would be paid to all NEOs pursuant to the terms of their existing executive employment agreements under various termination scenarios, including change in control (“CIC”), is described below.

	Voluntary		Involuntary

Compensation component	Resignation	Retirement	Termination not for cause or constructive dismissal	Termination following CIC

Base salary	None	None	Two times the current salary is paid in a lump sum

Short-term incentive	Payable in full if executive has worked the entire calendar year and remains actively employed on the payment date. Otherwise, none	Current year’s incentive prorated to retirement date

Two times the average short-term incentive award over the past two years is paid out in a lump sum plus

the current year’s short-term incentive, prorated based on active service during the year of termination based on target performance

Medium- and long- term incentives	• PSUs and RSUs forfeited • Vested stock options must be exercised within 30 days of resignation or by the end of the original term (if sooner) • Unvested stock options are cancelled

•  PSUs and RSUs granted prior to 2024 are prorated to retirement date and value is assessed and paid at the end of the usual term

•  PSUs and RSUs granted in 2024 and thereafter, are not prorated if the recipient is between the ages of 55-59 with 30+ years of service, or is age 60 and older at retirement date, otherwise are prorated to retirement date and value is assessed and settled at the end of the usual term, if the foregoing criteria are not met

•  Stock options granted prior to 2020 can be exercised for three years after retirement (or option expiry, if sooner)

•  Stock options granted in 2020 and thereafter continue to vest and can be exercised for five years after retirement (or option expiry, if sooner)

•  PSUs and RSUs are prorated to date of termination (plus any applicable notice period) and value is assessed and paid/settled at the end of the usual term

•  Vested stock options must be exercised according to stock option terms

•  The in-the-money spread value of unvested stock options is paid in cash

•  PSUs vest and the value is assessed and paid on performance measures deemed to have been achieved as of the change of control. RSUs vest and are share settled

•  All stock options vest and remain exercisable for 30 days following termination (or option expiry, if sooner)

Pension	No longer earns service credits		Additional two years of pension credit are added to the final pension calculation (three years for Mr. Hedgebeth)

Benefits	None	Post-retirement benefits begin	Two times the value of future benefits paid out in a lump sum

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The amounts shown in the table below include the estimated incremental payments and benefits that would be payable to each of our NEOs as a result of the specified triggering event, assumed to occur as of December 31, 2024. The actual amounts that would be payable in these circumstances can be determined only at the time of the executive’s separation, would include payments or benefits already earned or vested and may differ from the amounts set forth in the table below. Amounts in U.S. dollars have been converted to Canadian dollars using the published WM/Reuters 4 pm London year-end exchange rate of US$1 = C$1.4382 in 2024.

Executive	Triggering event[1]	Base salary[2] ($)	Short- term incentive[3] ($)	Medium- term incentive[4] ($)	Long- term incentive[5] ($)	Pension[6] ($)	Benefits[7] ($)	Total payout ($)

Gregory L. Ebel	CIC	-	-	-	-	-	-	-
	Death	-	-	12,456,797	8,291,733	-	77,442	20,825,972
	Retirement	-	-	8,174,773	8,291,733	-	77,442	16,543,948
	Voluntary or for cause termination	-	-	-	-	-	77,442	77,442
	Involuntary termination without cause	4,026,960	8,837,890	12,456,797	8,291,733	3,421,000	180,130	37,214,510
	Involuntary or good reason termination after a CIC	4,026,960	8,837,890	12,456,797	8,291,733	3,421,000	180,130	37,214,510

Patrick R. Murray	CIC	-	-	-	-	-	-	-
	Death	-	-	5,897,748	3,516,905	-	29,400	9,444,053
	Voluntary or for cause termination	-	-	-	-	-	29,400	29,400
	Involuntary termination without cause	1,528,800	1,181,271	5,861,505	3,516,905	1,440,000	111,568	13,640,049
	Involuntary or good reason termination after a CIC	1,528,800	1,181,271	5,897,748	3,516,905	1,440,000	111,568	13,676,292

Cynthia L. Hansen	CIC	-	-	-	-	-	-	-
	Death	-	-	4,183,974	3,026,164	-	37,670	7,247,808
	Retirement	-	-	2,982,878	3,026,164	-	37,670	6,046,712
	Voluntary or for cause termination	-	-	-	-	-	37,670	37,670
	Involuntary termination without cause	1,958,828	2,579,940	4,183,974	3,026,164	2,314,000	125,976	14,188,882
	Involuntary or good reason termination after a CIC	1,958,828	2,579,940	4,183,974	3,026,164	2,314,000	125,976	14,188,882

Colin K. Gruending	CIC	-	-	-	-	-	-	-
	Death	-	-	8,283,090	4,823,866	-	35,000	13,141,956
	Retirement	-	-	4,265,583	4,823,866	-	35,000	9,124,449
	Voluntary or for cause termination	-	-	-	-	-	35,000	35,000
	Involuntary termination without cause	1,820,000	2,510,530	8,239,945	4,823,866	2,101,000	127,724	19,623,065
	Involuntary or good reason termination after a CIC	1,820,000	2,510,530	8,283,090	4,823,866	2,101,000	127,724	19,666,210

Reginald D. Hedgebeth	CIC	-	-	-	-	-	-	-
	Death	-	-	5,500,676	1,506,173	-	37,393	7,044,242
	Retirement	-	-	1,968,452	1,506,173	-	37,393	3,512,018
	Voluntary or for cause termination	-	-	-	-	-	37,393	37,393
	Involuntary termination without cause	1,944,446	699,383	5,464,872	1,506,173	1,223,000	140,081	10,977,955
	Involuntary or good reason termination after a CIC	1,944,446	699,383	5,500,676	1,506,173	1,223,000	140,081	11,013,759

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Executive Compensation

[1]	Mr. Ebel, Ms. Hansen, Mr. Gruending, and Mr. Hedgebeth are retirement eligible as of December 31, 2024. Retirement eligibility under Enbridge programs means age 55 or older.
[2]	Reflects a lump sum payment equal to two times the NEOs base salary in effect as at December 31, 2024.
[3]

Reflects a lump sum payment equal to two times the average of the short-term incentive award paid to the NEO in the two years preceding the year in which the termination occurs. In addition, the NEO would receive a short-term incentive payment for the current year reflected in the summary compensation table.

[4]

Represents the value of RSUs and PSUs that would vest and be settled in cash upon the triggering event, based on C$61.01 for awards granted in Canadian dollars and US$42.43 for awards granted in U.S. dollars, the closing price of an Enbridge share on the TSX and NYSE, respectively, on December 31, 2024, and assuming, in the case of PSUs, target performance. For PSUs and RSUs, severance period, as outlined in the executive employment agreement, counts towards active service when prorating for termination without cause.

[5]

Represents the “in-the-money value” of unvested ISOs as of December 31, 2024, that would be paid in cash (as a result of an involuntary termination without cause) or that would become vested (as a result of an involuntary or good reason termination after a CIC or retirement). In-the-money value is calculated based on C$61.01 for awards granted in Canadian dollars and US$42.43 for awards granted in U.S. dollars, the closing price of an Enbridge share on the TSX and NYSE, respectively, on December 31, 2024, less the applicable exercise price of the option.

[6]	Reflects the value of two additional years of pension credit for each of Messrs. Ebel, Murray and Gruending, and Ms. Hansen, and three additional years of pension credit for Mr. Hedgebeth.
[7]

Reflects a lump sum cash payment in respect of vacation carryover following the NEOs termination (as a result of death, retirement or a voluntary termination), or a lump sum cash payment in respect of the flex credit allowance and savings plan matching contributions that would have been paid by Enbridge over a period of two years following the NEOs termination (as a result of an involuntary termination without cause, or good reason termination after a CIC), plus vacation carryover and an allowance for financial and career counselling.

Additional equity compensation information

Enbridge shares used for purposes of equity compensation

Enbridge adopted the 2019 LTIP effective February 13, 2019, under which stock options were granted beginning in 2019 and share-settled RSUs granted beginning in 2022. The 2019 LTIP was approved by our shareholders at our 2019 annual meeting of shareholders.

Two prior stock option plans were approved by Enbridge shareholders in 2007, as Enbridge Inc. Incentive Stock Option Plan (2007), as revised (Incentive Stock Option Plan), and Enbridge Inc. Performance Stock Option Plan (2007), as amended and restated (2011) and further amended (2012 and 2014). No awards have been or will be granted under the Incentive Stock Option Plan or Performance Stock Option Plan after February 13, 2019, and all shares still available to be issued and not subject to awards under these prior stock option plans became available under the 2019 LTIP.

Shares reserved for equity compensation as of December 31, 2024

	A	B		C

Plans approved by security holders	Number of securities to be issued upon exercise of outstanding options, warrants and rights (#)	Weighted-average exercise price of outstanding options, warrants and rights ($)		Number of securities remaining available for future issue under equity compensation plans (excluding securities reflected in column A) (#)

2019 LTIP[1]	23,529,305	51.07	[4,5]	20,023,691	[6]

Incentive Stock Option Plan[2]	4,988,130	53.76	[4]	-

Spectra 2007 LTIP[3]	596,105	41.52	[4]	-

[1]	Includes options and share-settled RSUs outstanding under the 2019 LTIP.
[2]	Includes options outstanding under the Incentive Stock Option Plan.
[3]

Awards granted under the Spectra 2007 LTIP were assumed by Enbridge at the closing of the Merger Transaction, as described in the “Assumed equity-based compensation awards from Spectra Energy” section. No further awards have been or will be granted under the Spectra 2007 LTIP following the closing of the Merger Transaction.

[4]	U.S. dollars have been converted to Canadian dollars using the published WM/Reuters 4 pm London year-end exchange rate of US$1 = C$1.4382 in 2024.
[5]

This weighted-average exercise price relates only to options granted under the 2019 LTIP. All other awards granted under the 2019 LTIP are deliverable without the payment of any consideration, and therefore these awards have not been considered in calculating the weighted average exercise price.

[6]	Represents 0.9192% of total issued and outstanding Enbridge shares as of December 31, 2024.

Enbridge Inc. 2025 Management Information Circular	101

Awards granted and outstanding as of December 31, 2024

Awards outstanding	Number outstanding	Percentage of total issued and outstanding Enbridge shares

2019 LTIP[1]	23,529,305	1.0802%

Incentive Stock Option Plan	4,988,130	0.2290%

Spectra 2007 LTIP – stock options[2]	596,105	0.0274%

[1]	Includes options and share-settled RSUs outstanding under the 2019 LTIP.
[2]	Awards granted under the Spectra 2007 LTIP as described in the “Assumed equity-based compensation awards from Spectra Energy” section.

Plan restrictions – 2019 LTIP

Enbridge shares reserved for issue under the 2019 LTIP

49,700,000 in total, or 2.28% of Enbridge’s total issued and outstanding Enbridge shares as of December 31, 2024.

The total number of Enbridge shares reserved for issuance to Insiders pursuant to all security-based compensation arrangements of the Company shall not exceed 10% of the number of Enbridge shares outstanding at the time of reservation.

Enbridge shares that can be issued in a one-year period	The total number of Enbridge shares issued to Insiders pursuant to all security-based compensation arrangements of the Company shall not exceed 10% of the number of Enbridge shares outstanding at the time of issuance (excluding any other Enbridge shares issued under all security-based compensation arrangements of the Company during such one-year period).

The number of Enbridge shares that can be issued as incentive stock options (within the meaning of the U.S. Internal Revenue Code)	Up to 2,000,000 Enbridge shares can be issued under the 2019 LTIP as Incentive Stock Options.

Stock options delivered to a greater than 10% shareholder	If an Incentive Stock Option is granted to a greater than 10% shareholder, the grant price will not be less than 110% of the fair market value on the grant date of the Incentive Stock Option, and in no event will such Incentive Stock Option be exercisable after the expiration of five years from the date on which the Incentive Stock Option is granted.

Minimum vesting

All awards shall be subject to a minimum vesting schedule of at least twelve months following the date of grant of the award, provided that vesting may accelerate in connection with death, retirement, a CIC or other termination of service.

Notwithstanding the foregoing, up to 5% of the Enbridge shares available for grant under the 2019 LTIP may be granted with a minimum vesting schedule that is shorter than twelve months.

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Executive Compensation

Annual burn rate

Stock options outstanding	2024	2023	2022

2019 LTIP	0.3356%	0.2223%	0.2071%

Incentive Stock Option Plan[1]	-	-	-

Spectra 2007 LTIP – stock options[2]	-	-	-

[1]	No grants have been made under this plan since 2018.
[2]

All grants under the Spectra 2007 LTIP were made by Spectra Energy prior to the Merger Transaction. No further awards have been or will be granted under the Spectra 2007 LTIP following the closing of the Merger Transaction.

Governance for making changes to the 2019 LTIP

To the extent permitted by applicable laws, the Board may amend, suspend or terminate the 2019 LTIP at any time without shareholder approval, provided that no amendment, other than an increase to the overall share limit, may materially and adversely affect any award outstanding at the time of the amendment without the affected participant’s consent.

Enbridge shareholder approval is required to implement any of the following changes:

•	increasing the overall share limit

•	reducing the grant, exercise or purchase price for any awards

•	the cancellation of any awards and the reissue of or replacement of such awards with awards having a lower grant, exercise or purchase price

•	removing or exceeding the limits of the 2019 LTIP on participation by insiders

•	the extension of the term of any award

•	allowing other than employees or non-employee directors of the Company or a subsidiary to become participants in the 2019 LTIP

•	allowing awards to become transferable or assignable other than by will or according to the laws of descent and distribution

•	changing the amendment provisions of the 2019 LTIP

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Termination provisions of equity compensation plans

The termination provisions for equity compensation awards granted under the 2019 LTIP (as governed by the incentive stock option grant agreements and the restricted stock unit grant agreements), and the incentive stock option plan (2007), as revised are summarized below.

Reason for termination		Incentive stock option provisions[1]	Restricted stock unit provisions

Resignation		Can exercise vested options up to 30 days from the date of termination or until the option term expires (if sooner).	All outstanding RSUs are forfeited.

Retirement

For incentive stock options granted prior to 2020, options continue to vest and can be exercised up to three years from retirement or until the stock option term expires (if sooner).

For incentive stock options granted in 2020 and thereafter, options continue to vest and can be exercised up to five years from retirement or until the stock option term expires (if sooner).

For RSUs granted prior to 2024, RSUs are prorated to retirement date and value is assessed and settled at the end of the usual term.

For RSUs granted in 2024 and thereafter, RSUs are not prorated for employees between the age of 55-59 with 30+ years of experience or who are age 60 and older at retirement date. RSUs are prorated to retirement date and value is assessed and settled at the end of the usual term if the foregoing criteria are not met.

Death		All options vest and can be exercised up to 12 months from the date of death or until the option term expires (if sooner).	All outstanding RSUs become vested and are settled no later than 30 days following the date of death.

Disability		Options continue to vest based on the regular provisions of the plan.	All outstanding RSUs become vested and are settled no later than 30 days following the date of disability.

Involuntary termination	not for cause	Unvested options continue to vest and options that are vested or become vested can be exercised up to 30 days after the termination date or the notice period (if applicable) or until the option term expires (if sooner).	RSUs are prorated to termination date (plus any applicable notice period) and value is assessed and settled at the end of the usual term.
	for cause	All options are cancelled on the date of termination.	All outstanding RSUs are forfeited.

Change of control or reorganization

For 2016 and prior grants, for a change of control, options vest on a date determined by the HRC Committee before the change of control. For any other kind of reorganization, options are to be assumed by the successor Company. If they are not assumed, they will vest and the value will be paid in cash.

Beginning with the 2017 grants, if the employment of a participant is terminated without cause (including constructive dismissal) by the Company or a subsidiary within two years after a change of control, then all unvested options of the participant vest on that double-trigger date.

If the employment of a participant is terminated without cause, (including constructive dismissal) by the Company or a subsidiary within two years after a change of control, then all outstanding RSUs become vested and are settled no later than 30 days following the date of termination.

Other transfer or assignment of stock options		The holder of an option may not transfer or assign it other than by will, or as allowed by the laws of descent and distribution.	The award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution.

[1]

Differences in termination provisions apply for US$ options where the executive has elected treatment as incentive stock options within the meaning of U.S. Internal Revenue Code Section 422. All U.S. ISOs beginning with the 2018 grant are issued as non-qualified.

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Executive Compensation

Other benefits elements

Retirement benefits

The NEOs participate in the Senior Management Pension Plan (“SMPP”), a non-contributory defined benefit plan which is part of a market competitive compensation package for all Canadian and U.S. members of senior management. Before becoming participants in the SMPP, certain NEOs participated in a defined benefit or defined contribution pension plan.

Defined benefit plan

The following graphic shows how the SMPP retirement benefit payable at normal retirement age is calculated:

Key terms of the SMPP:

•	Eligibility: members of senior management join the SMPP on the later of their date of hire or promotion to a senior management position

•	Vesting: plan participants are fully vested immediately

•

Retirement age: normal retirement date is age 65. Participants may retire and receive an unreduced benefit at age 60, or as early as age 55 if they have 30 years of service. Participants with less than 30 years of service may retire on or after age 55 and receive a benefit that is reduced by 3% for each year the participant’s age at retirement was less than age 60

•

Survivor benefits: benefits are payable for the life of the member. If the member is single at retirement, 15 years of pension payments are guaranteed. If the member is married at retirement and dies before their spouse, 60% of the pension will continue to be paid to the spouse for his/her lifetime

Pension benefits are paid from the following tax-qualified and supplemental pension plans which comprise the SMPP:

•	Retirement Plan for Employees of Enbridge Inc. and Affiliates

•	Enbridge Employee Services, Inc. Employees’ Pension Plan

•	Enbridge Supplemental Pension Plan

•	Enbridge Employee Services Inc. Supplemental Pension Plan for United States Employees

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Summary of defined benefits

The following table outlines estimated annual retirement benefits, accrued pension obligations and compensatory and non-compensatory changes for the NEOs under the defined benefit pension plans. All information is based on the assumptions and methods used for the purposes of reporting the Company’s financial statements and which are described in the Company’s financial statements.

Executive	Credited service (years)	Annual benefits payable		Accrued obligation at January 1, 2024 ($)	Compensatory change[1] ($)	Non- compensatory change[2] ($)	Accrued obligation at December 31, 2024 ($)
		At year end ($)	At age 65 ($)
				A	B	C	A+B+C

Gregory L. Ebel[3,4]	2.00	111,000	480,000	757,000	848,000	127,000	1,732,000

Patrick R. Murray	18.00	276,000	736,000	5,183,000	356,000	411,000	5,950,000

Cynthia L. Hansen[4,5,6]	19.42	581,000	708,000	7,925,000	709,000	418,000	9,052,000

Colin K. Gruending[6]	21.25	602,000	844,000	7,991,000	707,000	340,000	9,038,000

Reginald D. Hedgebeth[4,7]	1.29	26,000	257,000	83,000	295,000	32,000	410,000

[1]	The components of compensatory change are current service cost and the difference between actual and estimated pensionable earnings.
[2]	The non-compensatory change includes interest on the accrued obligation at the start of the year, changes in actuarial assumptions and other experience gains and losses not related to compensation.
[3]

Mr. Ebel accrued a deferred vested pension benefit, and is also in receipt of a pension, from various legacy pension plans in respect of service while employed by Spectra Energy prior to February 27, 2017. These entitlements were assumed by Enbridge on closing of the Merger Transaction, as described in the “Assumed equity-based compensation awards from Spectra Energy” section, but are not linked to, or impacted by, his employment with Enbridge Inc., so are not included in the above table. As at December 31, 2024, the accrued obligation in respect of these legacy entitlements is C$5,591,000 and the accrued annual benefits payable at year end is C$353,000.

[4]

U.S. dollars have been converted to Canadian dollars using the published WM/Reuters 4 pm London year-end exchange rate of US$1 = C$1.4382 in 2024. The impact of changes to exchange rates on Mr. Ebel and Ms. Hansen’s accrued obligation are reflected in the non-compensatory change.

[5]	Ms. Hansen’s SMPP retirement benefit is indexed for inflation.
[6]

In 2020, Ms. Hansen and Mr. Gruending were granted a temporary hold-harmless against a reduction to their SMPP pension resulting from the significant reductions in base salary should they retire within five years of the reduction. These temporary base salary reductions were related to the impacts of COVID-19, reduced energy demand and reduced commodity prices, and were not intended to have a permanent impact on the SMPP lifetime pensions. NEO base salaries were reinstated in 2021.

[7]

Mr. Hedgebeth accrued a deferred vested pension benefit in respect of service while employed by Spectra Energy prior to March 2, 2017. This entitlement was assumed by Enbridge on closing of the Merger Transaction but is not linked to, or impacted by, his employment with Enbridge Inc., so is not included in the above table. As at December 31, 2024, the accrued obligation in respect of this legacy entitlement is C$383,000 and the accrued annual benefits payable at year end is C$41,000.

Defined contribution plan

The defined contribution pension plan is a non-contributory pension plan. The level of contribution varies, depending on age and years of service. None of the NEOs are currently participating in the defined contribution pension plan.

Mr. Murray, Ms. Hansen, and Mr. Gruending participated in the defined contribution plan for approximately ten years, six years, and four years respectively, prior to joining the SMPP. The values shown below reflect market value of assets of the defined contribution plan.

Executive	Accumulated value at January 1, 2024 ($)	Compensatory change[1] ($)	Accumulated value at December 31, 2024 ($)

Patrick R. Murray	114,522	-	135,352

Cynthia L. Hansen	174,473	-	196,216

Colin K. Gruending	109,198	-	130,005

[1]	The compensatory change is equal to contributions made by the Company during 2024.

106	Enbridge Inc. 2025 Management Information Circular

Executive Compensation

Other benefits

Enbridge’s savings plan and benefits plans are key elements of the total compensation package for our employees, including our NEOs.

Savings Plan

Enbridge provides a savings plan for Canadian employees and a 401(k) savings plan for U.S. employees. All NEOs participate in the savings plan on the same terms as eligible employees. The savings plans assist and encourage employees to save by matching 100% of employee contributions up to plan limits (maximum 2.5% and 6% of base salary for Canadian employees and U.S. employees, respectively) and subject to applicable tax limits. In Canada, matching contributions are provided as flex credits which may be used to purchase additional benefits or taken as after-tax cash; in the U.S., matching contributions are invested in the savings plan.

Life and health benefits

Medical, dental, life insurance and disability insurance benefits are available to meet the specific needs of individuals and their families. The NEOs participate in the same plan as all other employees. The plans are structured to provide minimum basic coverage with the option of enhanced coverage at a level that is competitive and affordable.

The HRC Committee reviews the retirement and other benefits regularly. These benefits are a key element of a total compensation package and are designed to be competitive and reasonably meet the needs of executives in their current roles.

Assumed equity-based compensation awards from Spectra Energy

On February 27, 2017, Enbridge Inc and Spectra Energy combined through a stock-for-stock merger transaction (the “Merger Transaction”). Pursuant to the terms of the merger agreement, Enbridge assumed all awards outstanding under the Spectra Energy Corp 2007 Long Term Incentive Plan, as amended and restated (the “Spectra 2007 LTIP”) at the closing of the Merger Transaction (“Assumed Spectra LTIP Awards”). The Assumed Spectra LTIP Awards, including the shares of Enbridge issuable thereunder, were approved by Enbridge shareholders as part of the Merger Transaction on December 15, 2016. No further awards have been or will be granted under the Spectra 2007 LTIP following the closing of the Merger Transaction.

Spectra 2007 LTIP

The Assumed Spectra LTIP Awards remain subject to and will continue to be administered by Enbridge pursuant to the terms of Spectra 2007 LTIP. The following summarizes the material provisions of the Spectra 2007 LTIP to the extent applicable to the Assumed Spectra LTIP Awards. The summary is qualified in its entirety by the full text of the amended and restated Spectra 2007 LTIP, which is available on Enbridge’s profile on the SEC’s website at sec.gov.

General provisions

•	Number of shares. The aggregate number of Enbridge shares that may be issued pursuant to the Assumed Spectra LTIP Awards is 5,000,000 shares of Enbridge representing 0.25% of Enbridge’s outstanding and issued shares as at December 31, 2019.

•	Reservation of Shares. When Spectra Energy first adopted the Spectra 2007 LTIP in 2007, it reserved 30,000,000 shares of common stock for issuance under the Spectra 2007 LTIP, with an additional 10,000,000 shares and 12,500,000 shares reserved following shareholder approval on April 19, 2011 and April 26, 2016, respectively. Immediately prior to closing of the Merger Transaction, there were 19,756,580 shares of Spectra Energy common stock available for future issuance under the Spectra 2007 LTIP. However, Enbridge determined that it would not grant any additional awards under the Spectra 2007 LTIP following the closing of the Merger Transaction and as a result, assumed only those shares issuable under the Assumed Spectra LTIP Awards. All future equity-based awards granted by Enbridge (including those made to legacy Spectra Energy employees) will be awarded pursuant to Enbridge’s existing plans and not the Spectra 2007 LTIP.

•	Administration. Prior to the closing of the Merger Transaction, the Spectra 2007 LTIP was administered by the Compensation Committee of Spectra Energy, which had the authority to determine the persons to whom awards were granted, the types of awards granted, the time at which awards were to be granted, the number of shares, units or other rights subject to an award, and the terms and conditions of each award. Following the completion of the Merger Transaction, the Spectra 2007 LTIP will, solely to the extent applicable to the Assumed Spectra LTIP Awards, be administered by the HRC Committee consistent with the administration of Enbridge’s existing compensation programs.

•

Eligibility. All key employees of Spectra Energy and its subsidiaries and all non-employee directors were eligible for awards granted under the Spectra 2007 LTIP, as selected from time to time by the Compensation

Enbridge Inc. 2025 Management Information Circular	107

Committee of Spectra Energy in its sole discretion. As noted above, only those shares issuable under the Assumed Spectra LTIP Awards were assumed by Enbridge in connection with the Merger Transaction and as a result, no additional awards will be granted by Enbridge to any individual under the Spectra 2007 LTIP.

•	Awards. As described in more detail below, the Assumed Spectra LTIP Awards include Spectra Energy options.

•	Adjustments to awards. The HRC Committee may determine and implement appropriate adjustments to the Assumed Spectra LTIP Awards in the event of any merger, consolidation, recapitalization, reclassification, stock dividend, stock split or other similar change of control transactions.

•	Term and amendment. The Spectra 2007 LTIP has a term of ten years from the date of approval by the shareholders of Spectra Energy, which was last granted on April 26, 2016, subject to earlier termination or amendment in accordance with the terms of the Spectra 2007 LTIP. Any amendment to the Assumed Spectra LTIP Awards or the Spectra 2007 LTIP that is implemented by the HRC Committee may not materially adversely affect the Assumed Spectra LTIP Awards without consent of the holder of such award.

•	Assignability. A stock option granted under the Spectra 2007 LTIP may, solely to the extent permitted by the HRC Committee, be transferred to members of the participants’ immediate family or to trusts, partnerships or corporations whose beneficiaries, members or owners are members of the participant’s immediate family or such other person as may be approved by the HRC Committee in advance and set forth in the award agreement. All other Assumed Spectra LTIP Awards are not assignable or transferable except by will or the laws of descent and distribution.

Stock options

•	Nonqualified stock options and incentive stock options. Spectra Energy granted options under the Spectra 2007 LTIP to purchase shares of Spectra Energy common stock (“Spectra Energy options”) to certain of its employees. As of immediately prior to the closing of the Merger Transaction, there were 4,000 Spectra Energy options outstanding under the Spectra 2007 LTIP at a weighted average exercise price of US$26.33 per share of Spectra Energy common stock and 892,163 Spectra Energy options outstanding under the Spectra 2007 LTIP at a weighted average exercise price of US$28.40 per share of Spectra Energy common stock.

•	Exercise price. The exercise price of each Spectra Energy option was determined by the Compensation Committee of Spectra Energy at the date of grant,

provided however, that the exercise price per option could not be less than 100% of the fair market value per share of the common stock of Spectra Energy as of the date of grant. As the exercise price of the Spectra Energy options was determined at the date of grant, the exercise price may be below the then current market price of the Enbridge shares at the time the options are exercised.

•	Vesting and term of stock options. The Compensation Committee of Spectra Energy prescribed in the award agreement applicable to each Spectra Energy option the time or times at which, or the conditions upon which, such option vests or becomes exercisable. Spectra Energy options generally have a term of ten years from date of grant and during such term, once vested, the option could be exercised, unless a shorter exercise period was specified by the Compensation Committee of Spectra Energy in an award agreement, and subject to such limitations as may apply under an award agreement relating to the termination of a participant’s employment or other service with Spectra Energy or any of its subsidiaries.

•	Treatment upon closing of the Merger Transaction. At the closing of the Merger Transaction, each outstanding Spectra Energy option, whether vested or unvested, was automatically converted into an option to purchase, on the same terms and conditions as were applicable immediately prior to the closing, the number of Enbridge shares equal to the product (rounded down to the nearest whole number) of (i) the number of shares of Spectra Energy common stock subject to such option immediately prior to the closing and (ii) 0.984 (“Exchange Ratio”), at an exercise price per share (rounded up to the nearest whole cent) equal to (A) the exercise price per share of Spectra Energy common stock of such Spectra Energy option immediately prior to the closing divided by (B) the Exchange Ratio. The Spectra Energy options assumed by Enbridge in connection with the Merger Transaction are exercisable for 881,819 Enbridge shares at a weighted average exercise price of US$28.87 per share of Enbridge shares, vest at various dates until February 2019 and have various terms expiring on or before February 2026.

Other stock-based awards

•	Other stock-based awards. In addition to the Assumed Spectra LTIP Awards, Spectra Energy had other equity-based or equity-related awards representing a right to acquire or receive shares of Spectra Energy common stock or payments or benefits measured by the value thereof (“Spectra Energy other awards”) outstanding under the Spectra Energy Executive Savings Plan and the Spectra Energy Directors’ Savings Plan (“Spectra Savings Plans”).

108	Enbridge Inc. 2025 Management Information Circular

Executive Compensation

•	Treatment upon closing of the Merger Transaction. At the closing of the Merger Transaction, each outstanding Spectra Energy other award was automatically converted into a right to acquire or receive benefits measured by the value of Enbridge shares, on the same terms and conditions as were applicable to the Spectra Energy other award immediately prior to the closing. As converted, the number of Enbridge shares subject to such other award is equal to the product (rounded down to the nearest whole number) of (i) the number of shares of Spectra Energy common stock subject to such award immediately prior to the closing and (ii) the Exchange Ratio. The Spectra Savings Plans have trust funding vehicles (commonly referred to as rabbi trusts) (“Spectra Savings Plan Trusts”). Obligations to fund the Spectra Savings Plan Trusts were triggered in connection with the Merger Transaction. For any share-settled Spectra Energy other awards, the Enbridge shares used to settle such awards will be obtained on the market by the trustee of the Spectra Savings Plan Trusts.

Quantification of equity-based compensation

Set forth below are the number of Enbridge shares issuable under the Spectra 2007 LTIP in connection with the exercise or settlement of the Assumed Spectra Energy Awards outstanding as of December 31, 2024.

Total Enbridge shares issuable under Spectra 2007 LTIP	Percentage of issued and outstanding Enbridge shares

596,105	0.0274%

Termination provisions of Spectra Energy options

The termination provisions for the Spectra Energy options, are described below.

Reason for termination	Provisions

Voluntary termination (not retirement eligible)

The unvested portion of such an award terminates immediately.

Vested Spectra Energy options can be exercised through the earlier of 3 months following termination of employment or the 10th anniversary of the grant date.

Voluntary termination (retirement eligible)

Unvested options are pro-rated based on full and partial months of service during the vesting period, and vest immediately.

Vested Spectra Energy options can be exercised through the 10th anniversary of the grant date.

Involuntary termination, for cause

The unvested portion of such an award terminates immediately.

Vested Spectra Energy options can be exercised through the earlier of 3 months following termination of employment or the 10th anniversary of the grant date.

Involuntary termination, without cause or for good reason before 2-year anniversary of change in control (the 2-Year CIC Period)	The unvested portion of such an award vests upon such termination from employment. Vested Spectra Energy options can be exercised through the 10th anniversary of the grant date.

Involuntary termination, without cause after 2-Year CIC Period

The award is pro-rated based on full and partial months of service during the vesting period.

Vested Spectra Energy options can be exercised through the earlier of 3 months following termination of employment or the 10th anniversary of the grant date.

Employment termination as a result of death or disability

The unvested portion of such an award vests.

Vested Spectra Energy options can be exercised through the earlier of 36 months following such termination of employment or the 10th anniversary of the grant date.

Other transfer or assignment of stock options	The holder of an option may not transfer or assign it other than by will, or as allowed by the laws of descent and distribution.

Enbridge Inc. 2025 Management Information Circular	109

Report of the Human Resources and Compensation Committee

The Human Resources and Compensation Committee has reviewed and discussed the preceding Compensation Discussion and Analysis with management. Based on the review and discussion, the Human Resources and Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Circular. This report is provided by the following independent directors who comprised the Human Resources and Compensation Committee on December 31, 2024:

Steven W. Williams (Chair)

Mayank (Mike) M. Ashar

Susan M. Cunningham

S. Jane Rowe

110	Enbridge Inc. 2025 Management Information Circular

111 Appendices

112	Appendix A – Terms of Reference for the Board

114	Appendix B – Advisories

114	Non-GAAP and other financial measures

116	Forward-looking information

Appendix A – Terms of Reference for the Board

TERMS OF REFERENCE FOR THE BOARD OF DIRECTORS

I.	INTRODUCTION

The Board of Directors (“Board”) of Enbridge Inc. (the “Corporation”) oversees the management of, and provides stewardship over, the Corporation’s affairs. The Board’s primary goal is to act in the best interests of the Corporation to enhance long-term shareholder value while considering the interests of the Corporation’s shareholders and various other stakeholders. The Canada Business Corporations Act (“CBCA”) provides that every director and officer shall act honestly and in good faith with a view to the best interests of the corporation and exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

These Terms of Reference are intended not to limit the powers of the Board but to assist the Board in the exercise of its powers and the fulfillment of its duties. These Terms of Reference operate in conjunction with the Corporate Governance Principles and Guidelines and the respective Terms of Reference for each of the Board’s committees, the Chair of the Board and the President & Chief Executive Officer (“CEO”).

II.	BOARD OF DIRECTORS

The organization of the Board and its authority and procedures are subject to the CBCA and the Corporation’s articles and by-laws. The Corporation is also subject to other applicable law and stock exchange requirements.

Each Board committee shall convene at such times and places designated by its chair or whenever a meeting is requested by a committee member, the Board or an officer of the Corporation (or in the case of the Audit, Finance & Risk Committee, by the internal auditor or external auditor). A minimum of twenty-four (24) hours’ notice of each meeting shall be given to each Board committee member. A Board committee meeting shall be duly convened if at least a majority of the members are present. A quorum at a meeting shall consist of at least a majority of the members. Where the members consent, and proper notice has been given or waived, committee members may participate in a meeting of the committee by means of such telephonic, electronic or other communication facilities as permit all persons participating in the meeting to communicate adequately with each other, and a member participating in such a meeting by any such means is deemed to be present at that meeting. In the absence of the chair of the committee, the committee members may choose one (1) of the members to be the chair of the meeting. Where appropriate, members of the committee may meet separately with the Corporation’s senior management. Minutes shall be kept of all meetings of the Board’s committees.

Directors are expected to adequately prepare for, attend and participate at Board and Board committee meetings of which they are a member, become familiar with deliberations and decisions after any missed meetings and attend the annual meeting of shareholders. Directors should at all times discharge their responsibilities with the highest standards of ethical conduct and in conformity with applicable laws and regulations and the Corporation’s values of integrity, safety and respect. The Board has implemented a comprehensive Statement on Business Conduct applicable to all employees, contractors and Directors of the Corporation.

The Board operates by delegating certain of its authorities to management and by reserving certain powers to the Board and its committees. The Board is responsible for the stewardship of the Corporation and for monitoring the actions of, and providing overall guidance and direction to, management. Management is responsible for the management of the Corporation.

III.	PRINCIPAL RESPONSIBILITIES

As part of its stewardship responsibility, the Board has the following responsibilities:

A.

CEO and Senior Management – appointing the CEO; approving the Terms of Reference for the CEO; evaluating the CEO’s performance; approving the CEO’s compensation; approving the appointment of executive officers; and ratifying the appointment of officers;

B.	Succession Planning – ensuring that processes are in place for succession planning, including the appointment, training and monitoring of senior management;

C.

Strategy – adopting a strategic planning process and approving, at least on an annual basis, a strategic plan which takes into account, among other things, the opportunities and risks of the Corporation’s business;

112	Enbridge Inc. 2025 Management Information Circular

Appendices

and monitoring progress in achievement of the strategic plan and directing management to initiate corrective action as and when appropriate;

D.

Risk – ensuring that processes are in place for identifying and having an understanding of the principal risks of the Corporation’s business and ensuring that appropriate systems are implemented to monitor, manage and mitigate those risks;

E.	Internal Control – ensuring that processes are in place to monitor and maintain the integrity of the Corporation’s internal control and management information systems;

F.

Culture of Safety, Integrity, Respect and Inclusion – satisfying itself as to the integrity of the CEO and other executive officers and ensuring that the CEO and other executive officers create a culture of safety, integrity, respect and inclusion including fostering diversity and inclusion, throughout the Corporation. This includes approving and monitoring compliance with the Corporation’s Statement on Business Conduct.

G.	Corporate Governance – developing the Corporation’s approach to corporate governance, including the Corporate Governance Principles and Guidelines;

H.

Communications – ensuring that the Corporation has a communications program in place to effectively communicate with and receive feedback from shareholders, stakeholders and the public generally and to ensure that public disclosures and corporate communications are made in compliance with applicable securities legislation; and

I.

Non-Delegable Responsibilities – making certain decisions by the Board as a whole that cannot be delegated under the CBCA, including authorizing the issuance of securities, declaring dividends, approving management proxy circulars, approving annual financial statements and adopting, amending or repealing the Corporation’s by-laws.

IV.	ADDITIONAL TYPICAL BOARD MATTERS

The following non-exhaustive list identifies other matters generally considered by the Board in fulfilling its responsibility for stewardship of the Corporation. The Board may determine it appropriate to delegate certain of these matters to Board committees:

(i)

overseeing corporate financial operations, including: reviewing and recommending to shareholders changes to capital structure; reviewing and approving the annual budget, annual financing plans, dividend policy and new financings; reviewing and approving financial statements, management’s discussion and analysis and the annual report; and approving the Corporation’s authorities and spending limits policies for authorities delegated to management;

(ii)	reviewing and approving material initiatives, investments and transactions;

(iii)

ensuring that processes are in place to address applicable corporate, securities, regulatory and other compliance matters and approving and monitoring compliance with significant policies and procedures by which the Corporation is governed and operated; and

(iv)	managing the Board’s own affairs.

In addition to the matters referred to in these Terms of Reference, the Board performs other functions as may be necessary or appropriate in the circumstances, including functions expressly required by the CBCA or other applicable law, the Corporation’s articles or by-laws or applicable stock exchange requirements.

V.	COMMUNICATING WITH THE BOARD

Interested parties wishing to communicate with the Board Chair may do so by writing to Board Chair c/o Corporate Secretary, Enbridge Inc., 200, 425-1st Street SW, Calgary, Alberta, Canada, T2P 3L8 or by email to corporatesecretary@enbridge.com.

VI.	NO RIGHTS CREATED

These Terms of Reference are intended to be part of the Board’s flexible governance framework. These Terms of Reference do not create any legally binding obligations on the Board, any Board committee, any Director or the Corporation.

Enbridge Inc. 2025 Management Information Circular	113

Appendix B – Advisories

Non-GAAP and other financial measures

This Circular contains references to non-GAAP and other financial measures, including EBITDA, adjusted EBITDA, DCF and DCF per common share. Management believes the presentation of these metrics gives useful information to investors and shareholders as they provide increased transparency and insight into the performance of the Company.

Our non-GAAP measures described above are not measures that have standardized meaning prescribed by generally accepted accounting principles in the United States of America (U.S. GAAP) and are not U.S. GAAP measures. Therefore, these measures may not be comparable with similar measures presented by other issuers. A reconciliation of historical non-GAAP and other financial measures to the most directly comparable GAAP measures is available on the Company’s website. Additional information on non-GAAP and other financial measures may be found in the Company’s earnings news releases or in additional information on the Company’s website (enbridge.com), sedarplus.ca or sec.gov.

EBITDA and adjusted EBITDA

EBITDA represents earnings before interest, tax, depreciation and amortization. Adjusted EBITDA represents EBITDA adjusted for unusual, infrequent or other non-operating factors on both a consolidated and segmented basis. Management uses EBITDA and adjusted EBITDA to set targets and to assess the performance of the Company and its business units.

This Circular also contains references to debt-to-EBITDA, a non-GAAP ratio which utilizes adjusted EBITDA as one of its components. Debt-to-EBITDA is used as a liquidity measure to indicate the amount of adjusted earnings to pay debt, as calculated on the basis of U.S. GAAP, before covering interest, tax, depreciation and amortization.

Distributable cash flow (DCF)

DCF and DCF per common share are measures used for purposes of Enbridge’s executive compensation programs. The following table presents the reconciliation of cash provided by operating activities to DCF. DCF is defined as cash flow provided by operating activities before changes in operating assets and liabilities (including changes in environmental liabilities) less distributions to noncontrolling interests and redeemable noncontrolling interests, preference share dividends and maintenance capital expenditures, and further adjusted for unusual, infrequent or other non-operating factors. Management also uses DCF to assess the performance of the Company and to set its dividend payout target.

DCF for the year ended December 31, 2024, has been converted to DCF per share by taking DCF of $11,991 million and dividing by 2,155 million, the weighted average number of Enbridge shares outstanding as of December 31, 2024. For purposes of the 2024 STIP award determinations as described on page 82, DCF was converted to DCF per share by taking DCF of $12,477 million and dividing by 2,155 million, the weighted average number of Enbridge shares outstanding as of December 31, 2024. For purposes of 2022 PSU payout determinations as described on page 86, DCF was converted to DCF per share by taking DCF of $12,144 million and dividing by 2,155 million, the weighted average number of Enbridge shares outstanding as of December 31, 2024.

114	Enbridge Inc. 2025 Management Information Circular

Appendices

	Years ended December 31

(unaudited, millions of Canadian dollars)	2024	2023

Cash provided by operating activities	12,600	14,201

Adjusted for changes in operating assets and liabilities[1]	133	(2,311)

	12,733	11,890

Distributions to noncontrolling interests[2]	(333)	(363)

Preference share dividends[2]	(388)	(352)

Maintenance capital	(1,118)	(918)

Significant adjustment items:

Other receipts of cash not recognized in revenue	97	210

Employee severance costs, net of tax	95	-

Distributions from equity investments in excess of cumulative earnings[2]	801	639

Competitive Toll Settlement realized hedge loss, net of tax	-	479

Litigation settlement gain	-	(68)

Other items	104	(250)

DCF	11,991	11,267

Adjusting items in respect of:

For STIP calculation purposes, normalizations including (but not limited to) the net accretive impact of financing and strategic actions not contemplated at the time of target setting expressed in DCF	486	205

Total DCF adjusted for 2024 STIP award determinations	12,477	11,472

DCF	11,991	11,267

Adjusting items in respect of:

For 2022 PSU calculation purposes, normalizations including (but not limited to) the net accretive impact of financing and strategic actions not contemplated at the time of the grant expressed in DCF	486	247

Total DCF adjusted for 2022 PSU payout determinations	12,477	11,514

[1]	Changes in operating assets and liabilities, net of recoveries.
[2]	Presented net of adjusting items.

Enbridge Inc. 2025 Management Information Circular	115

Forward-looking information

Forward-looking information, or forward-looking statements, have been included in this Management Information Circular to provide information about us and our subsidiaries and affiliates, including management’s assessment of our and our subsidiaries’ future plans and operations. This information may not be appropriate for other purposes. Forward-looking statements are typically identified by words such as ‘‘anticipate”, “believe”, “estimate”, “expect”, “forecast”, “intend”, “likely”, “plan”, “project”, “target” and similar words suggesting future outcomes or statements regarding an outlook. Forward-looking information or statements included in this document include, but are not limited to, statements with respect to the following: the business of and procedure for the annual meeting of shareholders and solicitation of proxies; our approach to executive and director compensation, including expected performance of and estimated payments and benefits to executives and directors; our corporate vision and strategy, including strategic priorities and enablers; expected supply of, demand for, exports of and prices of crude oil, natural gas, natural gas liquids (NGL), liquefied natural gas (LNG), renewable natural gas (RNG), and renewable energy; energy transition and lower-carbon energy, and our approach thereto; our sustainability and environmental, social and governance (ESG) goals, practices and performance; financial strength and flexibility; expected strategic priorities and performance of the Company’s businesses; the characteristics, anticipated benefits, financing and timing of our acquisitions, dispositions and other transactions, including the anticipated benefits of the acquisition of three US gas utilities from Dominion Energy, Inc. (the Acquisitions); expected costs, benefits and in-service dates related to announced projects and projects under construction; anticipated utilization of our assets; expected earnings before interest, income taxes and depreciation and amortization (EBITDA), distributable cash flow (DCF) and DCF per share and expected growth thereof; dividend growth and payout policy; capital allocation framework and priorities; expected future growth, development and expansion opportunities; expected optimization and efficiency opportunities; and expected future actions of regulators and courts, government trade policies, including potential impacts of tariffs, duties, fees, economic sanctions, or other trade measures, and the timing and impact thereof.

Although we believe these forward-looking statements are reasonable based on the information available on the date such statements are made and processes used to prepare the information, such statements are not guarantees of future performance and readers are cautioned against placing undue reliance on forward-looking statements. By their nature, these statements involve a variety of assumptions, known and unknown risks and uncertainties and other factors, which may cause actual results, levels of activity and achievements to differ materially from those expressed or implied by such statements. Material assumptions include assumptions about the following: the expected supply of, demand for, export of and prices of crude oil, natural gas, NGL, LNG, RNG, and renewable energy; anticipated utilization of our assets; exchange rates; inflation; interest rates; availability and price of labor and construction materials; the stability of our supply chain; operational reliability; maintenance of support and regulatory approvals for our projects and transactions; anticipated in-service dates; weather; the realization of anticipated benefits of transactions, including the Acquisitions; governmental legislation; litigation; estimated future dividends and impact of our dividend policy on future cash flows; our credit ratings; capital project funding; hedging program; expected EBITDA; expected future cash flows; and expected distributable cash flow. Assumptions regarding the expected supply of and demand for crude oil, natural gas, NGL, LNG, RNG, and renewable energy, and the prices of these commodities, are material to and underlie all forward-looking statements, as they may impact current and future levels of demand for our services. Similarly, exchange rates, inflation and interest rates impact the economies and business environments in which we operate and may impact levels of demand for our services and cost of inputs and are therefore inherent in all forward-looking statements.

Our forward-looking statements are subject to risks and uncertainties pertaining to the successful execution of our strategic priorities; operating performance; legislative and regulatory parameters; litigation; acquisitions, dispositions and other transactions and the realization of anticipated benefits therefrom (including the anticipated benefits from the Acquisitions); operational dependence on third parties; dividend policy; project approval and support; renewals of rights-of-way; weather; economic and competitive conditions; public opinion; changes in tax laws and tax rates; exchange rates; inflation; interest rates; commodity prices; access to and cost of capital; political decisions and evolving government trade policies, including potential and announced tariffs, duties, fees, economic sanctions, or other trade measures; global geopolitical conditions; the supply of, demand for and prices of commodities and other alternative energy, including but not limited to, those risks and uncertainties discussed in this Management Information Circular, our 2024 annual report on Form 10-K and in our other filings with Canadian and U.S. securities regulators. The impact of any one assumption, risk, uncertainty or factor on a particular forward-looking statement is not determinable with certainty as these are interdependent and our future course of action depends on management’s assessment of all information available at the relevant time. Except to the extent required by applicable law, Enbridge assumes no obligation to publicly update or revise any forward-looking statement made in this Management Information Circular or otherwise, whether as a result of new information, future events or otherwise. All forward-looking statements, whether written or oral, attributable to us or persons acting on our behalf, are expressly qualified in their entirety by these cautionary statements.

116	Enbridge Inc. 2025 Management Information Circular

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Security Class

Holder Account Number

– – –

Fold

This proxy is solicited by and on behalf of Management of Enbridge Inc.

Notes to proxy

1. Every shareholder has the right to appoint some other person or company of the shareholder’s choice, who need not be a shareholder of Enbridge, to attend and act on the shareholder’s behalf at the meeting or any adjournment or postponement thereof. If you wish to appoint a person or company other than the persons whose names are printed herein, please insert the name of your chosen proxyholder in the space provided on the reverse and return your proxy by mail or vote by Internet at www.investorvote.com. In addition, YOU MUST go to www.Computershare.com/EnbridgeAGM by 1:30 p.m. MDT on May 5, 2025, and provide Computershare with the required information for your chosen proxyholder so that Computershare may provide the proxyholder with a Control Number via email. This Control Number will allow your proxyholder to log into and vote at the meeting. Without a Control Number your proxyholder will only be able to log in to the meeting as a guest and will not be able to vote.

2. If your Enbridge shares are registered in the name of more than one owner (for example, joint ownership, trustees, executors, then all those registered should sign this proxy. If you are voting on behalf of a corporation or another individual, you must sign this proxy stating your signing capacity. If you are voting on behalf of a corporation, provide your name and position, e.g., ABC Inc., per John Smith, President). You may also be required to provide documentary evidence that you are authorized to sign this proxy.

3. This proxy should be signed in the exact manner as the name(s) appear(s) on the proxy.

4. If this proxy is not dated, it will be deemed to be dated the date this form was received by or on behalf of Enbridge Inc.

5. The shares represented by this proxy will be voted as directed by the shareholder; however, if such a direction is not made in respect of any matter and the management nominees named on the reverse are appointed proxyholders, this proxy will be voted as recommended by the Board of Directors of Enbridge.

6. The shares represented by this proxy will be voted for, against or withheld or abstained from voting on each of the matters described herein, as applicable, in accordance with the instructions of the shareholder on any ballot that may be called for and, if the shareholder has specified a choice with respect to any matter to be acted on, the shares will be voted accordingly.

7. This proxy confers discretionary authority in respect of amendments or variations to the matters identified in the Notice of Meeting or in respect of any other matters that may properly come before the meeting or any adjournment or postponement thereof.

8. This proxy should be read in conjunction with the accompanying documentation provided by Management, including the Management Information Circular of Enbridge.

– – – Fold

Proxies submitted must be received by 1:30 p.m., Mountain Daylight Time (MDT), on Monday, May 5, 2025.

If the meeting is postponed or adjourned, proxies submitted must be received no later than 48 hours

(excluding Saturdays, Sundays and statutory holidays) before the time the meeting is reconvened.

VOTE USING THE TELEPHONE OR INTERNET 24 HOURS A DAY 7 DAYS A WEEK!

• Call the number listed BELOW from a touch tone telephone. 1-866-732-VOTE (8683) Toll Free	• Go to the following web site: www.investorvote.com • Smartphone? Scan the QR code to vote now.	• You can enroll to receive future securityholder communications electronically by visiting www.investorcentre.com/enbridge and clicking at the bottom of the page.	• You can attend the meeting virtually by visiting the URL provided on the back of this proxy.

If you vote by telephone or the Internet, DO NOT mail back this proxy.

Voting by mail may be the only method for shares held in the name of a corporation or shares being voted on behalf of another individual.

Voting by mail or by Internet are the only methods by which a shareholder may appoint a person as proxyholder other than the Management nominees named on the reverse of this proxy. Instead of mailing this proxy, you may choose one of the two voting methods outlined above to vote this proxy.

To vote by telephone or the Internet, you will need to provide your CONTROL NUMBER listed below.

CONTROL NUMBER

          02211B

+	+

Appointment of Proxyholder I/We, being shareholder(s) of Enbridge Inc. hereby appoint: Gregory L. Ebel, President and CEO of Enbridge, or failing him, Pamela L. Carter, Chair of the Board	OR	Print the name of the person you are appointing if this person is someone other than the Management nominees listed herein.

Note: If you are appointing a proxyholder other than the Management nominees YOU MUST return your proxy by mail and go to www.Computershare.com/EnbridgeAGM by 1:30 p.m. MDT on May 5, 2025, and provide Computershare with the required information for your appointee so that Computershare may provide the appointee with a Control Number via email. This Control Number will allow your appointee to log in to and vote at the meeting. Without a Control Number your proxyholder will only be able to log in to the meeting as a guest and will not be able to vote.

as my/our proxyholder with full power of substitution to attend, act and to vote for and on behalf of the shareholder(s) in accordance with the following directions (or if no directions have been given, or if there is any variation or amendment to the below matters or any matter not set forth below properly comes before the meeting, as the proxyholder sees fit) at the Annual Meeting of shareholders of Enbridge Inc. (“Enbridge”) to be held via live audio webcast online at https://meetings.lumiconnect.com/400-324-235-700 on Wednesday, May 7, 2025, at 1:30 p.m., Mountain Daylight Time, and at any adjournment or postponement thereof.

The Board of Directors recommends voting “FOR” Items 1, 2 and 3.

Voting recommendations are indicated by highlighted text over the boxes.

1. Election of Directors	For	Against		For	Against			For	Against

01. Mayank M. Ashar	☐	☐	05. Jason B. Few	☐	☐	09. Manjit Minhas		☐	☐	– – – Fold

02. Gaurdie E. Banister	☐	☐	06. Douglas L. Foshee	☐	☐	10. Stephen S. Poloz		☐	☐

03. Susan M. Cunningham	☐	☐	07. Theresa B.Y. Jang	☐	☐	11. S. Jane Rowe		☐	☐

04. Gregory L. Ebel	☐	☐	08. Teresa S. Madden	☐	☐	12. Steven W. Williams		☐	☐

								For	Withhold

2. Appoint the auditors
Appoint PricewaterhouseCoopers LLP as auditors of Enbridge and authorize the directors to fix their remuneration								☐	☐

							For	Against	Abstain

3. Advisory vote on executive compensation Accept Enbridge’s approach to executive compensation, as disclosed in the Management Information Circular							☐	☐	☐

– – – Fold

Signature(s)		Date

Signature of Proxyholder

I/We authorize you to act in accordance with my/our instructions set out above. I/We hereby revoke any proxy previously given with respect to the meeting. If no voting instructions are indicated above and the Management nominees are appointed proxyholders, this proxy will be voted as recommended by the Board of Directors.

DD / MM / YY
If you are voting on behalf of a corporation you are required to provide your name and designation of office, e.g., ABC Inc. per John Smith, President.

Signing Capacity

Annual Financial Statements – As a registered shareholder, you will receive annual financial statements and Management’s Discussion & Analysis. If you DO NOT wish to receive these by mail, please mark this box.	☐	Interim Financial Statements – In accordance with securities regulations, shareholders may elect annually to receive interim financial statements and Management’s Discussion & Analysis. If you wish to receive these by mail, please mark this box.	☐	Note: You can access Enbridge’s financial reports on our website at enbridge.com.
If you are not mailing back your proxy, you may register online to receive the above financial report(s) by mail at www.computershare.com/enbridge.

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